                        ALTERNATIVE LOAN TRUST 2006-43CB
                                 Issuing Entity

                                FINAL TERM SHEET

                             (COUNTRYWIDE(R) LOGO)

                                  $874,833,833

                                  (APPROXIMATE)

                                   CWALT, INC.
                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.
                               SPONSOR AND SELLER

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER

     This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

     The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and none of the depositor, the issuing entity or any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

     This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

     The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                             FREE WRITING PROSPECTUS

                             DATED DECEMBER 28, 2006

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-43CB
            DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING JANUARY 25, 2007

The issuing entity will issue certificates, including the following classes of certificates, that are offered pursuant to this free writing prospectus:

                        INITIAL CLASS
                         CERTIFICATE
                       BALANCE/INITIAL    PASS-THROUGH
                     NOTIONAL AMOUNT(1)      RATE(2)
                     ------------------   ------------
Class 1-A-1            $100,000,000         6.00%(3)
Class 1-A-2            $ 10,000,000         6.00%(3)
Class 1-A-3            $ 30,000,000         5.50%
Class 1-A-4            $110,000,000         6.00%
Class 1-A-5            $    383,000         6.00%
Class 1-A-6            $ 85,917,000         6.00%
Class 1-A-7            $ 83,875,000         6.00%
Class 1-A-8(5)         $ 15,000,000         Floating
Class 1-A-9(5)         $ 15,000,000(4)      Floating
Class 1-A-10           $100,000,000         6.00%
Class 1-A-11           $  5,309,000         6.00%
Class 1-A-12           $ 92,702,000         5.75%
Class 1-A-13           $ 14,109,000         6.00%
Class 1-A-14           $ 30,000,000         5.75%
Class 1-A-15           $  5,112,583(4)      6.00%
Class 1-A-16           $ 30,000,000         6.00%
Class 1-A-17(5)        $ 15,000,000         Floating
Class 1-A-18(5)        $ 15,000,000         Floating
Class 1-A-19(5)        $ 15,000,000         Floating

                     INITIAL CLASS
                      CERTIFICATE
                    BALANCE/INITIAL    PASS-THROUGH
                  NOTIONAL AMOUNT(1)      RATE(2)
                  ------------------   ------------
Class 1-A-20(5)     $ 15,000,000         Floating
Class 1-X           $609,288,225(4)      Variable
Class 2-A-1         $ 25,558,000           6.00%
Class 2-X           $ 18,763,136(4)      Variable
Class 3-A-1         $ 98,556,000         Floating
Class 3-A-2         $  7,884,750         Floating
Class 3-A-3         $106,440,750(4)      Floating
Class 3-A-4         $  3,942,250            (6)
Class 3-X           $119,650,943(4)      Variable
Class PO            $  1,006,757            (6)
Class III-PO        $     13,276            (6)
Class A-R           $        100           6.00%
Class M             $ 12,997,100           6.00%
Class B-1           $  6,115,500           6.00%
Class B-2           $  4,204,400           6.00%
Class III-M         $  4,020,800           6.75%
Class III-B-1       $  1,859,900           6.75%
Class III-B-2       $  1,380,000           6.75%

(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5%.

(2) The classes of certificates offered by this free writing prospectus, together with their pass-through rates, the method of calculating their pass-through rates and their initial ratings, are listed in the tables under "Summary -- Description of the Certificates" beginning on page 4 of this free writing prospectus.

(3) The Class 1-A-1 and Class 1-A-2 Certificates will each have the benefit of a separate interest rate corridor contract. The Class 1-A-1 and Class 1-A-2 Certificates will be entitled to receive the yield supplement amount from payments, if any, under the applicable corridor contract on or prior to the related corridor contract termination date as described in this free writing prospectus.

(4) The Class 1-A-9, Class 1-A-15, Class 3-A-3, Class 1-X, Class 2-X and Class 3-X Certificates are interest only notional amount certificates and are not included in the aggregate class certificate balance of all of the certificates offered.

(5) The Class 1-A-17, Class 1-A-18, Class 1-A-19 and Class 1-A-20 Certificates are exchangeable for certain proportions of the Class 1-A-8 and Class 1-A-9 Certificates as described in this free writing prospectus. The Class 1-A-18 and Class 1-A-20 Certificates are interest only notional amount certificates. The maximum initial class certificate balances or notional amounts of the exchangeable certificates are set forth in the table but are not included in the aggregate class certificate balance of all of the certificates offered.

(6) The Class 3-A-4, Class PO and Class III-PO Certificates are principal only certificates and will not accrue interest.

                                     SUMMARY

ISSUING ENTITY

Alternative Loan Trust 2006-43CB, a common law trust formed under the laws of the State of New York.

DEPOSITOR

CWALT, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

SPONSOR AND SELLERS

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP

TRUSTEE

The Bank of New York

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

For any mortgage loan, the later of December 1, 2006 and the date of origination for that mortgage loan (the "cut-off date").

CLOSING DATE

On or about December 29, 2006.

THE MORTGAGE LOANS

The mortgage loans will consist of three loan groups. Loan group 1 and loan group 3 will consist primarily of 30-year conventional, fixed rate mortgage loans secured by first liens on one-to-four family residential properties. Loan group 2 will consist primarily of 15-year conventional, fixed rate mortgage loans secured by first liens on one-to-four family residential properties. All of the mortgage loans have original principal balances that conform to the guidelines of Fannie Mae and Freddie Mac.

The statistical information presented in this free writing prospectus is as of the cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be substituted for the mortgage loans that are described in this free writing prospectus. Any substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the mortgage loans in each of loan group 1, loan group 2 and loan group 3 had the following characteristics:

LOAN GROUP 1

Aggregate Current Principal Balance           $737,440,552

Geographic Concentrations in excess of 10%:
   California                                        28.58%
Weighted Average Original LTV Ratio                  67.02%
Weighted Average Mortgage Rate                       6.568%
Range of Mortgage Rates                              5.375%
                                                  to 8.125%
Average Current Principal Balance             $    221,122
Range of Current Principal Balances           $     20,000
                                               to $800,000

Weighted Average Remaining Term to Maturity     360 months

Weighted Average FICO Credit Score                     717

LOAN GROUP 2

Aggregate Current Principal Balance           $ 26,998,563

Geographic Concentrations in excess of 10%:
   Florida                                           11.96%
Weighted Average Original LTV Ratio                  62.18%
Weighted Average Mortgage Rate                       6.907%
Range of Mortgage Rates                              5.000%
                                                 to 11.500%
Average Current Principal Balance             $    109,306
Range of Current Principal Balances           $      1,364
                                               to $463,349
Weighted Average Remaining Term to Maturity     172 months
Weighted Average FICO Credit Score                     691

LOAN GROUP 3

Aggregate Current Principal Balance           $119,996,943

Geographic Concentrations in excess of 10%:
   California                                        11.76%
   Florida                                           14.10%
Weighted Average Original LTV Ratio                  77.58%
Weighted Average Mortgage Rate                       8.006%
Range of Mortgage Rates                              6.750%
                                                  to 9.750%
Average Current Principal Balance             $    190,774
Range of Current Principal Balances           $     21,600
                                               to $520,000
Weighted Average Remaining Term to Maturity     359 months
Weighted Average FICO Credit Score                     694

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue the following classes of certificates:

                   INITIAL CLASS
                    CERTIFICATE                                                  INITIAL       INITIAL      INITIAL
                 BALANCE / INITIAL                                               RATING        RATING       RATING
    CLASS       NOTIONAL AMOUNT(1)                     TYPE                    (FITCH)(2)   (MOODY'S)(2)   (S&P)(2)
    -----       ------------------                     ----                    ----------   ------------   --------
OFFERED CERTIFICATES
Class 1-A-1        $100,000,000            Senior/Variable Pass-Through            AAA           Aaa          AAA
                                       Rate/Accretion Directed/Super Senior
Class 1-A-2        $ 10,000,000            Senior/Variable Pass-Through            AAA           N/R          AAA
                                             Rate/Accretion Directed
Class 1-A-3        $ 30,000,000           Senior/Fixed Pass-Through Rate           AAA           N/R          AAA
Class 1-A-4        $110,000,000               Senior/Fixed Pass-Through            AAA           Aaa          AAA
                                       Rate/Accretion Directed/Super Senior
Class 1-A-5        $    383,000       Senior/Fixed Pass-Through Rate/Accrual       AAA           N/R          AAA
Class 1-A-6        $ 85,917,000           Senior/Fixed Pass-Through Rate           AAA           N/R          AAA
Class 1-A-7        $ 83,875,000           Senior/Fixed Pass-Through Rate           AAA           N/R          AAA
Class 1-A-8        $ 15,000,000            Senior/Floating Pass-Through            AAA           N/R          AAA
                                               Rate/Depositable(3)
Class 1-A-9        $ 15,000,000        Senior/Inverse Floating Pass-Through        AAA           N/R          AAA
                                       Rate/Interest Only/Notional Amount/
                                                  Depositable(3)
Class 1-A-10       $100,000,000           Senior/Fixed Pass-Through Rate           AAA           N/R          AAA
Class 1-A-11       $  5,309,000           Senior/Fixed Pass-Through Rate           AAA           N/R          AAA
Class 1-A-12       $ 92,702,000             Senior/Fixed Pass-Through              AAA           N/R          AAA
                                                Rate/NAS/Super Senior
Class 1-A-13       $ 14,109,000             Senior/Fixed Pass-Through              AAA           N/R          AAA
                                                 Rate/NAS/Support
Class 1-A-14       $ 30,000,000         Senior/Fixed Pass-Through Rate/NAS         AAA           N/R          AAA
Class 1-A-15       $  5,112,583      Senior/Fixed Pass-Through Rate/Interest       AAA           N/R          AAA
                                               Only/Notional Amount

                   INITIAL CLASS
                    CERTIFICATE                                                  INITIAL       INITIAL      INITIAL
                 BALANCE / INITIAL                                               RATING        RATING       RATING
    CLASS       NOTIONAL AMOUNT(1)                     TYPE                    (FITCH)(2)   (MOODY'S)(2)   (S&P)(2)
    -----       ------------------                     ----                    ----------   ------------   --------
Class 1-A-16       $ 30,000,000           Senior/Fixed Pass-Through Rate           AAA           N/R          AAA
Class 1-A-17       $ 15,000,000            Senior/Floating Pass-Through            AAA           N/R          AAA
                                               Rate/Exchangeable(3)
Class 1-A-18       $ 15,000,000        Senior/Inverse Floating Pass-Through        AAA           N/R          AAA
                                       Rate/Interest Only/Notional Amount/
                                                 Exchangeable(3)
Class 1-A-19       $ 15,000,000            Senior/Floating Pass-Through            AAA           N/R          AAA
                                               Rate/Exchangeable(3)
Class 1-A-20       $ 15,000,000        Senior/Inverse Floating Pass-Through        AAA           N/R          AAA
                                       Rate/Interest Only/Notional Amount/
                                                 Exchangeable(3)
Class 1-X          $609,288,225            Senior/Variable Pass-Through            AAA           N/R          AAA
                                        Rate/Interest Only/Notional Amount
Class 2-A-1        $ 25,558,000           Senior/Fixed Pass-Through Rate           AAA           N/R          AAA
Class 2-X          $ 18,763,136            Senior/Variable Pass-Through            AAA           N/R          AAA
                                        Rate/Interest Only/Notional Amount
Class 3-A-1        $ 98,556,000            Senior/Floating Pass-Through            AAA           N/R          AAA
                                                Rate/Super Senior
Class 3-A-2        $  7,884,750            Senior/Floating Pass-Through            AAA           N/R          AAA
                                                   Rate/Support
Class 3-A-3        $106,440,750       Senior/Inverse Floating Pass-Through         AAA           N/R          AAA
                                        Rate/Interest Only/Notional Amount
Class 3-A-4        $  3,942,250               Senior/Principal Only                AAA           N/R          AAA
Class 3-X          $119,650,943            Senior/Variable Pass-Through            AAA           N/R          AAA
                                        Rate/Interest Only/Notional Amount
Class PO           $  1,006,757          Senior/Principal Only/Component           AAA           N/R          AAA
Class III-PO       $     13,276               Senior/Principal Only                AAA           N/R          AAA
Class A-R          $        100                  Senior/Residual                   AAA           N/R          AAA
Class M            $ 12,997,100        Subordinate/Fixed Pass-Through Rate         AA            N/R          AA-

                   INITIAL CLASS
                    CERTIFICATE                                                  INITIAL       INITIAL      INITIAL
                 BALANCE / INITIAL                                               RATING        RATING       RATING
    CLASS       NOTIONAL AMOUNT(1)                     TYPE                    (FITCH)(2)   (MOODY'S)(2)   (S&P)(2)
    -----       ------------------                     ----                    ----------   ------------   --------
Class B-1          $  6,115,500        Subordinate/Fixed Pass-Through Rate          A            N/R          A-
Class B-2          $  4,204,400        Subordinate/Fixed Pass-Through Rate         BBB           N/R          BBB-
Class III-M        $  4,020,800        Subordinate/Fixed Pass-Through Rate         AA            N/R          AA-
Class III-B-1      $  1,859,900        Subordinate/Fixed Pass-Through Rate          A            N/R          A-
Class III-B-2      $  1,380,000        Subordinate/Fixed Pass-Through Rate         BBB           N/R          N/R

NON-OFFERED CERTIFICATES(4)
Class B-3          $  3,057,800        Subordinate/Fixed Pass-Through Rate
Class B-4          $  2,293,300        Subordinate/Fixed Pass-Through Rate
Class B-5          $  1,911,157        Subordinate/Fixed Pass-Through Rate
Class III-B-3      $    960,000        Subordinate/Fixed Pass-Through Rate
Class III-B-4      $    719,900        Subordinate/Fixed Pass-Through Rate
Class III-B-5      $    660,067        Subordinate/Fixed Pass-Through Rate

----------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Fitch Ratings ("Fitch"), Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"). "N/R" indicates that the agency was not asked to rate the certificates. The Class B-3, Class B-4, Class B-5, Class III-B-3, Class III-B-4 and Class III-B-5 Certificates are not offered by this free writing prospectus, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3) Certain proportions of the Class 1-A-8 and Class 1-A-9 Certificates may be deposited in exchange for certain proportions of the Class 1-A-17, Class 1-A-18, Class 1-A-19 and Class 1-A-20 Certificates as described in this free writing prospectus under "Description of the Certificates--Exchangeable Certificates." The maximum initial class certificate balance or notional amount of each of the Class 1-A-17, Class 1-A-18, Class 1-A-19 and Class 1-A-20 Certificates are set forth in the table.

(4) The Class B-3, Class B-4, Class B-5, Class III-B-3, Class III-B-4 and Class III-B-5 Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B-3, Class B-4, Class B-5, Class III-B-3, Class III-B-4 and Class III-B-5 Certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:

                RELATED LOAN                                                 INTEREST ACCRUAL
    CLASS           GROUP      PASS-THROUGH RATE   INTEREST ACCRUAL PERIOD      CONVENTION
    -----       ------------   -----------------   -----------------------   ----------------
OFFERED CERTIFICATES
Class 1-A-1           1              6.00%             25th to 24th (1)         30/360 (2)
Class 1-A-2           1              6.00%             25th to 24th (1)         30/360 (2)
Class 1-A-3           1              5.50%            calendar month (3)        30/360 (2)
Class 1-A-4           1              6.00%            calendar month (3)        30/360 (2)
Class 1-A-5           1              6.00%            calendar month (3)        30/360 (2)
Class 1-A-6           1              6.00%            calendar month (3)        30/360 (2)
Class 1-A-7           1              6.00%            calendar month (3)        30/360 (2)
Class 1-A-8           1        LIBOR + 0.45% (4)       25th to 24th (1)         30/360 (2)
Class 1-A-9           1        6.55% - LIBOR (4)       25th to 24th (1)         30/360 (2)
Class 1-A-10          1              6.00%            calendar month (3)        30/360 (2)
Class 1-A-11          1              6.00%            calendar month (3)        30/360 (2)
Class 1-A-12          1              5.75%            calendar month (3)        30/360 (2)
Class 1-A-13          1              6.00%            calendar month (3)        30/360 (2)
Class 1-A-14          1              5.75%            calendar month (3)        30/360 (2)
Class 1-A-15          1              6.00%            calendar month (3)        30/360 (2)
Class 1-A-16          1              6.00%            calendar month (3)        30/360 (2)
Class 1-A-17          1        LIBOR + 0.40% (4)       25th to 24th (1)         30/360 (2)
Class 1-A-18          1        6.60% - LIBOR (4)       25th to 24th (1)         30/360 (2)
Class 1-A-19          1        LIBOR + 0.50% (4)       25th to 24th (1)         30/360 (2)
Class 1-A-20          1        6.50% - LIBOR (4)       25th to 24th (1)         30/360 (2)
Class 2-A-1           2              6.00%            calendar month (3)        30/360 (2)
Class 3-A-1           3        LIBOR + 0.37% (4)       25th to 24th (1)         30/360 (2)
Class 3-A-2           3        LIBOR + 0.37% (4)       25th to 24th (1)         30/360 (2)
Class 3-A-3           3        6.63% - LIBOR (4)       25th to 24th (1)         30/360 (2)
Class 3-A-4           3               (5)                     N/A                   N/A
Class 1-X             1               (6)             calendar month (3)        30/360 (2)
Class 2-X             2               (7)             calendar month (3)        30/360 (2)
Class 3-X             3               (8)             calendar month (3)        30/360 (2)
Class A-R             1              6.00%            calendar month (3)        30/360 (2)
Class PO           1 and 2            (5)                     N/A                   N/A
Class III-PO          3               (5)                     N/A                   N/A
Class M            1 and 2           6.00%            calendar month (3)        30/360 (2)
Class B-1          1 and 2           6.00%            calendar month (3)        30/360 (2)
Class B-2          1 and 2           6.00%            calendar month (3)        30/360 (2)
Class III-M           3              6.75%            calendar month (3)        30/360 (2)
Class III-B-1         3              6.75%            calendar month (3)        30/360 (2)
Class III-B-2         3              6.75%            calendar month (3)        30/360 (2)

NON-OFFERED CERTIFICATES
Class B-3          1 and 2           6.00%            calendar month (3)        30/360 (2)
Class B-4          1 and 2           6.00%            calendar month (3)        30/360 (2)
Class B-5          1 and 2           6.00%            calendar month (3)        30/360 (2)
Class III-B-3         3              6.75%            calendar month (3)        30/360 (2)
Class III-B-4         3              6.75%            calendar month (3)        30/360 (2)
Class III-B-5         3              6.75%            calendar month (3)        30/360 (2)

----------
(1) The interest accrual period for any distribution date will be the one-month period commencing on the 25th day of the month prior to the month in which that distribution date occurs and ending on the 24th day of the month of that distribution date.

(2) Interest will accrue at the rate described in this table on the basis of a 360 day year divided into twelve 30 day months.

(3) The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.

(4) The pass-through rates on the LIBOR Certificates may adjust monthly based on the level of one-month LIBOR, subject to a cap. LIBOR for the related interest accrual period is calculated as described in this free writing prospectus under "Description of the Certificates - Determination of LIBOR."

(5) The Class 3-A-4, Class PO and Class III-PO Certificates are principal only certificates and are not entitled to any distributions of interest.

(6) The pass-through rate for the Class 1-X Certificates for the interest accrual period related to any distribution date will equal the weighted average of the net mortgage rates of the non-discount mortgage loans in loan group 1, weighted on the basis of the stated principal balances thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 6.00%.

(7) The pass-through rate for the Class 2-X Certificates for the interest accrual period related to any distribution date will equal the weighted average of the net mortgage rates of the non-discount mortgage loans in loan group 2, weighted on the basis of the stated principal balances thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 6.00%.

(8) The pass-through rate for the Class 3-X Certificates for the interest accrual period related to any distribution date will equal the weighted average of the net mortgage rates of the non-discount mortgage loans in loan group 3, weighted on the basis of the stated principal balances thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 6.75%.

DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

            DESIGNATION                 CLASSES/COMPONENTS OF CERTIFICATES
            -----------                 ----------------------------------
    Group 1 Senior Certificates          Class 1-A-1, Class 1-A-2, Class
                                            1-A-3, Class 1-A-4, Class
                                            1-A-5, Class 1-A-6, Class
                                            1-A-7, Class 1-A-8, Class
                                            1-A-9, Class 1-A-10, Class
                                       1-A-11, Class 1-A-12, Class 1-A-13,
                                        Class 1-A-14, Class 1-A-15, Class
                                         1-A-16, Class 1-X and Class A-R
                                      Certificates and Class PO-1 Component

    Group 2 Senior Certificates       Class 2-A-1 and Class 2-X Certificates
                                                    and Class
                                                 PO-2 Component

    Group 3 Senior Certificates       Class 3-A, Class 3-X and Class III-PO
                                                   Certificates

            DESIGNATION                 CLASSES/COMPONENTS OF CERTIFICATES
            -----------                 ----------------------------------
      Class 1-A Certificates             Class 1-A-1, Class 1-A-2, Class
                                            1-A-3, Class 1-A-4, Class
                                            1-A-5, Class 1-A-6, Class
                                            1-A-7, Class 1-A-8, Class
                                            1-A-9, Class 1-A-10, Class
                                       1-A-11, Class 1-A-12, Class 1-A-13,
                                        Class 1-A-14, Class 1-A-15, Class
                                       1-A-16, Class 1-A-17, Class 1-A-18,
                                          Class 1-A-19 and Class 1-A-20
                                                   Certificates

      Class 3-A Certificates             Class 3-A-1, Class 3-A-2, Class
                                        3-A-3 and Class 3-A-4 Certificates

 Group I Certificates or Aggregate     Group 1 Senior Certificates, Group 2
        Certificate Group I              Senior Certificates and Group I
                                            Subordinated Certificates

      Group II Certificates or        Group 3 Senior Certificates and Group
   Aggregate Certificate Group II          II Subordinated Certificates

    Group I Senior Certificates      Group 1 Senior Certificates and Group 2
                                               Senior Certificates

            DESIGNATION                 CLASSES/COMPONENTS OF CERTIFICATES
            -----------                 ----------------------------------
   Group II Senior Certificates            Group 3 Senior Certificates
    Aggregate Certificate Group      Each of the Aggregate Certificate Group
                                       I and Aggregate Certificate Group II

     Senior Certificate Group               Each of the Group 1 Senior
                                           Certificates, Group 2 Senior
                                         Certificates and Group 3 Senior
                                                   Certificates

        Senior Certificates                Group 1 Senior Certificates,
                                          Group 2 Senior Certificates and
                                            Group 3 Senior Certificates

        LIBOR Certificates           Class 1-A-8, Class 1-A-9, Class 1-A-17,
                                        Class 1-A-18, Class 1-A-19, Class
                                                  1-A-20, Class
                                        3-A-1, Class 3-A-2 and Class 3-A-3
                                                   Certificates

     Depositable Certificates              Class 1-A-8 and Class 1-A-9
                                                   Certificates

     Exchangeable Certificates          Class 1-A-17, Class 1-A-18, Class
                                       1-A-19 and Class 1-A-20 Certificates

       Class X Certificates             Class 1-X, Class 2-X and Class 3-X
                                                   Certificates

     Subordinated Certificates        Group I Subordinated Certificates and
                                        Group II Subordinated Certificates

 Group I Subordinated Certificates       Class M and Class B Certificates

Group II Subordinated Certificates         Class III-M and Class III-B
                                                   Certificates

       Class B Certificates                   Class B-1, Class B-2,
                                             Class B-3, Class B-4 and
                                              Class B-5 Certificates

     Class III-B Certificates             Class III-B-1, Class III-B-2,
                                         Class III-B-3, Class III-B-4 and
                                            Class III-B-5 Certificates

   Notional Amount Certificates          Class 1-A-9, Class 1-A-15, Class
                                        1-A-18, Class 1-A-20, Class 3-A-3,
                                        Class 1-X, Class 2-X and Class 3-X
                                                   Certificates

        Class PO Component              Class PO-1 or Class PO-2 Component
             PO Class                    Class PO-1 Component, Class PO-2
                                      Component or Class III-PO Certificates

       Offered Certificates            Senior Certificates, Class M, Class
                                        III-M, Class B-1, Class B-2, Class
                                      III-B-1 and Class III-B-2 Certificates

RECORD DATE

The last business day of the month preceding the month of that distribution date.

DENOMINATIONS

Offered Certificates (other than the Class 1-A-11 and Class A-R Certificates):

$25,000 and multiples of $1.00 in excess thereof.

Class 1-A-11 Certificates

$1,000 and multiples of $1.00 in excess thereof.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

REGISTRATION OF CERTIFICATES

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

DISTRIBUTION DATES

Beginning on January 25, 2007, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

LAST SCHEDULED DISTRIBUTION DATE

The last scheduled distribution date for the certificates (other than the Class 2-A-1 and Class 2-X Certificates) is the distribution date in

February 2037. The last scheduled distribution date for the Class 2-A-1 and Class 2-X Certificates is the distribution date in February 2022. Since the rate of distributions in reduction of the class certificate balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

INTEREST PAYMENTS

The related interest accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page 7.

On each distribution date, to the extent funds are available for the related loan group, each interest-bearing class of certificates will be entitled to receive or accrete:

- interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or notional amount, as applicable, immediately prior to that distribution date; and

-    any interest that was not paid or accreted on prior distribution dates;
     less

- any net interest shortfalls allocated to that class for that distribution date.

The Class 1-A-5 Certificates are accrual certificates. Interest will accrue on the Class 1-A-5 Certificates during each interest accrual period at a per annum rate of 6.00%. However, this accrued amount will not be distributed as interest to the Class 1-A-5 Certificates until the accrual termination date, which is the earlier of:

- the date on which the class certificate balance of each class of group I subordinated certificates is reduced to zero; and

- the distribution date on which the aggregate class certificate balance of the Class 1-A-1, Class 1-A-2 and Class 1-A-4 Certificates is reduced to zero.

This accrued and unpaid interest will be added to the class certificate balance of the Class 1-A-5 Certificates on the related distribution date.

On each distribution date, each class of outstanding exchangeable certificates will be entitled to receive a proportionate share of the amounts distributed as interest on the related depositable certificates that have been deposited.

The Class 3-A-4, Class PO and Class III-PO Certificates do not bear interest.

ALLOCATION OF NET INTEREST SHORTFALLS

For any distribution date, the interest entitlement for each class of interest-bearing certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans in the related loan group resulting from:

-    prepayments on the mortgage loans; and

- reductions in the interest rate on the related mortgage loans due to Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls for a loan group on any distribution date will be allocated pro rata among all interest-bearing classes of the related senior certificates and the related classes of subordinated certificates based on their respective entitlements (or, in the case of the group I subordinated certificates, based on interest accrued on each such subordinated class' share of the assumed balance, as described more fully under "Description of the Certificates -- Interest"), in each case before taking into account any reduction in the interest entitlements due to shortfalls.

If on any distribution date, available funds for a loan group are not sufficient to make a full distribution or accretion of the interest entitlement on the related certificates in the order described below under "-- Priority of Distributions Among Certificates", interest will be distributed or accreted on each class of related certificates of equal priority, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date.

On each distribution date, each class of outstanding exchangeable certificates will be allocated a proportionate share of the net interest shortfalls allocated to the related depositable certificates that have been deposited.

CORRIDOR CONTRACTS

The Class 1-A-1 and Class 1-A-2 Certificates will have the benefit of separate interest rate corridor contracts. On the closing date, the corridor contracts will be assigned to the trustee on behalf of a separate supplemental trust fund created under the pooling and servicing agreement.

Payments under the corridor contracts will be made to the Class 1-A-1 and Class 1-A-2 Certificates pursuant to the formulas described in "Description of the Certificates -- The Corridor Contracts" and " -- The Corridor Contract Reserve Fund" in this free writing prospectus.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus.

All payments and other amounts in respect of principal of the mortgage loans in a loan group will be allocated between the related PO Class, on the one hand, and the related senior certificates (other than the related notional amount certificates and the related PO Class) and the related subordinated certificates, on the other hand, in each case based on the applicable PO percentage and the applicable non-PO percentage, respectively, of those amounts. The non-PO percentage with respect to any mortgage loan in a loan group with a net mortgage rate less than the related required coupon will equal the net mortgage rate divided by the related required coupon and the PO percentage of that mortgage loan will equal 100% minus that non-PO percentage. With respect to a mortgage loan in a loan group with a net mortgage rate equal to or greater than the related required coupon, the non-PO percentage will be 100% and the PO percentage will be 0%. The required coupons for loan group 1, loan group 2 and loan group 3 are 6.00%, 6.00% and 6.75%, respectively. The applicable non-PO percentage of amounts in respect of principal for a loan group will be allocated to the related senior certificates (other than the related notional amount certificates and the related PO Class) as set forth below, and any remainder of that non-PO amount is allocated to the related subordinated certificates:

- in the case of scheduled principal collections, the amount allocated to the related senior certificates is based on the ratio of the aggregate class certificate balance of those senior certificates (other than the related notional amount certificates and the related PO Class) to the non-PO percentage of the principal balance of the mortgage loans in the related loan group; and

- in the case of principal prepayments, the amount allocated to the related senior certificates is based on a fixed percentage (equal to 100%) until the fifth anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

Notwithstanding the foregoing, no decrease in the senior prepayment percentage of any loan group in an aggregate loan group will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied with respect to each loan group in such aggregate loan group.

Principal will be distributed on each class of certificates entitled to receive principal payments as described below under "--Amounts Available for Distributions on the Certificates."

On each distribution date, each class of outstanding exchangeable certificates will be entitled to receive a proportionate share of the amounts distributed as principal of the related classes of depositable certificates that have been deposited.

The notional amount certificates do not have class certificate balances and are not entitled to any distributions of principal but will bear interest during each interest accrual period on their respective notional amounts.

EXCHANGING CERTIFICATES THROUGH COMBINATION AND RECOMBINATION

If you own depositable certificates, you will be able to exchange them for a proportionate interest in the exchangeable certificates as shown on Annex I. We will issue the exchangeable certificates upon such exchange. You can exchange your depositable certificates for the exchangeable certificates by notifying the trustee, depositing the correct proportions of the depositable certificates and paying an exchange fee. Principal of and interest on the applicable depositable certificates so deposited is used to pay principal of and interest on the related exchangeable certificates. Annex I lists the available combinations of the depositable certificates eligible for exchange and the exchangeable certificates.

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

The amount available for distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and generally consists of the following with respect to the mortgage loans in a loan group (after the fees and expenses described under the next heading are subtracted):

- all scheduled installments of interest and principal due and received on the mortgage loans in that loan group in the applicable period, together with any advances with respect to them;

- all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures;

- net proceeds from the liquidation of defaulted mortgage loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

-    subsequent recoveries with respect to mortgage loans in that loan group;

- partial or full prepayments with respect to mortgage loans in that loan group collected during the applicable period, together with interest paid in connection with the prepayment, other than certain excess amounts payable to the master servicer and the compensating interest; and

- any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or originator or purchased by the master servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the certificates in a certificate group on any distribution date generally will not include the following amounts with respect to the related aggregate loan group:

- the master servicing fee and additional servicing compensation due to the master servicer;

-    the trustee fee due to the trustee;

-    lender-paid mortgage insurance premiums, if any;

- the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement; and

- all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from amounts collected with respect to the mortgage loans in a loan group will reduce the amount that could have been distributed to the related certificateholders.

SERVICING COMPENSATION

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan. The master servicing fee for the mortgage loans in each loan group will equal one-twelfth of the stated principal balance of each mortgage loan multiplied by the master servicing fee rate. The master servicing fee rate for each mortgage loan will be 0.250% per annum. The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans, as described under "Servicing of Mortgage Loans--Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans" in this free writing prospectus.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges, including prepayment charges, and all reinvestment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to liquidated mortgage loans as described under "Description of the Certificates --Priority of Distributions Among Certificates".

Source and Priority of Distributions:

The master servicing fee and any additional servicing compensation will be paid to the master servicer from collections on the mortgage loans in the applicable aggregate loan group prior to any distributions on the related certificates.

PRIORITY OF DISTRIBUTIONS

Priority of Distributions Among Certificates

In general, on any distribution date, available funds for each loan group will be distributed in the following order:

- to interest on each interest-bearing class of senior certificates related to that loan group, pro rata, based on their respective interest entitlements;

- to principal of the classes of senior certificates and components relating to that loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

- to any deferred amounts payable on the PO Class related to that loan group, but only from amounts that would otherwise be distributed on that distribution date as principal of the related subordinated certificates;

- to interest on and then principal of each related subordinated certificate, in the order of their distribution priorities, beginning with the Class M or Class III-M Certificates, as applicable, in each case subject to the limitations set forth below; and

-    any remaining available amounts, to the Class A-R Certificates.

Principal

On each distribution date, the non-PO formula principal amount for each loan group will be distributed as described above under "--Priority of Distributions Among Certificates" first as principal of the related classes of senior certificates (other than the related notional amount certificates and the related PO Class) as specified below, and second as principal of the related subordinated certificates, in an amount up to the subordinated principal distribution amount for each loan group.

On each distribution date up to and including the accrual termination date, the amount of accrued interest on the Class 1-A-5 Certificates and added to its class certificate balance will be distributed as principal as and when provided in rule 2(B)(i) under "--Distributions with Respect to Loan Group 1" below.

Senior Certificates (other than the notional amount certificates and the Class PO and Class III-PO Certificates):

On each distribution date, the non-PO formula principal amount for each loan group, in each case up to the amount of the senior principal distribution amount for that loan group, will be distributed as principal of the following classes of related senior certificates:

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 1

To the following classes of certificates in the following order:

(1) to the Class A-R Certificates, until its class certificate balance is reduced to zero; and

(2) concurrently, 4.2415116748%, to the Class 1-A-16 Certificates, until its class certificate balance is reduced to zero, and 95.7584883252%, in the following order:

     (A) concurrently, to the Class 1-A-12, Class 1-A-13 and Class 1-A-14 Certificates, pro rata, the priority amount (which is zero for the first five years and will increase as described under "Description of the Certificates--Principal" in this free writing prospectus) until their respective class certificate balances are reduced to zero;

     (B) concurrently,

          (i) 40.7751200776% of the senior principal distribution amount for loan group 1 available for this rule and 100% of the Class 1-A-5 accrual amount, in the following order:

               (a) in an amount up to $766 on each distribution date, concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

               (b) in an amount up to $1,375,000 on each distribution date, to the Class 1-A-4 Certificates, until its class certificate balance is reduced to zero;

               (c) concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

               (d) sequentially, to the Class 1-A-4 and Class 1-A-5 Certificates, in that order, until their respective class certificate balances are reduced to zero;

          (ii) 39.7406768748%, in the following order:

               (a) in an amount up to $373 on each distribution date, to the Class 1-A-6 Certificates, until its class certificate balance is reduced to zero;

               (b) in an amount up to $1,288,750 on each distribution date, in the following order:

                    1. to the Class 1-A-7 Certificates, until its class certificate balance is reduced to zero; and

                    2. concurrently, to the Class 1-A-3 and Class 1-A-8 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

               (c) sequentially, to the Class 1-A-6 and Class 1-A-7 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

               (d) concurrently, to the Class 1-A-3 and Class 1-A-8 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

          (iii) 19.4842030476%, sequentially, to the Class 1-A-10 and Class 1-A-11 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

     (C) concurrently, to the Class 1-A-12, Class 1-A-13 and Class 1-A-14 Certificates, pro rata, without regard to the priority amount, until their respective class certificate balances are reduced to zero.

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 2

To the Class 2-A-1 Certificates, until its class certificate balance is reduced to zero.

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 3

Concurrently, to the Class 3-A-1, Class 3-A-2 and Class 3-A-4 Certificates, pro rata, until their respective class certificate balances are reduced to zero.

PO Classes:

On each distribution date, principal will be distributed to each PO Class, in an amount equal to the lesser of (x) the PO formula principal amount for the related loan group for that distribution date and (y) the product of:

- available funds for the related loan group remaining after distribution or accretion of interest on the senior certificates in the same certificate group; and

- a fraction, the numerator of which is the related PO formula principal amount and the denominator of which is the sum of that PO formula principal amount and the related senior principal distribution amount.

Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date and with respect to each loan group, to the extent of available funds available therefor, the non-PO formula principal amount for each loan group, up to the subordinated principal distribution amount for each loan group, will be distributed as principal of the related subordinated certificates in order of their distribution priorities, beginning with the Class M or Class III-M Certificates, as applicable, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the applicable subordinated principal distribution amount from the related aggregate loan group (based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class of subordinated certificates in an aggregate certificate group (other than the class of subordinated certificates in that aggregate certificate group then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class (referred to as a "restricted class"), the restricted class will not receive distributions of partial principal prepayments and prepayments in full from the related aggregate loan group. Instead, the portion of the partial principal prepayments and prepayments in full otherwise distributable to the restricted classes will be allocated to those related classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

ALLOCATION OF REALIZED LOSSES

On each distribution date, the amount of any realized losses on the mortgage loans in a loan group will be allocated as follows:

- the applicable PO percentage of any realized losses on a discount mortgage loan in a loan group will be allocated to the related PO Class; provided, however, that on or before the related senior credit support depletion date, (i) those realized losses will be treated as Class PO Deferred Amounts and will be paid on the related PO Class (to the extent funds are available from amounts otherwise allocable to the related subordinated principal distribution amount) before distributions of principal on the related subordinated certificates and (ii) the class certificate balance of the related class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments of those Class PO Deferred Amounts; and

- the applicable non-PO percentage of any realized losses on the mortgage loans in a loan group will be allocated in the following order of priority:

     - first, to the related subordinated certificates in the reverse order of their priority of distribution, beginning with the related class of subordinated certificates outstanding, with the lowest distribution priority until their respective class certificate balances are reduced to zero; and

     - second, concurrently to the senior certificates (other than the related notional amount certificates and the related PO Class) related to that loan group, pro rata, based upon their respective class certificate balances or in the case of the Class 1-A-5 Certificates, on the basis of the lesser of its class certificate balance immediately prior to that distribution date and its initial class certificate balance, until their class certificate balances are reduced to zero, except that (i) a portion of the non-PO percentage of any realized losses on the mortgage loans in loan group 1 that would otherwise be allocated to the Class 1-A-1, Class 1-A-4 and Class 1-A-12 Certificates will instead be allocated to the Class 1-A-13 Certificates, until its class certificate balance is reduced to zero and (ii) the non-PO percentage of any realized losses on the mortgage loans in loan group 3 that would otherwise be allocated to the Class 3-A-1 Certificates will instead be allocated to the Class 3-A-2 Certificates, until its class certificate balance is reduced to zero.

On each distribution date, the class certificate balance of each class of then-outstanding exchangeable certificates will be reduced by a proportionate share of the amount of the realized losses allocated on that distribution date to the related classes of depositable certificates that have been deposited.

In addition, if, on any distribution date, following all distributions and the allocation of realized losses, the aggregate class certificate balance of all classes of certificates in an aggregate loan group exceeds the aggregate stated principal balance of the mortgage loans in that aggregate loan group, then the class certificate balance of the related class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of the excess.

CREDIT ENHANCEMENT

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates in each aggregate certificate group will have a distribution priority over the related classes of subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, the Class M or Class III-M Certificates, as applicable, will have a distribution priority over the Class B or Class III-B Certificates, respectively. Within the Class B and Class III-B Certificates in an aggregate certificate group, each class of Class B or Class III-B Certificates will have a distribution priority over those classes of Class B or Class III-B

Certificates, if any, with a higher numerical designation.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group first, to the related classes of subordinated certificates, beginning with the related class of subordinated certificates then outstanding with the lowest distribution priority, and second to the related senior certificates (other than the related notional amount certificates) in accordance with the priorities set forth above under "-- Allocation of Realized Losses." Further, the class certificate balance of the class of subordinated certificates in an aggregate certificate group with the lowest distribution priority will be reduced by the amount of distributions on the related PO Class in reimbursement for the Class PO deferred amounts as described above under "-- Allocation of Losses."

Additionally, as described above under "-- Principal Payments," the senior prepayment percentage related to a loan group (which determines the allocation of unscheduled payments of principal between the related senior certificates and the related subordinated certificates) will exceed the related senior percentage (which represents such senior certificates' pro rata percentage interest in the mortgage loans in that loan group) for the first 9 years after the closing date. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the related aggregate loan group evidenced by the related subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the related senior certificates is intended to preserve the availability of the subordination provided by those subordinated certificates.

There is no cross-collateralization between aggregate certificate groups.

Cross-Collateralization

If on any distribution date the aggregate class certificate balance of the senior certificates of a senior certificate group related to aggregate loan group I, other than the related Class PO Component and related notional amount certificates, after giving effect to distributions to be made on that distribution date, is greater than the non-PO pool balance for that loan group (any such group, an "undercollateralized group"), all amounts otherwise distributable as principal to the group I subordinated certificates (or, following the related senior credit support depletion date, the amounts described in the following sentence) will be distributed as principal to the group I senior certificates of that undercollateralized group, other than the related Class PO Component and related notional amount certificates, until the aggregate class certificate balance of those senior certificates, other than the related Class PO Component and related notional amount certificates, of the undercollateralized group equals the non-PO pool balance for that loan group (such distribution, an "undercollateralization distribution"). If the senior certificates, other than the related Class PO Component and related notional amount certificates, of a senior certificate group in aggregate certificate group I constitute an undercollateralized group on any distribution date following the related senior credit support depletion date, undercollateralization distributions will be made from the excess of the available funds from the other loan group in aggregate loan group I remaining after all required amounts for that distribution date have been distributed to the senior certificates, other than the related Class PO Component and related notional amount certificates, of that senior certificate group.

Accordingly, the group I subordinated certificates will not receive distributions of principal until the undercollateralized group is no longer undercollateralized.

There is no cross-collateralization between aggregate certificate groups.

All distributions described in this "Cross-Collateralization" section will be made in accordance with the priorities set forth below under "Distributions on the Certificates -- Principal -- Senior Principal Distribution Amount" and "-- Subordinated Principal Distribution Amount."

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

REPURCHASE, SUBSTITUTION AND PURCHASE OF MORTGAGE LOANS

The sellers may be required to repurchase, or substitute with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans in each aggregate loan group and any real estate owned by the issuing entity related to such aggregate loan group is less than or equal to 10% of the aggregate stated principal balance of the mortgage loans in such aggregate loan group as of the cut-off date.

TAX STATUS

For federal income tax purposes, the issuing entity (other than the corridor contracts and the corridor contract reserve fund) will consist of one or more
REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The Class 1-A-1 and Class 1-A-2 Certificates will also represent the right to receive yield supplement amounts from the supplemental interest trust. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

ERISA CONSIDERATIONS

The offered certificates (other than the Class X, Class PO, Class III-PO and Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or
Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

The Class 1-A-1 and Class 1-A-2 Certificates may not be acquired or held by a person investing assets of any such plans or arrangements before the termination of the related corridor contract, unless such acquisition or holding is eligible for the exemptive relief available under one of the class exemptions or the statutory exemption.

LEGAL INVESTMENT

The senior certificates and the Class M and Class III-M Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                                THE MORTGAGE POOL

                                  LOAN GROUP 1

                                MORTGAGE RATES(1)

                                                                                       WEIGHTED             WEIGHTED
                                                         PERCENT OF                    AVERAGE   WEIGHTED   AVERAGE
                               NUMBER      AGGREGATE      MORTGAGE       AVERAGE      REMAINING   AVERAGE   ORIGINAL
                                 OF        PRINCIPAL      LOANS IN      PRINCIPAL      TERM TO     FICO     LOAN-TO-
                              MORTGAGE      BALANCE         LOAN         BALANCE       MATURITY   CREDIT     VALUE
MORTGAGE RATE (%)               LOANS     OUTSTANDING      GROUP 1   OUTSTANDING ($)   (MONTHS)    SCORE   RATIO (%)
-----------------             --------  ---------------  ----------  ---------------  ---------  --------  ---------
5.375 ......................        1   $    582,146.00      0.08%      582,146.00       360        722      80.00
5.500 ......................        1        339,000.00      0.05       339,000.00       360        597      64.69
5.625 ......................        2        591,950.00      0.08       295,975.00       359        751      78.77
5.655 ......................        1        195,300.00      0.03       195,300.00       360        620      88.37
5.875 ......................        1        200,000.00      0.03       200,000.00       360        767      37.38
6.000 ......................        4      1,690,200.00      0.23       422,550.00       360        747      77.08
6.125 ......................        5      1,096,094.96      0.15       219,218.99       358        738      64.95
6.130 ......................        6      1,202,805.01      0.16       200,467.50       360        660      94.83
6.135 ......................        2        318,300.00      0.04       159,150.00       360        712      86.31
6.150 ......................        1         79,185.00      0.01        79,185.00       360        707      93.16
6.155 ......................       22      3,677,686.75      0.50       167,167.58       360        699      88.83
6.160 ......................        1         94,200.00      0.01        94,200.00       360        644      89.71
6.170 ......................        7      1,291,050.00      0.18       184,435.71       360        679      93.60
6.175 ......................        1        104,500.00      0.01       104,500.00       360        652      95.00
6.180 ......................        7        899,150.00      0.12       128,450.00       360        684      89.00
6.190 ......................        4        804,265.00      0.11       201,066.25       360        718      88.44
6.200 ......................        1         77,400.00      0.01        77,400.00       360        679      90.00
6.205 ......................        4        926,300.00      0.13       231,575.00       360        671      89.93
6.210 ......................        3        632,600.00      0.09       210,866.67       360        769      91.61
6.240 ......................        3        611,644.21      0.08       203,881.40       360        777      90.00
6.250 ......................      487    112,353,323.81     15.24       230,704.98       359        721      62.44
6.255 ......................        2        385,225.57      0.05       192,612.79       359        685      92.11
6.280 ......................        2        501,000.00      0.07       250,500.00       360        737      93.65
6.285 ......................        1        330,715.00      0.04       330,715.00       360        701      86.57
6.295 ......................        2        366,600.00      0.05       183,300.00       360        727      86.25

                                                                                       WEIGHTED             WEIGHTED
                                                         PERCENT OF                    AVERAGE   WEIGHTED   AVERAGE
                               NUMBER      AGGREGATE      MORTGAGE       AVERAGE      REMAINING   AVERAGE   ORIGINAL
                                 OF        PRINCIPAL      LOANS IN      PRINCIPAL      TERM TO     FICO     LOAN-TO-
                              MORTGAGE      BALANCE         LOAN         BALANCE       MATURITY   CREDIT     VALUE
MORTGAGE RATE (%)               LOANS     OUTSTANDING      GROUP 1   OUTSTANDING ($)   (MONTHS)    SCORE   RATIO (%)
-----------------             --------  ---------------  ----------  ---------------  ---------  --------  ---------
6.300 ......................        1        387,000.00      0.05       387,000.00       360        734      86.97
6.310 ......................        2        704,000.00      0.10       352,000.00       360        717      86.39
6.330 ......................        3        380,700.00      0.05       126,900.00       360        679      89.07
6.335 ......................        1         71,250.00      0.01        71,250.00       360        816      95.00
6.360 ......................        1        243,000.00      0.03       243,000.00       360        755      90.00
6.375 ......................      588    136,106,161.94     18.46       231,473.06       360        725      64.60
6.380 ......................        8      1,274,605.49      0.17       159,325.69       360        674      94.37
6.385 ......................        2        185,675.00      0.03        92,837.50       360        728      94.97
6.390 ......................        1        220,500.00      0.03       220,500.00       360        723      90.00
6.410 ......................        1        216,000.00      0.03       216,000.00       360        682      90.00
6.420 ......................        5      1,119,847.37      0.15       223,969.47       360        684      93.90
6.430 ......................        1         76,500.00      0.01        76,500.00       360        684      90.00
6.435 ......................        2        441,000.00      0.06       220,500.00       360        685      90.00
6.440 ......................        1        126,270.00      0.02       126,270.00       360        739      90.00
6.445 ......................        2        436,500.00      0.06       218,250.00       360        692      88.35
6.455 ......................        4        750,610.00      0.10       187,652.50       360        679      89.80
6.460 ......................        3        659,300.00      0.09       219,766.67       360        766      94.20
6.490 ......................        1        230,850.00      0.03       230,850.00       360        708      90.00
6.495 ......................        3        712,583.01      0.10       237,527.67       360        708      89.71
6.500 ......................      625    145,378,205.33     19.71       232,605.13       360        721      65.21
6.505 ......................       10      1,331,068.46      0.18       133,106.85       360        662      94.26
6.530 ......................        2        351,500.00      0.05       175,750.00       360        743      94.49
6.545 ......................        8        985,309.87      0.13       123,163.73       360        663      93.78
6.555 ......................        1         94,500.00      0.01        94,500.00       360        692      90.00
6.560 ......................        1        187,500.00      0.03       187,500.00       360        695      86.01
6.565 ......................        3        448,200.00      0.06       149,400.00       360        751      90.00
6.580 ......................        3        372,100.00      0.05       124,033.33       360        699      89.05
6.585 ......................        3        415,957.00      0.06       138,652.33       360        710      95.00
6.590 ......................        1        192,000.00      0.03       192,000.00       360        684      93.20
6.595 ......................        1         41,220.00      0.01        41,220.00       360        648      90.00
6.600 ......................        2        171,505.14      0.02        85,752.57       359        712      94.30
6.605 ......................        4        979,782.30      0.13       244,945.58       360        645      88.91
6.610 ......................        3        941,500.00      0.13       313,833.33       360        674      89.25
6.620 ......................        4        322,160.70      0.04        80,540.18       340        665      90.04
6.625 ......................      514    114,270,355.95     15.50       222,315.87       360        723      66.02
6.630 ......................       12      2,548,410.18      0.35       212,367.52       360        657      94.32

                                                                                       WEIGHTED             WEIGHTED
                                                         PERCENT OF                    AVERAGE   WEIGHTED   AVERAGE
                               NUMBER      AGGREGATE      MORTGAGE       AVERAGE      REMAINING   AVERAGE   ORIGINAL
                                 OF        PRINCIPAL      LOANS IN      PRINCIPAL      TERM TO     FICO     LOAN-TO-
                              MORTGAGE      BALANCE         LOAN         BALANCE       MATURITY   CREDIT     VALUE
MORTGAGE RATE (%)               LOANS     OUTSTANDING      GROUP 1   OUTSTANDING ($)   (MONTHS)    SCORE   RATIO (%)
-----------------             --------  ---------------  ----------  ---------------  ---------  --------  ---------
6.635 ......................        9      1,816,000.00      0.25       201,777.78       360        660      89.73
6.640 ......................        3        362,700.00      0.05       120,900.00       360        732      90.00
6.645 ......................        1         88,928.83      0.01        88,928.83       359        661      86.41
6.650 ......................        2        207,030.00      0.03       103,515.00       360        640      94.11
6.655 ......................       13      1,750,018.43      0.24       134,616.80       360        660      89.37
6.660 ......................        9      1,442,025.00      0.20       160,225.00       360        673      88.97
6.670 ......................        7      1,115,583.10      0.15       159,369.01       360        661      93.23
6.675 ......................        2        284,550.00      0.04       142,275.00       360        715      88.71
6.680 ......................        2        251,000.00      0.03       125,500.00       360        688      89.65
6.690 ......................        1        206,830.32      0.03       206,830.32       359        770      90.00
6.695 ......................        2        499,000.00      0.07       249,500.00       359        669      84.02
6.705 ......................        2        316,791.00      0.04       158,395.50       360        669      90.00
6.710 ......................        6      1,255,405.00      0.17       209,234.17       360        756      94.00
6.720 ......................        1        377,100.00      0.05       377,100.00       360        636      90.00
6.730 ......................        1        158,000.00      0.02       158,000.00       360        719      89.77
6.735 ......................        2        355,275.00      0.05       177,637.50       360        693      90.00
6.740 ......................        1        157,500.00      0.02       157,500.00       360        791      90.00
6.745 ......................        1         81,000.00      0.01        81,000.00       360        639      87.10
6.750 ......................      524    116,452,842.67     15.79       222,238.25       360        717      66.11
6.755 ......................        3        432,371.90      0.06       144,123.97       360        711      93.57
6.760 ......................        4      1,002,450.00      0.14       250,612.50       360        693      89.43
6.780 ......................        3        447,100.00      0.06       149,033.33       360        695      94.53
6.785 ......................        1        280,575.45      0.04       280,575.45       359        642      90.00
6.810 ......................        2        482,100.00      0.07       241,050.00       360        671      89.78
6.815 ......................        1        234,000.00      0.03       234,000.00       360        767      90.00
6.830 ......................        1        104,400.00      0.01       104,400.00       360        712      90.00
6.835 ......................        3        279,015.00      0.04        93,005.00       360        741      95.00
6.865 ......................        1        185,400.00      0.03       185,400.00       360        710      90.00
6.875 ......................      188     38,405,579.53      5.21       204,285.00       360        693      66.38
6.880 ......................       11      1,724,625.00      0.23       156,784.09       360        694      94.18
6.885 ......................        1         79,800.00      0.01        79,800.00       360        665      95.00
6.900 ......................        1        285,000.00      0.04       285,000.00       360        655      95.00
6.915 ......................        1        175,000.00      0.02       175,000.00       360        694      89.74
6.920 ......................        3        311,100.00      0.04       103,700.00       360        676      94.28
6.935 ......................        3        689,000.00      0.09       229,666.67       360        694      89.48
6.945 ......................        1        199,598.01      0.03       199,598.01       359        747      85.00

                                                                                       WEIGHTED             WEIGHTED
                                                         PERCENT OF                    AVERAGE   WEIGHTED   AVERAGE
                               NUMBER      AGGREGATE      MORTGAGE       AVERAGE      REMAINING   AVERAGE   ORIGINAL
                                 OF        PRINCIPAL      LOANS IN      PRINCIPAL      TERM TO     FICO     LOAN-TO-
                              MORTGAGE      BALANCE         LOAN         BALANCE       MATURITY   CREDIT     VALUE
MORTGAGE RATE (%)               LOANS     OUTSTANDING      GROUP 1   OUTSTANDING ($)   (MONTHS)    SCORE   RATIO (%)
-----------------             --------  ---------------  ----------  ---------------  ---------  --------  ---------
6.960 ......................        2        288,331.10      0.04       144,165.55       358        727      93.70
6.965 ......................        2        579,813.30      0.08       289,906.65       360        669      90.00
6.970 ......................        2        419,812.00      0.06       209,906.00       360        733      90.87
6.975 ......................        1        174,800.00      0.02       174,800.00       360        668      95.00
6.995 ......................        3        398,887.09      0.05       132,962.36       360        717      88.70
7.000 ......................       94     18,257,887.46      2.48       194,232.85       360        698      71.37
7.005 ......................        3        313,975.00      0.04       104,658.33       360        704      95.00
7.010 ......................        2        477,149.45      0.06       238,574.73       360        707      93.80
7.030 ......................        1         86,940.00      0.01        86,940.00       360        638      90.00
7.045 ......................        2        238,450.00      0.03       119,225.00       360        723      95.00
7.060 ......................        2        301,500.00      0.04       150,750.00       360        679      90.00
7.085 ......................        3        351,294.65      0.05       117,098.22       360        758      95.00
7.110 ......................        1         76,443.23      0.01        76,443.23       359        607      90.00
7.255 ......................        1        104,400.00      0.01       104,400.00       360        689      95.00
7.385 ......................        1        151,905.00      0.02       151,905.00       360        705      95.00
                                -----   ---------------    ------
   TOTAL ...................    3,335   $737,440,551.57    100.00%
                                =====   ===============    ======

----------
(1) The lender acquired mortgage insurance mortgage loans in loan group 1 are shown in the preceding table at the mortgage rates net of interest premium charged by the related lenders. As of the cut-off date, the weighted average mortgage rate of the mortgage loans in loan group 1 (net of such premiums) was approximately 6.529% per annum. Without the adjustment, the weighted average mortgage rate of the mortgage loans in loan group 1 was approximately 6.568% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                          PERCENT                          WEIGHTED            WEIGHTED
                                                            OF       AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                               NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE  ORIGINAL
RANGE OF                         OF        PRINCIPAL       LOANS     BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO
CURRENT MORTGAGE              MORTGAGE      BALANCE       IN LOAN  OUTSTANDING  MORTGAGE   MATURITY   CREDIT    -VALUE
LOAN PRINCIPAL BALANCES ($)     LOANS     OUTSTANDING     GROUP 1      ($)      RATE (%)   (MONTHS)    SCORE   RATIO(%)
---------------------------   --------  ---------------  --------  -----------  --------  ---------  --------  --------
      0.01 -  50,000.00.....       30   $  1,295,784.62     0.18%    43,192.82    6.647      360        713      44.90
 50,000.01 - 100,000.00.....      302     24,609,616.29     3.34     81,488.80    6.689      358        713      60.08
100,000.01 - 150,000.00.....      590     75,753,343.56    10.27    128,395.50    6.632      359        715      67.04
150,000.01 - 200,000.00.....      716    126,311,570.50    17.13    176,412.81    6.599      360        713      66.01
200,000.01 - 250,000.00.....      560    126,270,949.27    17.12    225,483.84    6.570      360        716      67.65
250,000.01 - 300,000.00.....      425    117,451,499.13    15.93    276,356.47    6.538      360        717      66.39
300,000.01 - 350,000.00.....      306     99,347,359.90    13.47    324,664.57    6.542      359        723      68.05
350,000.01 - 400,000.00.....      220     82,811,371.79    11.23    376,415.33    6.551      360        718      70.56
400,000.01 - 450,000.00.....      137     56,896,656.01     7.72    415,304.06    6.535      359        718      66.03
450,000.01 - 500,000.00.....       18      8,635,700.00     1.17    479,761.11    6.450      360        734      68.00
500,000.01 - 550,000.00.....       11      5,723,900.00     0.78    520,354.55    6.512      360        737      65.22
550,000.01 - 600,000.00.....        9      5,141,548.65     0.70    571,283.18    6.428      360        710      67.85
600,000.01 - 650,000.00.....        9      5,618,251.85     0.76    624,250.21    6.583      360        711      62.97
750,000.01 - 1,000,000.00...        2      1,573,000.00     0.21    786,500.00    6.307      360        721      67.82
                                -----   ---------------   ------
   TOTAL....................    3,335   $737,440,551.57   100.00%
                                =====   ===============   ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the mortgage loans in loan group 1 was approximately $221,122.

                              FICO CREDIT SCORES(1)

                                                          PERCENT                          WEIGHTED            WEIGHTED
                                                            OF       AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                               NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE  ORIGINAL
                                 OF        PRINCIPAL       LOANS     BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO
RANGE OF                      MORTGAGE      BALANCE       IN LOAN  OUTSTANDING  MORTGAGE   MATURITY   CREDIT    -VALUE
FICO CREDIT SCORES              LOANS     OUTSTANDING     GROUP 1      ($)      RATE (%)   (MONTHS)    SCORE   RATIO(%)
------------------            --------  ---------------  --------  -----------  --------  ---------  --------  --------
619 and below...............       22   $  4,936,845.92     0.67%   224,402.09    6.621      359        611      73.02
620 - 639...................      234     52,345,909.88     7.10    223,700.47    6.629      359        631      66.62
640 - 659...................      288     59,812,915.77     8.11    207,683.74    6.628      360        649      67.20
660 - 679...................      389     82,108,692.34    11.13    211,076.33    6.608      360        670      65.35
680 - 699...................      367     80,020,213.41    10.85    218,038.73    6.609      360        689      66.12
700 - 719...................      420     92,927,317.49    12.60    221,255.52    6.573      359        709      65.52
720 and above...............    1,561    355,119,822.88    48.16    227,495.08    6.529      360        762      67.81
Not Available...............       54     10,168,833.88     1.38    188,311.74    6.547      359        N/A      71.88
                                -----   ---------------   ------
   TOTAL....................    3,335   $737,440,551.57   100.00%
                                =====   ===============   ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the mortgage loans in loan group 1 was approximately 717.

                             DOCUMENTATION PROGRAMS

                                                          PERCENT                          WEIGHTED            WEIGHTED
                                                            OF       AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                               NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE  ORIGINAL
                                 OF        PRINCIPAL       LOANS     BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO
                              MORTGAGE      BALANCE       IN LOAN  OUTSTANDING  MORTGAGE   MATURITY   CREDIT    -VALUE
TYPE OF PROGRAM                 LOANS     OUTSTANDING     GROUP 1      ($)      RATE (%)   (MONTHS)    SCORE   RATIO(%)
---------------               --------  ---------------  --------  -----------  --------  ---------  --------  --------
CLUES Plus .................        9   $  1,746,975.53     0.24%   194,108.39    6.673      360        675      68.64
Full/Alternative ...........      841    171,334,432.53    23.23    203,727.03    6.608      360        710      71.68
No Income/No Asset .........      369     74,872,633.82    10.15    202,906.87    6.555      360        707      56.90
No Ratio ...................      228     51,677,144.81     7.01    226,654.14    6.548      360        721      59.82
Preferred ..................      377     88,093,206.02    11.95    233,668.98    6.564      360        756      65.49
Reduced ....................    1,250    295,233,182.35    40.03    236,186.55    6.550      360        715      68.48
Stated Income/Stated
   Asset ...................      142     31,630,985.51     4.29    222,753.42    6.676      359        693      65.80
Streamlined ................      119     22,851,991.00     3.10    192,033.54    6.452      356        716      70.16
                                -----   ---------------   ------
   TOTAL ...................    3,335   $737,440,551.57   100.00%
                                =====   ===============   ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                          PERCENT                          WEIGHTED            WEIGHTED
                                                            OF       AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                               NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE  ORIGINAL
                                 OF        PRINCIPAL       LOANS     BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO
RANGE OF ORIGINAL             MORTGAGE      BALANCE       IN LOAN  OUTSTANDING  MORTGAGE   MATURITY   CREDIT    -VALUE
LOAN-TO-VALUE RATIOS (%)        LOANS     OUTSTANDING     GROUP 1      ($)      RATE (%)   (MONTHS)    SCORE   RATIO(%)
------------------------      --------  ---------------  --------  -----------  --------  ---------  --------  --------
50.00 and below ............      729   $138,368,774.37    18.76%  189,806.27     6.504      360        719      39.32
50.01 - 55.00 ..............      202     46,781,958.98     6.34   231,593.86     6.499      360        716      52.70
55.01 - 60.00 ..............      208     52,493,646.84     7.12   252,373.30     6.509      360        706      57.89
60.01 - 65.00 ..............      247     62,336,857.04     8.45   252,375.94     6.528      360        707      62.84
65.01 - 70.00 ..............      225     56,571,100.32     7.67   251,427.11     6.539      359        707      68.23
70.01 - 75.00 ..............      259     63,237,579.18     8.58   244,160.54     6.574      359        716      73.62
75.01 - 80.00 ..............    1,090    251,701,540.62    34.13   230,918.84     6.534      360        729      79.69
80.01 - 85.00 ..............       18      3,820,455.69     0.52   212,247.54     6.763      360        709      83.68
85.01 - 90.00 ..............      202     37,438,676.61     5.08   185,339.98     6.924      360        698      89.27
90.01 - 95.00 ..............      154     24,516,740.92     3.32   159,199.62     7.124      360        696      94.24
95.01 - 100.00 .............        1        173,221.00     0.02   173,221.00     6.375      360        631      97.49
                                -----   ---------------   ------
   TOTAL ...................    3,335   $737,440,551.57   100.00%
                                =====   ===============   ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the mortgage loans in loan group 1 was approximately 67.02%.

(2) Does not take into account any secondary financing on the mortgage loans in loan group 1 that may exist at the time of origination.

                  COMBINED ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                          PERCENT                          WEIGHTED            WEIGHTED
                                                            OF       AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                               NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE  ORIGINAL
                                 OF        PRINCIPAL       LOANS     BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO
RANGE OF COMBINED ORIGINAL    MORTGAGE      BALANCE       IN LOAN  OUTSTANDING  MORTGAGE   MATURITY   CREDIT    -VALUE
LOAN-TO-VALUE RATIOS (%)        LOANS     OUTSTANDING     GROUP 1      ($)      RATE (%)   (MONTHS)    SCORE   RATIO(%)
--------------------------    --------  ---------------  --------  -----------  --------  ---------  --------  --------
50.00 and below ............      703   $132,671,534.11    17.99%   188,721.95    6.504      360        718      39.19
50.01 - 55.00 ..............      201     45,726,733.98     6.20    227,496.19    6.501      360        715      52.41
55.01 - 60.00 ..............      201     49,900,404.00     6.77    248,260.72    6.511      360        704      57.57
60.01 - 65.00 ..............      227     56,446,009.48     7.65    248,660.83    6.521      360        706      62.73
65.01 - 70.00 ..............      195     49,346,145.91     6.69    253,057.16    6.524      359        705      67.50
70.01 - 75.00 ..............      226     56,073,761.04     7.60    248,113.99    6.580      359        718      72.55
75.01 - 80.00 ..............      380     90,170,901.85    12.23    237,291.85    6.549      360        713      78.19
80.01 - 85.00 ..............       36      8,250,056.94     1.12    229,168.25    6.723      360        710      78.34
85.01 - 90.00 ..............      318     65,661,836.14     8.90    206,483.76    6.775      360        707      83.15
90.01 - 95.00 ..............      261     49,515,057.68     6.71    189,712.86    6.830      360        713      85.32
95.01 - 100.00 .............      587    133,678,110.44    18.13    227,731.02    6.513      360        741      79.55
                                -----   ---------------   ------
   TOTAL ...................    3,335   $737,440,551.57   100.00%
                                =====   ===============   ======

----------
(1) As of the cut-off date, the weighted average combined original Loan-to-Value Ratio of the mortgage loans in loan group 1 was approximately 72.24%.

(2) Does not take into account any secondary financing on the mortgage loans in loan group 1 that may exist at the time of origination.

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                          PERCENT                          WEIGHTED            WEIGHTED
                                                            OF       AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                               NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE  ORIGINAL
                                 OF        PRINCIPAL       LOANS     BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO
                              MORTGAGE      BALANCE       IN LOAN  OUTSTANDING  MORTGAGE   MATURITY   CREDIT    -VALUE
STATE                           LOANS     OUTSTANDING     GROUP 1      ($)      RATE (%)   (MONTHS)    SCORE   RATIO(%)
-----                         --------  ---------------  --------  -----------  --------  ---------  --------  --------
Arizona ....................      162   $ 33,474,194.95     4.54%   206,630.83    6.552      360        723      67.73
California .................      777    210,775,622.48    28.58    271,268.50    6.518      360        717      61.13
Colorado ...................      110     23,170,148.54     3.14    210,637.71    6.574      360        734      70.78
Florida ....................      358     71,679,319.37     9.72    200,221.56    6.570      359        713      66.80
Georgia ....................       87     17,308,041.21     2.35    198,943.00    6.635      360        718      75.12
Hawaii .....................       49     19,042,358.50     2.58    388,619.56    6.476      360        705      61.76
Illinois ...................       85     17,048,135.83     2.31    200,566.30    6.705      360        722      71.72
Massachusetts ..............       68     18,126,663.23     2.46    266,568.58    6.610      360        706      64.98
Nevada .....................       92     21,393,580.66     2.90    232,538.92    6.531      360        725      71.94
New Jersey .................       87     22,229,750.36     3.01    255,514.37    6.582      360        717      61.26
New York ...................       67     18,029,673.86     2.44    269,099.61    6.546      359        706      57.38
Oregon .....................       91     18,666,754.52     2.53    205,129.17    6.557      360        723      69.51
Texas ......................      170     27,415,435.37     3.72    161,267.27    6.592      360        726      75.71
Utah .......................       79     15,967,837.59     2.17    202,124.53    6.550      360        722      74.10
Virginia ...................       82     19,256,231.14     2.61    234,832.09    6.565      360        719      65.76
Washington .................      129     30,707,358.07     4.16    238,041.54    6.502      360        729      68.76
Other (less than 2%) .......      842    153,149,445.89    20.77    181,887.70    6.642      359        713      72.46
                                -----   ---------------   ------
   TOTAL ...................    3,335   $737,440,551.57   100.00%
                                =====   ===============   ======

----------
(1) The Other row in the preceding table includes 32 other states and the District of Columbia with under 2% concentrations individually. As of the cut-off date, no more than approximately 0.367% of the mortgage loans in loan group 1 were secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                          PERCENT                           WEIGHTED
                                                             OF       AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                                            AGGREGATE     MORTGAGE   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                              NUMBER OF     PRINCIPAL     LOANS IN    BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
                               MORTGAGE      BALANCE        LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
LOAN PURPOSE                    LOANS      OUTSTANDING     GROUP 1      ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------                  ---------  ---------------  --------  -----------  --------  ---------  --------  -------------
Refinance (cash-out) .......    1,499    $330,736,619.66    44.85%   220,638.17    6.553      359        703        60.34
Purchase ...................    1,220     269,847,236.59    36.59    221,186.26    6.562      360        737        74.73
Refinance (rate/term) ......      616     136,856,695.32    18.56    222,169.96    6.618      359        712        67.96
                                -----    ---------------   ------
   TOTAL ...................    3,335    $737,440,551.57   100.00%
                                =====    ===============   ======

                          TYPES OF MORTGAGED PROPERTIES

                                                          PERCENT                           WEIGHTED
                                                             OF       AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                                            AGGREGATE     MORTGAGE   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                              NUMBER OF     PRINCIPAL     LOANS IN    BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
                               MORTGAGE      BALANCE        LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
PROPERTY TYPE                   LOANS      OUTSTANDING     GROUP 1      ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
-------------                 ---------  ---------------  --------  -----------  --------  ---------  --------  -------------
2-4 Family Residence .......      200    $ 59,240,045.60     8.03%   296,200.23    6.582      360        725        63.45
Condominium Hotel ..........        5         926,042.14     0.13    185,208.43    6.619      360        770        51.89
Cooperative ................        1         200,000.00     0.03    200,000.00    5.875      360        767        37.38
High-rise Condominium ......       22       5,550,560.00     0.75    252,298.18    6.537      360        715        61.42
Low-rise Condominium .......      202      39,887,391.04     5.41    197,462.33    6.624      360        727        67.32
Planned Unit Development ...      731     165,675,006.05    22.47    226,641.60    6.542      359        725        70.85
Single Family Residence ....    2,174     465,961,506.74    63.19    214,333.72    6.572      360        712        66.20
                                -----    ---------------   ------
   TOTAL ...................    3,335    $737,440,551.57   100.00%
                                =====    ===============   ======

                               OCCUPANCY TYPES(1)

                                                          PERCENT                           WEIGHTED
                                                             OF       AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                                            AGGREGATE     MORTGAGE   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                              NUMBER OF     PRINCIPAL     LOANS IN    BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
                               MORTGAGE      BALANCE        LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
OCCUPANCY TYPE                  LOANS      OUTSTANDING     GROUP 1      ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
--------------                ---------  ---------------  --------  -----------  --------  ---------  --------  -------------
Investment Property ........      347    $ 71,698,779.59     9.72%   206,624.73    6.610      360        733        59.64
Primary Residence ..........    2,813     630,009,979.52    85.43    223,963.73    6.562      360        715        67.95
Secondary Residence ........      175      35,731,792.46     4.85    204,181.67    6.601      360        733        65.46
                                -----    ---------------   ------
   TOTAL ...................    3,335    $737,440,551.57   100.00%
                                =====    ===============   ======

---------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                          PERCENT
                                                             OF       AVERAGE              WEIGHTED     WEIGHTED
                                            AGGREGATE     MORTGAGE   PRINCIPAL   WEIGHTED   AVERAGE     AVERAGE
                              NUMBER OF     PRINCIPAL     LOANS IN    BALANCE     AVERAGE    FICO       ORIGINAL
REMAINING TERM                 MORTGAGE      BALANCE        LOAN    OUTSTANDING  MORTGAGE   CREDIT   LOAN-TO-VALUE
TO MATURITY (MONTHS)            LOANS      OUTSTANDING     GROUP 1      ($)      RATE (%)    SCORE     RATIO (%)
--------------------          ---------  ---------------  --------  -----------  --------  --------  -------------
360 ........................    2,700    $599,798,075.48    81.34%   222,147.44    6.557      719        66.89
359 ........................      540     118,424,599.48    16.06    219,304.81    6.609      710        67.58
358 ........................       63      13,300,018.81     1.80    211,111.41    6.677      717        67.73
357 ........................       10       2,324,710.40     0.32    232,471.04    6.817      708        62.50
356 ........................        3         658,374.40     0.09    219,458.13    6.530      760        81.68
355 ........................        1          91,135.00     0.01     91,135.00    6.750      762        80.00
354 ........................        2         536,368.00     0.07    268,184.00    6.709      739        67.71
353 ........................        1         225,000.00     0.03    225,000.00    6.250      648        56.96
352 ........................        1          94,928.40     0.01     94,928.40    6.750      664        80.00
350 ........................        1          79,307.25     0.01     79,307.25    6.875      649        80.00
345 ........................        1          96,000.00     0.01     96,000.00    6.125      673        25.26
343 ........................        1         219,060.35     0.03    219,060.35    6.250      715        52.47
300 ........................        4         704,500.00     0.10    176,125.00    6.250      650        66.28
240 ........................        7         888,474.00     0.12    126,924.86    6.476      708        75.79
                                -----    ---------------   ------
   TOTAL ...................    3,335    $737,440,551.57   100.00%
                                =====    ===============   ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the mortgage loans in loan group 1 was approximately 360 months.

                      INTEREST-ONLY PERIODS AT ORIGINATION

                                                          PERCENT                           WEIGHTED
                                                             OF       AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                            AGGREGATE     MORTGAGE   PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
                              NUMBER OF     PRINCIPAL     LOANS IN    BALANCE     CURRENT   TERM TO     FICO       ORIGINAL
INTEREST ONLY PERIOD           MORTGAGE      BALANCE        LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
(MONTHS)                        LOANS      OUTSTANDING     GROUP 1      ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
--------------------          ---------  ---------------  --------  -----------  --------  ---------  --------  -------------
0 ..........................    1,867    $368,919,538.42    50.03%   197,600.18    6.621      359        706        66.52
120 ........................    1,387     349,891,354.15    47.45    252,264.86    6.514      360        728        67.81
180 ........................       81      18,629,659.00     2.53    229,995.79    6.528      360        735        62.08
                                -----    ---------------   ------
   TOTAL ...................    3,335    $737,440,551.57   100.00%
                                =====    ===============   ======

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                          PERCENT                           WEIGHTED
                                                             OF       AVERAGE    WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                            AGGREGATE     MORTGAGE   PRINCIPAL    AVERAGE  REMAINING   AVERAGE     AVERAGE
                              NUMBER OF     PRINCIPAL     LOANS IN    BALANCE     CURRENT   TERM TO     FICO       ORIGINAL
PREPAYMENT CHARGE PERIOD       MORTGAGE      BALANCE        LOAN    OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
(MONTHS)                        LOANS      OUTSTANDING     GROUP 1      ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------------------      ---------  ---------------  --------  -----------  --------  ---------  --------  -------------
0 ..........................    2,793    $627,641,997.68    85.11%   224,719.66    6.553      360        720        66.22
3 ..........................        1         149,368.00     0.02    149,368.00    6.625      359        694        63.62
6 ..........................        3         308,929.21     0.04    102,976.40    6.630      359        725        63.61
12 .........................       35       6,452,797.99     0.88    184,365.66    6.800      359        707        72.03
24 .........................        1         214,000.00     0.03    214,000.00    6.500      360        715        78.68
36 .........................      153      32,824,439.67     4.45    214,538.82    6.693      359        693        72.10
60 .........................      349      69,849,019.02     9.47    200,140.46    6.626      360        704        71.32
                                -----    ---------------   ------
   TOTAL ...................    3,335    $737,440,551.57   100.00%
                                =====    ===============   ======

                                  LOAN GROUP 2

                                MORTGAGE RATES(1)

                                                         PERCENT                WEIGHTED            WEIGHTED
                                                           OF       AVERAGE     AVERAGE   WEIGHTED   AVERAGE
                               NUMBER      AGGREGATE    MORTGAGE   PRINCIPAL   REMAINING   AVERAGE  ORIGINAL
                                 OF        PRINCIPAL      LOANS     BALANCE     TERM TO     FICO     LOAN-TO
                              MORTGAGE      BALANCE      IN LOAN  OUTSTANDING   MATURITY   CREDIT    -VALUE
MORTGAGE RATE (%)               LOANS     OUTSTANDING    GROUP 2      ($)       (MONTHS)    SCORE   RATIO(%)
-----------------             --------  --------------  --------  -----------  ---------  --------  --------
5.000 ......................       1    $    55,045.27     0.20%    55,045.27     110        806      57.84
5.125 ......................       1        299,600.00     1.11    299,600.00     180        N/A      80.00
5.500 ......................       1        122,617.53     0.45    122,617.53     101        756      35.44
5.625 ......................       1        157,600.00     0.58    157,600.00     180        732      80.00
5.630 ......................       1         88,757.94     0.33     88,757.94     179        655      90.20
5.675 ......................       1        158,100.00     0.59    158,100.00     180        624      93.00
5.750 ......................       3        489,121.34     1.81    163,040.45     176        704      61.88
5.875 ......................       7      1,354,975.15     5.02    193,567.88     172        676      50.05
6.000 ......................       8        867,444.82     3.21    108,430.60     179        718      45.85
6.065 ......................       1         68,177.08     0.25     68,177.08     179        708      95.00
6.080 ......................       1         90,125.62     0.33     90,125.62     178        801      95.00
6.100 ......................       1        396,000.00     1.47    396,000.00     180        690      90.00
6.125 ......................      11      2,255,166.64     8.35    205,015.15     173        690      67.50
6.225 ......................       1         98,646.56     0.37     98,646.56     179        697      90.00
6.240 ......................       1        111,638.90     0.41    111,638.90     179        687      81.75
6.250 ......................      12      1,622,409.92     6.01    135,200.83     163        782      60.20
6.375 ......................       7      1,394,755.45     5.17    199,250.78     178        795      59.77
6.400 ......................       1         84,847.77     0.31     84,847.77     176        757      69.92
6.425 ......................       2        190,475.00     0.71     95,237.50     180        651      95.00
6.495 ......................       1        127,553.63     0.47    127,553.63     119        629      93.65
6.500 ......................      12      1,660,328.48     6.15    138,360.71     165        722      56.29
6.505 ......................       1        153,014.85     0.57    153,014.85     178        649      93.33
6.535 ......................       1        155,500.00     0.58    155,500.00     180        646      89.88
6.555 ......................       1         58,008.77     0.21     58,008.77     178        732      94.96
6.625 ......................      14      1,752,940.19     6.49    125,210.01     178        676      53.81
6.645 ......................       1        105,073.51     0.39    105,073.51     178        762      90.00
6.725 ......................       1        126,000.00     0.47    126,000.00     180        674      88.73
6.750 ......................      17      1,937,017.65     7.17    113,942.21     163        671      57.39
7.000 ......................       2        570,349.65     2.11    285,174.83     175        N/A      55.25
7.055 ......................       1         54,644.23     0.20     54,644.23     178        757     100.00
7.125 ......................       2        202,102.29     0.75    101,051.15     177        652      52.47
7.250 ......................       3        320,842.13     1.19    106,947.38     180        631      66.01
7.375 ......................      22      1,196,383.92     4.43     54,381.09     162        690      56.43
7.475 ......................       1        122,592.82     0.45    122,592.82     178        695      90.00

                                                         PERCENT                WEIGHTED            WEIGHTED
                                                           OF       AVERAGE     AVERAGE   WEIGHTED   AVERAGE
                               NUMBER      AGGREGATE    MORTGAGE   PRINCIPAL   REMAINING   AVERAGE  ORIGINAL
                                 OF        PRINCIPAL      LOANS     BALANCE     TERM TO     FICO     LOAN-TO
                              MORTGAGE      BALANCE      IN LOAN  OUTSTANDING   MATURITY   CREDIT    -VALUE
MORTGAGE RATE (%)               LOANS     OUTSTANDING    GROUP 2      ($)       (MONTHS)    SCORE   RATIO(%)
-----------------             --------  --------------  --------  -----------  ---------  --------  --------
7.500 ......................      27      2,321,450.13     8.60     85,979.63     175        675      55.88
7.625 ......................       5        537,116.27     1.99    107,423.25     178        693      62.21
7.680 ......................       1        150,263.76     0.56    150,263.76     176        770      95.00
7.750 ......................      18      1,429,149.21     5.29     79,397.18     173        696      62.29
7.875 ......................      22      2,043,892.40     7.57     92,904.20     171        676      59.37
8.000 ......................      12        745,305.63     2.76     62,108.80     178        681      66.57
8.125 ......................       2        100,304.75     0.37     50,152.38     178        755      57.18
8.145 ......................       1         35,730.00     0.13     35,730.00     180        658      90.00
8.250 ......................       3        255,580.05     0.95     85,193.35     178        655      79.92
8.500 ......................      10        602,590.46     2.23     60,259.05     179        649      72.65
8.625 ......................       1         65,339.55     0.24     65,339.55     178        719      90.00
8.750 ......................       1         73,687.91     0.27     73,687.91     112        638      73.33
8.875 ......................       1        165,858.04     0.61    165,858.04     179        673      80.00
11.500 .....................       1         24,437.66     0.09     24,437.66     177        677      15.00
                                 ---    --------------   ------
   TOTAL ...................     247    $26,998,562.93   100.00%
                                 ===    ==============   ======

----------
(1) The lender acquired mortgage insurance mortgage loans in loan group 2 are shown in the preceding table at the mortgage rates net of interest premium charge by the related lenders. As of the cut-off date, the weighted average mortgage rate of the mortgage loans in loan group 2 (net of such premiums) was approximately 6.862% per annum. Without the adjustment, the weighted average mortgage rate of the mortgage loans in loan group 2 was approximately 6.907% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                         PERCENT                          WEIGHTED            WEIGHTED
                                                           OF       AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                               NUMBER      AGGREGATE    MORTGAGE   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE  ORIGINAL
                                 OF        PRINCIPAL      LOANS     BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO
RANGE OF CURRENT MORTGAGE     MORTGAGE      BALANCE      IN LOAN  OUTSTANDING  MORTGAGE   MATURITY   CREDIT    -VALUE
LOAN PRINCIPAL BALANCES ($)     LOANS     OUTSTANDING    GROUP 2      ($)      RATE (%)   (MONTHS)    SCORE   RATIO(%)
---------------------------   --------  --------------  --------  -----------  --------  ---------  --------  --------
      0.01 -  50,000.00.....      70    $ 2,548,318.40     9.44%    36,404.55    7.560      164        689      52.01
 50,000.01 - 100,000.00.....      71      5,162,034.82    19.12     72,704.72    7.212      173        694      59.10
100,000.01 - 150,000.00.....      48      5,912,700.16    21.90    123,181.25    6.870      171        694      64.86
150,000.01 - 200,000.00.....      27      4,618,094.05    17.10    171,040.52    6.671      171        691      65.20
200,000.01 - 250,000.00.....      14      3,281,850.95    12.16    234,417.93    6.900      178        664      64.91
250,000.01 - 300,000.00.....       9      2,495,701.44     9.24    277,300.16    6.821      176        718      63.41
300,000.01 - 350,000.00.....       4      1,314,651.19     4.87    328,662.80    6.398      163        707      59.74
350,000.01 - 400,000.00.....       2        794,682.24     2.94    397,341.12    6.625      179        713      74.25
400,000.01 - 450,000.00.....       1        407,180.47     1.51    407,180.47    6.125      178        697      75.92
450,000.01 - 500,000.00.....       1        463,349.21     1.72    463,349.21    5.875      173        654      36.26
                                 ---    --------------   ------
   TOTAL....................     247    $26,998,562.93   100.00%
                                 ===    ==============   ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the mortgage loans in loan group 2 was approximately $109,306.

                              FICO CREDIT SCORES(1)

                                                          PERCENT                          WEIGHTED            WEIGHTED
                                                            OF       AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                               NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE  ORIGINAL
                                 OF        PRINCIPAL       LOANS     BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO
                              MORTGAGE      BALANCE       IN LOAN  OUTSTANDING  MORTGAGE   MATURITY   CREDIT    -VALUE
RANGE OF FICO CREDIT SCORES     LOANS     OUTSTANDING     GROUP 2      ($)      RATE (%)   (MONTHS)    SCORE   RATIO(%)
---------------------------   --------  ---------------  --------  -----------  --------  ---------  --------  --------
619 and below ..............      13     $ 1,009,952.11     3.74%    77,688.62    7.618      174        612      50.83
620 - 639 ..................      34       3,487,805.35    12.92    102,582.51    7.091      168        628      67.08
640 - 659 ..................      32       3,599,101.12    13.33    112,471.91    7.088      175        652      60.58
660 - 679 ..................      26       2,396,013.88     8.87     92,154.38    7.493      174        672      60.27
680 - 699 ..................      23       2,456,864.86     9.10    106,820.21    6.929      170        691      72.35
700 - 719 ..................      21       2,075,649.54     7.69     98,840.45    7.278      173        710      63.03
720 and above ..............      59       5,954,613.24    22.06    100,925.65    6.794      168        767      60.02
Not Available ..............      39       6,018,562.83    22.29    154,322.12    6.313      175        N/A      60.64
                                 ---     --------------   ------
   TOTAL ...................     247     $26,998,562.93   100.00%
                                 ===     ==============   ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the mortgage loans in loan group 2 was approximately 691.

                             DOCUMENTATION PROGRAMS

                                                          PERCENT                          WEIGHTED            WEIGHTED
                                                            OF       AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                               NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE  ORIGINAL
                                 OF        PRINCIPAL       LOANS     BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO
                              MORTGAGE      BALANCE       IN LOAN  OUTSTANDING  MORTGAGE   MATURITY   CREDIT    -VALUE
TYPE OF PROGRAM                 LOANS     OUTSTANDING     GROUP 2      ($)      RATE (%)   (MONTHS)    SCORE   RATIO(%)
---------------               --------  ---------------  --------  -----------  --------  ---------  --------  --------
CLUES Plus .................      13     $ 1,221,940.23     4.53%    93,995.40    7.580      172        688      71.53
Full/Alternative ...........     112      11,391,167.58    42.19    101,706.85    6.773      171        682      63.17
No Income/No Asset .........      35       3,524,458.74    13.05    100,698.82    7.375      174        680      57.17
No Ratio ...................       9         721,475.91     2.67     80,163.99    6.985      169        682      52.30
Preferred ..................       8         780,800.95     2.89     97,600.12    6.916      146        761      61.26
Reduced ....................      42       6,026,255.61    22.32    143,482.28    6.951      173        675      65.26
Stated Income/Stated
   Asset ...................       9         838,403.58     3.11     93,155.95    7.642      178        666      54.96
Streamlined ................      19       2,494,060.33     9.24    131,266.33    6.148      180        754      58.27
                                 ---     --------------   ------
   TOTAL ...................     247     $26,998,562.93   100.00%
                                 ===     ==============   ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                          PERCENT                          WEIGHTED            WEIGHTED
                                                            OF       AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                               NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE  ORIGINAL
                                 OF        PRINCIPAL       LOANS     BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO
RANGE OF ORIGINAL             MORTGAGE      BALANCE       IN LOAN  OUTSTANDING  MORTGAGE   MATURITY   CREDIT    -VALUE
LOAN-TO-VALUE RATIOS (%)        LOANS     OUTSTANDING     GROUP 2      ($)      RATE (%)   (MONTHS)    SCORE   RATIO(%)
------------------------      --------  ---------------  --------  -----------  --------  ---------  --------  --------
50.00 and below ............      87     $ 7,784,702.44    28.83%    89,479.34    6.847      166        703      34.03
50.01 - 55.00 ..............      16       1,881,766.42     6.97    117,610.40    6.941      174        656      53.43
55.01 - 60.00 ..............      14       1,914,062.52     7.09    136,718.75    6.444      173        707      58.07
60.01 - 65.00 ..............      13       1,367,387.03     5.06    105,183.62    7.030      176        683      63.57
65.01 - 70.00 ..............      20       2,427,451.27     8.99    121,372.56    6.759      167        686      69.50
70.01 - 75.00 ..............      16       1,939,931.39     7.19    121,245.71    7.008      170        697      74.20
75.01 - 80.00 ..............      51       6,246,400.20    23.14    122,478.44    6.916      177        688      78.94
80.01 - 85.00 ..............       4         673,594.62     2.49    168,398.66    7.630      179        666      83.52
85.01 - 90.00 ..............      13       1,538,758.98     5.70    118,366.08    7.380      179        701      89.41
90.01 - 95.00 ..............      11       1,135,319.03     4.21    103,210.82    6.891      172        683      93.97
95.01 - 100.00 .............       2          89,189.03     0.33     44,594.52    7.286      177        732     100.00
                                 ---     --------------   ------
   TOTAL ...................     247     $26,998,562.93   100.00%
                                 ===     ==============   ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the mortgage loans in loan group 2 was approximately 62.18%.

(2) Does not take into account any secondary financing on the mortgage loans in loan group 2 that may exist at the time of origination.

                  COMBINED ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                          PERCENT                          WEIGHTED            WEIGHTED
                                                            OF       AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                               NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE  ORIGINAL
                                 OF        PRINCIPAL       LOANS     BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO
RANGE OF COMBINED ORIGINAL    MORTGAGE      BALANCE       IN LOAN  OUTSTANDING  MORTGAGE   MATURITY   CREDIT    -VALUE
LOAN-TO-VALUE RATIOS (%)        LOANS     OUTSTANDING     GROUP 2      ($)      RATE (%)   (MONTHS)    SCORE   RATIO(%)
--------------------------    --------  ---------------  --------  -----------  --------  ---------  --------  --------
50.00 and below ............      86     $ 7,760,264.78    28.74%    90,235.64    6.832      166        703      34.09
50.01 - 55.00 ..............      16       1,881,766.42     6.97    117,610.40    6.941      174        656      53.43
55.01 - 60.00 ..............      13       1,898,062.52     7.03    146,004.81    6.427      173        708      58.08
60.01 - 65.00 ..............      12       1,238,174.72     4.59    103,181.23    6.981      176        678      63.74
65.01 - 70.00 ..............      19       2,392,451.27     8.86    125,918.49    6.734      167        686      69.49
70.01 - 75.00 ..............      16       1,939,931.39     7.19    121,245.71    7.008      170        697      74.20
75.01 - 80.00 ..............      48       5,829,276.60    21.59    121,443.26    6.889      177        689      78.87
80.01 - 85.00 ..............       5         804,794.62     2.98    160,958.92    7.405      179        681      82.95
85.01 - 90.00 ..............      16       1,836,288.86     6.80    114,768.05    7.460      179        692      87.49
90.01 - 95.00 ..............      13       1,288,969.00     4.77     99,151.46    7.040      173        686      89.26
95.01 - 100.00 .............       3         128,582.75     0.48     42,860.92    7.467      177        715      93.87
                                 ---     --------------   ------
   TOTAL ...................     247     $26,998,562.93   100.00%
                                 ===     ==============   ======

----------
(1) As of the cut-off date, the weighted average combined original Loan-to-Value Ratio of the mortgage loans in loan group 2 was approximately 62.57%.

(2) Does not take into account any secondary financing on the mortgage loans in loan group 2 that may exist at the time of origination.

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                          PERCENT                          WEIGHTED            WEIGHTED
                                                            OF       AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                               NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE  ORIGINAL
                                 OF        PRINCIPAL       LOANS     BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO
                              MORTGAGE      BALANCE       IN LOAN  OUTSTANDING  MORTGAGE   MATURITY   CREDIT    -VALUE
STATE                           LOANS     OUTSTANDING     GROUP 2      ($)      RATE (%)   (MONTHS)    SCORE   RATIO(%)
-----                         --------  ---------------  --------  -----------  --------  ---------  --------  --------
Alabama ....................     10      $ 1,062,920.27     3.94%   106,292.03    7.222      151        678      66.80
Arizona ....................      8        1,537,480.92     5.69    192,185.12    6.889      178        712      63.33
California .................      9        1,048,022.07     3.88    116,446.90    7.014      179        701      31.77
Florida ....................     22        3,229,807.17    11.96    146,809.42    6.885      173        687      63.40
Hawaii .....................      2          717,895.30     2.66    358,947.65    6.097      172        709      50.00
Illinois ...................      9          931,952.60     3.45    103,550.29    7.184      166        703      60.41
Indiana ....................      8          963,822.72     3.57    120,477.84    6.679      179        709      78.05
Maryland ...................      6          728,095.07     2.70    121,349.18    6.873      171        653      41.61
Missouri ...................     13          923,940.31     3.42     71,072.33    6.900      172        731      69.87
New Jersey .................     10        1,589,418.87     5.89    158,941.89    7.490      172        691      52.30
New York ...................     12        1,427,990.03     5.29    118,999.17    7.176      164        690      54.49
North Carolina .............     11        1,205,614.55     4.47    109,601.32    6.882      172        675      64.12
Pennsylvania ...............     10        1,178,694.66     4.37    117,869.47    6.543      177        651      76.33
South Carolina .............      9          683,535.61     2.53     75,948.40    7.563      179        722      67.90
Texas ......................     28        2,343,316.82     8.68     83,689.89    6.969      160        664      69.76
Virginia ...................      5          664,181.97     2.46    132,836.39    6.578      178        719      64.03
Wisconsin ..................     16        2,259,738.41     8.37    141,233.65    6.331      179        737      65.96
Other (less than 2%) .......     59        4,502,135.58    16.68     76,307.38    6.973      175        692      62.27
                                ---      --------------   ------
   TOTAL ...................    247      $26,998,562.93   100.00%
                                ===      ==============   ======

----------
(1) The Other row in the preceding table includes 25 other states with under 2% concentrations individually. As of the cut-off date, no more than approximately 1.716% of the mortgage loans in loan group 2 were secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                          PERCENT                          WEIGHTED            WEIGHTED
                                                            OF       AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                               NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE  ORIGINAL
                                 OF        PRINCIPAL       LOANS     BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO
                              MORTGAGE      BALANCE       IN LOAN  OUTSTANDING  MORTGAGE   MATURITY   CREDIT    -VALUE
LOAN PURPOSE                    LOANS     OUTSTANDING     GROUP 2      ($)      RATE (%)   (MONTHS)    SCORE   RATIO(%)
------------                  --------  ---------------  --------  -----------  --------  ---------  --------  --------
Refinance (cash-out) .......     147     $14,896,499.84    55.18%   101,336.73    7.018      175        692      57.53
Purchase ...................      65       7,834,783.74    29.02    120,535.13    6.781      172        700      68.11
Refinance (rate/term).......      35       4,267,279.35    15.81    121,922.27    6.752      163        674      67.51
                                 ---     --------------   ------
   TOTAL ...................     247     $26,998,562.93   100.00%
                                 ===     ==============   ======

                          TYPES OF MORTGAGED PROPERTIES

                                                          PERCENT                          WEIGHTED            WEIGHTED
                                                            OF       AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                               NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE  ORIGINAL
                                 OF        PRINCIPAL       LOANS     BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO
                              MORTGAGE      BALANCE       IN LOAN  OUTSTANDING  MORTGAGE   MATURITY   CREDIT    -VALUE
PROPERTY TYPE                   LOANS     OUTSTANDING     GROUP 2      ($)      RATE (%)   (MONTHS)    SCORE   RATIO(%)
-------------                 --------  ---------------  --------  -----------  --------  ---------  --------  --------
2-4 Family Residence .......      11     $ 1,294,846.43     4.80%   117,713.31    7.244      171        707      49.43
Condominium Hotel ..........       2         472,821.64     1.75    236,410.82    6.750      173        726      80.00
Cooperative ................       1         285,371.65     1.06    285,371.65    7.000      175        N/A      30.53
High-rise Condominium ......       2         346,930.62     1.28    173,465.31    7.463      159        N/A      49.06
Low-rise Condominium .......      23       2,559,247.57     9.48    111,271.63    6.670      175        712      52.40
Planned Unit Development ...      22       3,946,318.88    14.62    179,378.13    6.780      168        705      67.43
Single Family Residence ....     186      18,093,026.14    67.01     97,274.33    6.936      173        683      63.61
                                 ---     --------------   ------
   TOTAL ...................     247     $26,998,562.93   100.00%
                                 ===     ==============   ======

                               OCCUPANCY TYPES(1)

                                                          PERCENT                          WEIGHTED            WEIGHTED
                                                            OF       AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                               NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE  ORIGINAL
                                 OF        PRINCIPAL       LOANS     BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO
                              MORTGAGE      BALANCE       IN LOAN  OUTSTANDING  MORTGAGE   MATURITY   CREDIT    -VALUE
OCCUPANCY TYPE                  LOANS     OUTSTANDING     GROUP 2      ($)      RATE (%)   (MONTHS)    SCORE   RATIO(%)
--------------                --------  ---------------  --------  -----------  --------  ---------  --------  --------
Investment Property ........      35     $ 2,693,838.48     9.98%    76,966.81    7.307       177        706     60.65
Primary Residence ..........     195      22,021,035.97    81.56    112,928.39    6.886       171        685     62.60
Secondary Residence ........      17       2,283,688.48     8.46    134,334.62    6.636       177        755     59.88
                                 ---     --------------   ------
   TOTAL ...................     247     $26,998,562.93   100.00%
                                 ===     ==============   ======

----------
(1) Based upon representations of the related borrowers at the time of origination

                          REMAINING TERM TO MATURITY(1)

                                                          PERCENT                                   WEIGHTED
                                                            OF       AVERAGE              WEIGHTED   AVERAGE
                               NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL   WEIGHTED   AVERAGE  ORIGINAL
                                 OF        PRINCIPAL       LOANS     BALANCE     AVERAGE    FICO     LOAN-TO
REMAINING TERM                MORTGAGE      BALANCE       IN LOAN  OUTSTANDING  MORTGAGE   CREDIT    -VALUE
TO MATURITY (MONTHS)            LOANS     OUTSTANDING     GROUP 2      ($)      RATE (%)    SCORE   RATIO(%)
--------------------          --------  ---------------  --------  -----------  --------  --------  --------
180 ........................      61     $ 6,572,952.00    24.35%   107,753.31    6.651      702      63.91
179 ........................      53       5,935,139.22    21.98    111,983.76    7.045      677      62.04
178 ........................      54       6,395,719.35    23.69    118,439.25    7.054      686      64.18
177 ........................      16       1,205,221.75     4.46     75,326.36    7.336      697      61.48
176 ........................       8         802,665.09     2.97    100,333.14    7.386      720      76.37
175 ........................       8       1,143,684.21     4.24    142,960.53    7.055      684      59.23
174 ........................       3         308,100.32     1.14    102,700.11    7.115      682      71.83
173 ........................       2         498,491.50     1.85    249,245.75    6.007      664      36.24
171 ........................       4       1,035,837.90     3.84    258,959.48    6.783      719      69.70
170 ........................       1         192,334.67     0.71    192,334.67    5.875      N/A      39.53
169 ........................       1         106,096.61     0.39    106,096.61    6.500      691      51.98
168 ........................       1          49,687.07     0.18     49,687.07    6.125      783      77.61
167 ........................       1          81,060.17     0.30     81,060.17    6.750      N/A      42.71
165 ........................       1         132,371.34     0.49    132,371.34    5.750      633      80.00
164 ........................       1         178,438.94     0.66    178,438.94    6.625      N/A      70.00
134 ........................       1         165,324.62     0.61    165,324.62    6.500      762      41.24
120 ........................       4         163,500.00     0.61     40,875.00    7.530      685      42.23
119 ........................       9         698,420.20     2.59     77,602.24    7.072      663      48.32
118 ........................       6         228,393.10     0.85     38,065.52    7.518      689      53.52
117 ........................       1          34,406.17     0.13     34,406.17    7.500      665       8.79
116 ........................       2         107,638.97     0.40     53,819.49    6.698      695      66.99
113 ........................       1         310,483.86     1.15    310,483.86    6.750      620      70.00
112 ........................       1          73,687.91     0.27     73,687.91    8.750      638      73.33
110 ........................       1          55,045.27     0.20     55,045.27    5.000      806      57.84
109 ........................       2         183,295.09     0.68     91,647.55    6.222      712      68.12
106 ........................       1          25,640.95     0.09     25,640.95    7.375      714      13.53
101 ........................       1         122,617.53     0.45    122,617.53    5.500      756      35.44
50 .........................       1         190,944.77     0.71    190,944.77    6.250      760      32.25
3 ..........................       1           1,364.35     0.01      1,364.35    7.750      639      21.69
                                 ---     --------------   ------
   TOTAL ...................     247     $26,998,562.93   100.00%
                                 ===     ==============   ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the mortgage loans in loan group 2 was approximately 172 months.

                      INTEREST-ONLY PERIODS AT ORIGINATION

                                                          PERCENT                          WEIGHTED            WEIGHTED
                                                            OF       AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                               NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL    AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                 OF        PRINCIPAL       LOANS     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO
INTEREST ONLY PERIOD          MORTGAGE      BALANCE       IN LOAN  OUTSTANDING  MORTGAGE   MATURITY   CREDIT    -VALUE
(MONTHS)                        LOANS     OUTSTANDING     GROUP 2      ($)      RATE (%)   (MONTHS)    SCORE   RATIO(%)
--------------------          --------  ---------------  --------  -----------  --------  ---------  --------  --------
0 ..........................     247     $26,998,562.93   100.00%   109,305.92    6.907      172       691       62.18
                                 ---     --------------   ------
   TOTAL....................     247     $26,998,562.93   100.00%
                                 ===     ==============   ======

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                          PERCENT                          WEIGHTED            WEIGHTED
                                                            OF       AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                               NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL    AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                 OF        PRINCIPAL       LOANS     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO
PREPAYMENT CHARGE             MORTGAGE      BALANCE       IN LOAN  OUTSTANDING  MORTGAGE   MATURITY   CREDIT    -VALUE
PERIOD (MONTHS)                 LOANS     OUTSTANDING     GROUP 2      ($)      RATE (%)   (MONTHS)    SCORE   RATIO(%)
-----------------             --------  ---------------  --------  -----------  --------  ---------  --------  --------
0 ..........................     245     $26,792,921.78    99.24%   109,358.86    6.905      172        691      61.95
12 .........................       1         153,014.85     0.57    153,014.85    6.875      178        649      93.33
36 .........................       1          52,626.30     0.19     52,626.30    7.750      177        755      90.00
                                 ---     --------------   ------
   TOTAL ...................     247     $26,998,562.93   100.00%
                                 ===     ==============   ======

                                  LOAN GROUP 3

                                MORTGAGE RATES(1)

                                                          PERCENT                WEIGHTED            WEIGHTED
                                                            OF       AVERAGE     AVERAGE   WEIGHTED   AVERAGE
                               NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL   REMAINING   AVERAGE  ORIGINAL
                                 OF        PRINCIPAL       LOANS     BALANCE     TERM TO     FICO     LOAN-TO
                              MORTGAGE      BALANCE       IN LOAN  OUTSTANDING   MATURITY   CREDIT    -VALUE
MORTGAGE RATES (%)              LOANS     OUTSTANDING     GROUP 3      ($)       (MONTHS)    SCORE   RATIO(%)
------------------            --------  ---------------  --------  -----------  ---------  --------  --------
6.750 ......................       1    $    346,000.00     0.29%   346,000.00     360        694      94.79
7.125 ......................      17       3,071,572.08     2.56    180,680.71     358        694      66.92
7.130 ......................       4         915,395.66     0.76    228,848.92     359        703      95.00
7.135 ......................       2         244,534.70     0.20    122,267.35     359        717      91.44
7.145 ......................       3         443,579.22     0.37    147,859.74     359        668      89.50
7.150 ......................       1         403,561.58     0.34    403,561.58     357        743      95.00
7.155 ......................       2         332,866.71     0.28    166,433.36     360        719      90.00
7.160 ......................       1         331,000.00     0.28    331,000.00     360        703      89.46
7.170 ......................       1         152,000.00     0.13    152,000.00     360        712      95.00
7.185 ......................       2         297,900.00     0.25    148,950.00     360        687      90.00
7.190 ......................       1         197,853.05     0.16    197,853.05     359        782      90.00
7.195 ......................       1         235,381.00     0.20    235,381.00     360        758      83.47
7.200 ......................       1          66,555.31     0.06     66,555.31     359        735      90.00
7.210 ......................       1         275,500.00     0.23    275,500.00     357        647      95.00
7.220 ......................       1          80,995.00     0.07     80,995.00     360        714      90.00
7.225 ......................       2         571,950.00     0.48    285,975.00     360        685      93.62
7.235 ......................       1         226,000.00     0.19    226,000.00     358        620      86.26
7.245 ......................       2         253,254.61     0.21    126,627.31     359        707      90.00
7.250 ......................      38       7,305,016.81     6.09    192,237.28     359        706      70.76
7.260 ......................       1         234,000.00     0.20    234,000.00     360        732      90.00
7.360 ......................       1         293,310.00     0.24    293,310.00     360        729      90.00
7.370 ......................       1         149,340.00     0.12    149,340.00     360        748      89.96
7.375 ......................      18       3,861,160.24     3.22    214,508.90     359        676      75.94
7.380 ......................       1         277,400.00     0.23    277,400.00     360        703      95.00
7.405 ......................       5         372,645.00     0.31     74,529.00     360        747      90.00
7.420 ......................       1         194,010.00     0.16    194,010.00     359        623      86.23
7.455 ......................       1          59,361.15     0.05     59,361.15     359        754      84.86
7.460 ......................       1         337,250.00     0.28    337,250.00     360        791      95.00
7.490 ......................       1         188,977.84     0.16    188,977.84     358        654      90.00
7.495 ......................       1         121,500.00     0.10    121,500.00     360        800      88.69
7.500 ......................      41       7,546,804.52     6.29    184,068.40     359        680      72.50
7.510 ......................       3         663,005.00     0.55    221,001.67     360        768      95.00

                                                          PERCENT                WEIGHTED            WEIGHTED
                                                            OF       AVERAGE     AVERAGE   WEIGHTED   AVERAGE
                               NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL   REMAINING   AVERAGE  ORIGINAL
                                 OF        PRINCIPAL       LOANS     BALANCE     TERM TO     FICO     LOAN-TO
                              MORTGAGE      BALANCE       IN LOAN  OUTSTANDING   MATURITY   CREDIT    -VALUE
MORTGAGE RATES (%)              LOANS     OUTSTANDING     GROUP 3      ($)       (MONTHS)    SCORE   RATIO(%)
------------------            --------  ---------------  --------  -----------  ---------  --------  --------
7.530 ......................       2         110,610.00     0.09     55,305.00     360        644      90.00
7.545 ......................       1         275,000.00     0.23    275,000.00     360        680      94.83
7.560 ......................       1         112,500.00     0.09    112,500.00     360        675      87.89
7.570 ......................       1         232,750.00     0.19    232,750.00     360        711      95.00
7.585 ......................       1          54,150.00     0.05     54,150.00     360        737      95.00
7.595 ......................       1         256,500.00     0.21    256,500.00     360        774      90.00
7.605 ......................       1          48,450.00     0.04     48,450.00     360        662      85.00
7.625 ......................      33       6,324,013.62     5.27    191,636.78     359        698      74.78
7.630 ......................       1         288,000.00     0.24    288,000.00     360        769      90.00
7.635 ......................       1          71,155.00     0.06     71,155.00     360        708      95.00
7.685 ......................       1         119,700.00     0.10    119,700.00     360        664      90.00
7.700 ......................       1          88,096.60     0.07     88,096.60     359        703      89.95
7.720 ......................       1         104,500.00     0.09    104,500.00     360        713      87.82
7.735 ......................       1          62,550.00     0.05     62,550.00     360        737      90.00
7.740 ......................       1         126,900.00     0.11    126,900.00     240        697      84.60
7.745 ......................       1         297,000.00     0.25    297,000.00     360        769      90.00
7.750 ......................      69      14,408,137.56    12.01    208,813.59     359        694      74.89
7.875 ......................      83      16,565,343.76    13.80    199,582.45     359        699      78.01
7.905 ......................       2         238,500.00     0.20    119,250.00     359        688      90.00
7.990 ......................       1         288,500.00     0.24    288,500.00     358        657      77.90
8.000 ......................      15       3,650,337.57     3.04    243,355.84     359        695      80.17
8.010 ......................       1         229,400.00     0.19    229,400.00     360        726      93.63
8.125 ......................      25       5,051,949.34     4.21    202,077.97     359        711      72.43
8.240 ......................       2         153,900.00     0.13     76,950.00     360        732      90.00
8.245 ......................       1         211,381.43     0.18    211,381.43     359        710      90.00
8.250 ......................      54      10,465,520.34     8.72    193,805.93     359        686      79.42
8.255 ......................       1         332,405.00     0.28    332,405.00     360        687      95.00
8.375 ......................      33       6,077,170.33     5.06    184,156.68     358        687      79.69
8.500 ......................      48       9,966,713.29     8.31    207,639.86     359        683      77.57
8.530 ......................       1          21,600.00     0.02     21,600.00     360        677      90.00
8.625 ......................      17       2,584,509.78     2.15    152,029.99     359        665      73.68
8.670 ......................       1         148,115.00     0.12    148,115.00     360        636      85.00
8.745 ......................       1          89,769.20     0.07     89,769.20     355        694      90.00
8.750 ......................      14       2,440,759.00     2.03    174,339.93     359        707      78.37
8.820 ......................       1         195,000.00     0.16    195,000.00     358        785      84.78
8.875 ......................      24       3,774,590.43     3.15    157,274.60     359        685      79.30

                                                          PERCENT                WEIGHTED            WEIGHTED
                                                            OF       AVERAGE     AVERAGE   WEIGHTED   AVERAGE
                               NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL   REMAINING   AVERAGE  ORIGINAL
                                 OF        PRINCIPAL       LOANS     BALANCE     TERM TO     FICO     LOAN-TO
                              MORTGAGE      BALANCE       IN LOAN  OUTSTANDING   MATURITY   CREDIT    -VALUE
MORTGAGE RATES (%)              LOANS     OUTSTANDING     GROUP 3      ($)       (MONTHS)    SCORE   RATIO(%)
------------------            --------  ---------------  --------  -----------  ---------  --------  --------
9.000 ......................      18       2,906,989.36     2.42    161,499.41     360        693      74.23
9.125 ......................       3         632,264.47     0.53    210,754.82     359        664      75.60
9.250 ......................       5         647,627.76     0.54    129,525.55     359        683      80.00
9.375 ......................       1         170,905.00     0.14    170,905.00     359        623      95.00
9.750 ......................       1         124,000.00     0.10    124,000.00     359        651      80.00
                                 ---    ---------------   ------
   TOTAL ...................     629    $119,996,943.32   100.00%
                                 ===    ===============   ======

----------
(1) The lender acquired mortgage insurance mortgage loans in loan group 3 are shown in the preceding table at the mortgage rates net of interest premium charge by the related lenders. As of the cut-off date, the weighted average mortgage rate of the mortgage loans in loan group 3 (net of such premiums) was approximately 7.943% per annum. Without the adjustment, the weighted average mortgage rate of the mortgage loans in loan group 3 was approximately 8.006% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                          PERCENT                          WEIGHTED            WEIGHTED
                                                            OF       AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                               NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE  ORIGINAL
                                 OF        PRINCIPAL       LOANS     BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO
RANGE OF CURRENT MORTGAGE     MORTGAGE      BALANCE       IN LOAN  OUTSTANDING  MORTGAGE   MATURITY   CREDIT    -VALUE
LOAN PRINCIPAL BALANCES ($)     LOANS     OUTSTANDING     GROUP 3      ($)      RATE (%)   (MONTHS)    SCORE   RATIO(%)
---------------------------   --------  ---------------  --------  -----------  --------  ---------  --------  --------
      0.01 -  50,000.00.....      22    $    895,828.36     0.75%    40,719.47    8.107      360        682      65.05
 50,000.01 - 100,000.00.....     103       7,796,707.83     6.50     75,696.19    8.202      358        696      73.71
100,000.01 - 150,000.00.....     138      17,258,209.45    14.38    125,059.49    8.049      358        699      77.15
150,000.01 - 200,000.00.....     124      21,879,907.80    18.23    176,450.87    7.991      359        688      76.89
200,000.01 - 250,000.00.....      73      16,500,285.87    13.75    226,031.31    7.966      359        699      79.65
250,000.01 - 300,000.00.....      69      19,008,656.49    15.84    275,487.78    7.953      359        700      80.72
300,000.01 - 350,000.00.....      43      13,932,485.93    11.61    324,011.30    7.984      359        686      77.10
350,000.01 - 400,000.00.....      37      13,977,146.06    11.65    377,760.70    7.978      359        685      78.27
400,000.01 - 450,000.00.....      13       5,368,923.87     4.47    412,994.14    8.086      359        714      76.41
450,000.01 - 500,000.00.....       6       2,858,791.66     2.38    476,465.28    8.004      359        683      70.02
500,000.01 - 550,000.00.....       1         520,000.00     0.43    520,000.00    7.750      359        687      67.10
                                 ---    ---------------   ------
   TOTAL....................     629    $119,996,943.32   100.00%
                                 ===    ===============   ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the mortgage loans in loan group 3 was approximately $190,774.

                              FICO CREDIT SCORES(1)

                                                          PERCENT                          WEIGHTED            WEIGHTED
                                                            OF       AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                               NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE  ORIGINAL
                                 OF        PRINCIPAL       LOANS     BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO
                              MORTGAGE      BALANCE       IN LOAN  OUTSTANDING  MORTGAGE   MATURITY   CREDIT    -VALUE
RANGE OF FICO CREDIT SCORES     LOANS     OUTSTANDING     GROUP 3      ($)      RATE (%)   (MONTHS)    SCORE   RATIO(%)
---------------------------   --------  ---------------  --------  -----------  --------  ---------  --------  --------
619 and below ..............      13    $  2,304,437.03     1.92%   177,264.39    7.958      358        610      64.19
620 - 639 ..................      85      16,742,776.64    13.95    196,973.84    8.055      359        630      72.76
640 - 659 ..................      77      14,029,618.11    11.69    182,202.83    8.090      359        649      77.55
660 - 679 ..................      83      17,078,244.73    14.23    205,761.98    8.034      359        669      76.32
680 - 699 ..................      90      16,606,904.95    13.84    184,521.17    7.924      358        688      78.82
700 - 719 ..................      87      15,620,238.96    13.02    179,542.98    8.045      359        708      80.09
720 and above ..............     187      36,226,873.76    30.19    193,726.60    7.978      359        754      79.73
Not Available ..............       7       1,387,849.14     1.16    198,264.16    7.568      359        N/A      74.04
                                 ---    ---------------   ------
   TOTAL ...................     629    $119,996,943.32   100.00%
                                 ===    ===============   ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the mortgage loans in loan group 3 was approximately 694.

                             DOCUMENTATION PROGRAMS

                                                          PERCENT                          WEIGHTED            WEIGHTED
                                                            OF       AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                               NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE  ORIGINAL
                                 OF        PRINCIPAL       LOANS     BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO
                              MORTGAGE      BALANCE       IN LOAN  OUTSTANDING  MORTGAGE   MATURITY   CREDIT    -VALUE
TYPE OF PROGRAM                 LOANS     OUTSTANDING     GROUP 3      ($)      RATE (%)   (MONTHS)    SCORE   RATIO(%)
---------------               --------  ---------------  --------  -----------  --------  ---------  --------  --------
CLUES Plus..................       1    $    226,000.00     0.19%   226,000.00    7.625      358        620      86.26
Full/Alternative............      73      11,511,809.02     9.59    157,696.01    7.895      359        701      81.99
No Income/No Asset..........     131      24,995,135.08    20.83    190,802.56    7.999      359        688      75.09
No Ratio....................      93      20,061,297.25    16.72    215,712.87    8.047      358        698      79.15
Preferred...................      17       3,853,036.22     3.21    226,649.19    7.880      360        762      84.61
Reduced.....................     247      47,527,622.48    39.61    192,419.52    8.027      359        690      76.75
Stated Income/Stated Asset..      67      11,822,043.27     9.85    176,448.41    8.024      358        687      76.73
                                 ---    ---------------   ------
   TOTAL....................     629    $119,996,943.32   100.00%
                                 ===    ===============   ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                          PERCENT                          WEIGHTED            WEIGHTED
                                                            OF       AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                               NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE  ORIGINAL
                                 OF        PRINCIPAL       LOANS     BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO
RANGE OF ORIGINAL             MORTGAGE      BALANCE       IN LOAN  OUTSTANDING  MORTGAGE   MATURITY   CREDIT    -VALUE
LOAN-TO-VALUE RATIOS (%)        LOANS     OUTSTANDING     GROUP 3      ($)      RATE (%)   (MONTHS)    SCORE   RATIO(%)
------------------------      --------  ---------------  --------  -----------  --------  ---------  --------  --------
50.00 and below ............      39    $  4,850,059.22     4.04%   124,360.49    7.692      357        677      40.82
50.01 - 55.00 ..............      10       2,302,986.12     1.92    230,298.61    7.949      359        688      53.54
55.01 - 60.00 ..............      18       3,586,340.48     2.99    199,241.14    7.765      359        683      58.23
60.01 - 65.00 ..............      21       4,607,698.78     3.84    219,414.23    7.749      359        671      62.96
65.01 - 70.00 ..............      37       7,333,032.51     6.11    198,190.07    7.952      359        674      69.17
70.01 - 75.00 ..............      64       9,408,899.75     7.84    147,014.06    8.099      359        693      74.15
75.01 - 80.00 ..............     308      63,615,780.78    53.01    206,544.74    8.037      359        693      79.71
80.01 - 85.00 ..............      13       2,249,938.72     1.87    173,072.21    7.992      352        702      84.21
85.01 - 90.00 ..............      74      12,508,057.87    10.42    169,027.81    8.067      359        708      89.42
90.01 - 95.00 ..............      44       9,394,149.09     7.83    213,503.39    8.046      359        719      94.86
95.01 - 100.00 .............       1         140,000.00     0.12    140,000.00    8.875      357        744     100.00
                                 ---    ---------------   ------
   TOTAL ...................     629    $119,996,943.32   100.00%
                                 ===    ===============   ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the mortgage loans in loan group 3 was approximately 77.58%.

(2) Does not take into account any secondary financing on the mortgage loans in loan group 3 that may exist at the time of origination.

                  COMBINED ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                          PERCENT                          WEIGHTED            WEIGHTED
                                                            OF       AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                               NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE  ORIGINAL
                                 OF        PRINCIPAL       LOANS     BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO
RANGE OF COMBINED ORIGINAL    MORTGAGE      BALANCE       IN LOAN  OUTSTANDING  MORTGAGE   MATURITY   CREDIT    -VALUE
LOAN-TO-VALUE RATIOS (%)        LOANS     OUTSTANDING     GROUP 3      ($)      RATE (%)   (MONTHS)    SCORE   RATIO(%)
--------------------------    --------  ---------------  --------  -----------  --------  ---------  --------  --------
50.00 and below ............      37    $  4,645,459.22     3.87%   125,552.95    7.698      357        679      40.93
50.01 - 55.00 ..............       8       1,594,901.78     1.33    199,362.72    7.694      359        680      53.56
55.01 - 60.00 ..............      16       3,065,506.35     2.55    191,594.15    7.691      359        679      58.27
60.01 - 65.00 ..............      17       3,996,915.75     3.33    235,112.69    7.719      359        670      63.01
65.01 - 70.00 ..............      25       5,318,501.22     4.43    212,740.05    7.850      359        673      66.82
70.01 - 75.00 ..............      43       6,045,569.39     5.04    140,594.64    7.944      359        692      73.69
75.01 - 80.00 ..............     116      23,174,972.32    19.31    199,784.24    8.030      359        682      78.80
80.01 - 85.00 ..............      17       3,448,238.11     2.87    202,837.54    7.870      355        698      80.73
85.01 - 90.00 ..............     108      18,326,508.02    15.27    169,689.89    8.029      359        710      85.84
90.01 - 95.00 ..............      97      19,819,483.85    16.52    204,324.58    8.125      359        718      86.50
95.01 - 100.00 .............     145      30,560,887.31    25.47    210,764.74    8.083      359        689      78.85
                                 ---    ---------------   ------
   TOTAL ...................     629    $119,996,943.32   100.00%
                                 ===    ===============   ======

----------
(1) As of the cut-off date, the weighted average combined original Loan-to-Value Ratio of the mortgage loans in loan group 3 was approximately 85.20%.

(2) Does not take into account any secondary financing on the mortgage loans in loan group 3 that may exist at the time of origination.

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                          PERCENT                          WEIGHTED            WEIGHTED
                                                            OF       AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                               NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE  ORIGINAL
                                 OF        PRINCIPAL       LOANS     BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO
                              MORTGAGE      BALANCE       IN LOAN  OUTSTANDING  MORTGAGE   MATURITY   CREDIT    -VALUE
GEOGRAPHIC AREA                 LOANS     OUTSTANDING     GROUP 3      ($)      RATE (%)   (MONTHS)    SCORE   RATIO(%)
---------------               --------  ---------------  --------  -----------  --------  ---------  --------  --------
Arizona ....................      46    $ 10,376,844.74     8.65%   225,583.58    7.963      359        699      81.75
California .................      47      14,112,963.45    11.76    300,275.82    7.831      359        688      71.96
Colorado ...................      17       2,882,093.24     2.40    169,534.90    7.828      359        717      77.09
Florida ....................      77      16,919,860.32    14.10    219,738.45    7.991      359        693      75.74
Georgia ....................      42       7,138,213.29     5.95    169,957.46    8.231      359        686      80.30
Illinois ...................      23       5,414,643.82     4.51    235,419.30    8.239      359        703      81.56
Michigan ...................      26       3,925,771.42     3.27    150,991.21    8.182      360        682      81.78
Minnesota ..................      12       2,444,738.28     2.04    203,728.19    8.345      359        706      79.19
Nevada .....................      14       3,127,892.82     2.61    223,420.92    7.765      359        700      79.89
New Jersey .................      10       2,505,005.00     2.09    250,500.50    8.084      359        694      79.21
New York ...................      13       3,730,654.79     3.11    286,973.45    7.921      359        667      69.59
Oregon .....................      19       3,944,739.19     3.29    207,617.85    7.871      359        706      78.40
Pennsylvania ...............      20       3,244,673.94     2.70    162,233.70    8.067      360        692      80.96
Texas ......................      62       8,065,115.24     6.72    130,082.50    8.019      359        697      79.23
Virginia ...................      22       4,399,018.44     3.67    199,955.38    8.135      359        683      79.41
Washington .................      19       3,976,101.50     3.31    209,268.50    7.908      359        701      78.57
Other (less than 2%) .......     160      23,788,613.84    19.82    148,678.84    8.014      358        695      76.97
                                 ---    ---------------   ------
   TOTAL ...................     629    $119,996,943.32   100.00%
                                 ===    ===============   ======

----------
(1) The Other row in the preceding table includes 29 other states and the District of Columbia with under 2% concentrations individually. As of the cut-off date, no more than approximately 0.860% of the mortgage loans in loan group 3 were secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                          PERCENT                          WEIGHTED            WEIGHTED
                                                            OF       AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                               NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE  ORIGINAL
                                 OF        PRINCIPAL       LOANS     BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO
                              MORTGAGE      BALANCE       IN LOAN  OUTSTANDING  MORTGAGE   MATURITY   CREDIT    -VALUE
LOAN PURPOSE                    LOANS     OUTSTANDING     GROUP 3      ($)      RATE (%)   (MONTHS)    SCORE   RATIO(%)
------------                  --------  ---------------  --------  -----------  --------  ---------  --------  --------
Refinance (cash-out) .......     202    $ 38,431,864.10    32.03%   190,256.75    7.903      358        679      71.30
Purchase ...................     343      65,582,025.92    54.65    191,201.24    8.096      359        702      81.34
Refinance (rate/term) ......      84      15,983,053.30    13.32    190,274.44    7.881      359        697      77.24
                                 ---    ---------------   ------
   TOTAL ...................     629    $119,996,943.32   100.00%
                                 ===    ===============   ======

                          TYPES OF MORTGAGED PROPERTIES

                                                          PERCENT                          WEIGHTED            WEIGHTED
                                                            OF       AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                               NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE  ORIGINAL
                                 OF        PRINCIPAL       LOANS     BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO
                              MORTGAGE      BALANCE       IN LOAN  OUTSTANDING  MORTGAGE   MATURITY   CREDIT    -VALUE
PROPERTY TYPE                   LOANS     OUTSTANDING     GROUP 3      ($)      RATE (%)   (MONTHS)    SCORE   RATIO(%)
-------------                 --------  ---------------  --------  -----------  --------  ---------  --------  --------
2-4 Family Residence .......      48    $ 11,471,664.84     9.56%   238,993.02    8.064      359        706      73.93
High-rise Condominium ......       3         505,727.33     0.42    168,575.78    7.664      359        690      72.64
Low-rise Condominium .......      47       8,153,623.79     6.79    173,481.36    8.033      358        714      76.55
Planned Unit Development ...     142      30,016,659.73    25.01    211,384.93    8.023      359        696      80.41
Single Family Residence ....     389      69,849,267.63    58.21    179,561.10    7.988      359        688      77.11
                                 ---    ---------------   ------
   TOTAL ...................     629    $119,996,943.32   100.00%
                                 ===    ===============   ======

                               OCCUPANCY TYPES(1)

                                                          PERCENT                          WEIGHTED            WEIGHTED
                                                            OF       AVERAGE               AVERAGE   WEIGHTED   AVERAGE
                               NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL   WEIGHTED  REMAINING   AVERAGE  ORIGINAL
                                 OF        PRINCIPAL       LOANS     BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO
                              MORTGAGE      BALANCE       IN LOAN  OUTSTANDING  MORTGAGE   MATURITY   CREDIT    -VALUE
OCCUPANCY TYPE                  LOANS     OUTSTANDING     GROUP 3      ($)      RATE (%)   (MONTHS)    SCORE   RATIO(%)
--------------                --------  ---------------  --------  -----------  --------  ---------  --------  --------
Investment Property ........     216    $ 32,233,573.88    26.86%   149,229.51    8.212      359        709      75.13
Primary Residence ..........     380      81,567,108.55    67.97    214,650.29    7.926      359        687      78.67
Secondary Residence ........      33       6,196,260.89     5.16    187,765.48    7.980      359        698      75.93
                                 ---    ---------------   ------
   TOTAL ...................     629    $119,996,943.32   100.00%
                                 ===    ===============   ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                          PERCENT                                    WEIGHTED
                                                            OF       AVERAGE              WEIGHTED   AVERAGE
                               NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL   WEIGHTED   AVERAGE   ORIGINAL
                                 OF        PRINCIPAL       LOANS     BALANCE     AVERAGE    FICO     LOAN-TO
REMAINING TERM                MORTGAGE      BALANCE       IN LOAN  OUTSTANDING  MORTGAGE   CREDIT     -VALUE
TO MATURITY (MONTHS)            LOANS     OUTSTANDING     GROUP 3      ($)      RATE (%)    SCORE   RATIO (%)
--------------------          --------  ---------------  --------  -----------  --------  --------  ---------
360.........................     176    $ 31,458,277.00    26.22%   178,740.21    8.058      706      80.29
359.........................     323      63,020,149.06    52.52    195,108.82    7.988      686      75.76
358.........................      94      19,016,359.21    15.85    202,301.69    7.966      700      79.15
357.........................      16       3,274,825.71     2.73    204,676.61    7.929      684      82.49
356.........................      10       2,184,148.42     1.82    218,414.84    8.180      694      75.32
355.........................       4         413,290.89     0.34    103,322.72    8.403      689      79.38
354.........................       1         126,420.06     0.11    126,420.06    7.750      603      30.24
352.........................       1          89,502.46     0.07     89,502.46    8.000      729      80.00
348.........................       1         108,862.04     0.09    108,862.04    7.125      752      33.85
342.........................       1         123,208.47     0.10    123,208.47    8.375      669      72.52
240.........................       2         181,900.00     0.15     90,950.00    8.137      691      69.42
                                 ---    ---------------   ------
   TOTAL....................     629    $119,996,943.32   100.00%
                                 ===    ===============   ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the mortgage loans in loan group 3 was approximately 359 months.

                      INTEREST-ONLY PERIODS AT ORIGINATION

                                                          PERCENT                          WEIGHTED             WEIGHTED
                                                            OF       AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                               NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                 OF        PRINCIPAL       LOANS     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO
INTEREST ONLY PERIOD          MORTGAGE      BALANCE       IN LOAN  OUTSTANDING  MORTGAGE   MATURITY   CREDIT     -VALUE
(MONTHS)                        LOANS     OUTSTANDING     GROUP 3      ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
--------------------          --------  ---------------  --------  -----------  --------  ---------  --------  ---------
0...........................     247    $ 38,144,329.31    31.79%   154,430.48    7.950      358        691      74.03
120.........................     380      81,468,104.01    67.89    214,389.75    8.033      359        695      79.21
180.........................       2         384,510.00     0.32    192,255.00    7.688      358        621      81.72
                                 ---    ---------------   ------
   TOTAL....................     629    $119,996,943.32   100.00%
                                 ===    ===============   ======

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                          PERCENT                          WEIGHTED             WEIGHTED
                                                            OF       AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                               NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                 OF        PRINCIPAL       LOANS     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO
PREPAYMENT CHARGE PERIOD      MORTGAGE      BALANCE       IN LOAN  OUTSTANDING  MORTGAGE   MATURITY   CREDIT     -VALUE
(MONTHS)                        LOANS     OUTSTANDING     GROUP 3      ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------------------      --------  ---------------  --------  -----------  --------  ---------  --------  ---------
0 ..........................     395    $ 79,079,306.98    65.90%   200,200.78    8.119      359        698      78.60
3 ..........................       1         161,324.04     0.13    161,324.04    7.250      359        632      85.00
5 ..........................       1         120,273.03     0.10    120,273.03    7.750      358        681      90.00
6 ..........................       5       1,274,163.16     1.06    254,832.63    7.868      359        687      75.10
12 .........................      39       7,130,750.32     5.94    182,839.75    7.827      359        700      75.92
36 .........................     159      27,327,534.06    22.77    171,871.28    7.814      359        684      74.94
60 .........................      29       4,903,591.73     4.09    169,089.37    7.574      359        685      78.30
                                 ---    ---------------   ------
   TOTAL ...................     629    $119,996,943.32   100.00%
                                 ===    ===============   ======

                           SERVICING OF MORTGAGE LOANS

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Expense Fees with respect to the mortgage pool are payable out of the interest payments on each mortgage loan. The Expense Fees will be 0.259% per annum of the Stated Principal Balance of each mortgage loan. The Expense Fees consist of:

     - the master servicing fee payable to the master servicer in respect of its master servicing activities; and

     - fees payable to the trustee in respect of its activities as trustee under the pooling and servicing agreement.

     The master servicing fee will be 0.250% per annum (the "master servicing fee rate") of the Stated Principal Balance of each mortgage loan. The master servicer is obligated to pay some but not all ongoing expenses associated with the issuing entity and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement and those amounts will be paid by the master servicer out of the master servicing fee. The amount of the master servicing fee is subject to adjustment with respect to prepaid mortgage loans, as described under "-- Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans." The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees, prepayment charges and other similar charges and all reinvestment income earned on amounts on deposit in the Certificate Account and Distribution Account and Excess Proceeds with respect to the Liquidated Mortgage Loans as described under "Description of the Certificates --Fees and Expenses."

     The net mortgage rate of a mortgage loan is its mortgage rate (net of the interest premium charged by the related lenders for the lender acquired mortgage insurance mortgage loans, if any) less the sum of the master servicing fee and the trustee fee on the mortgage loan (expressed as a per annum percentage of its Stated Principal Balance).

ADJUSTMENT TO SERVICING COMPENSATION IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

     When a borrower prepays a mortgage loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Except with respect to the month of the cut-off date, principal prepayments by borrowers received by the master servicer from the first day through the fifteenth day of a calendar month will be distributed to certificateholders on the Distribution Date in the same month in which the prepayments on these mortgage loans are received and, accordingly, no shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid mortgage loans results. Conversely, principal prepayments by borrowers received by the master servicer from the sixteenth day (or, in the case of the first Distribution Date, from December 1, 2006) through the last day of a calendar month will be distributed to certificateholders on the Distribution Date in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid mortgage loans would result. Pursuant to the pooling and servicing agreement, the master servicing fee for any month will be reduced, but not by more than an amount equal to the product of one-twelfth of 0.125% and the aggregate Stated Principal Balance of the mortgage loans in such loan group as of the first day of the prior month ("Compensating Interest"), by an amount sufficient to pass through to certificateholders the full amount of interest to which they would be entitled for each prepaid mortgage loan on the related Distribution Date.

     If shortfalls in interest as a result of prepayments in any Prepayment Period exceed the Compensating Interest for the related Distribution Date, the amount of interest distributed to certificateholders will be reduced by the amount of the excess.

CERTAIN MODIFICATIONS AND REFINANCINGS

     Countrywide Home Loans will be permitted under the pooling and servicing agreement to solicit borrowers for reductions to the mortgage rates of their respective mortgage loans. If a borrower requests such a reduction, the master servicer will be permitted to agree to the rate reduction provided that Countrywide Home Loans purchases the mortgage loan from the issuing entity immediately following the modification. Any purchase of a mortgage loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that mortgage loan, plus accrued and unpaid interest on the mortgage loan up to the next Due Date at the applicable net mortgage rate, net of any unreimbursed advances of principal and interest on the mortgage loan made by the master servicer. Countrywide Home Loans will remit the purchase price to the master servicer for deposit into the Certificate Account within one business day of the purchase of that mortgage loan. Purchases of mortgage loans may occur when prevailing interest rates are below the interest rates on the mortgage loans and mortgagors request modifications as an alternative to refinancings. Countrywide Home Loans will indemnify the issuing entity against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

     The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

     The Mortgage Pass-Through Certificates, Series 2006-43CB will consist of the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15, Class 1-A-16, Class 1-A-17,
Class 1-A-18, Class 1-A-19, Class 1-A-20, Class 2-A-1, Class 3-A-1, Class 3-A-2, Class 3-A-3, Class 3-A-4, Class 1-X, Class 2-X, Class 3-X, Class PO, Class III-PO, Class A-R, Class M, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class III-M, Class III-B-1, Class III-B-2, Class III-B-3, Class III-B-4 and Class III-B-5 Certificates. Only the classes of certificates listed on page 1 hereof are offered by this free writing prospectus.

     When describing the certificates in this free writing prospectus, we use the following terms:

            DESIGNATION                                     CLASSES/COMPONENTS OF CERTIFICATES
            -----------                                     ----------------------------------
    Group 1 Senior Certificates        Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6,
                                            Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11,
                                         Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15 and Class 1-A-16,
                                               Class 1-X and Class A-R Certificates and Class PO-1 Component

            DESIGNATION                                     CLASSES/COMPONENTS OF CERTIFICATES
            -----------                                     ----------------------------------
    Group 2 Senior Certificates               Class 2-A-1 and Class 2-X Certificates and Class PO-2 Component

    Group 3 Senior Certificates                     Class 3-A, Class 3-X and Class III-PO Certificates

      Class 1-A Certificates           Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6,
                                     Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-12,
                                           Class 1-A-13, Class 1-A-14, Class 1-A-15, Class 1-A-16, Class 1-A-17,
                                                 Class 1-A-18, Class 1-A-19 and Class 1-A-20 Certificates

      Class 3-A Certificates                Class 3-A-1, Class 3-A-2, Class 3-A-3 and Class 3-A-4 Certificates

    Group I Senior Certificates                 Group 1 Senior Certificates and Group 2 Senior Certificates

   Group II Senior Certificates                                 Group 3 Senior Certificates

      Group I Certificates or              Group 1 Senior Certificates, Group 2 Senior Certificates and Group I
   Aggregate Certificate Group I                                 Subordinated Certificates

     Group II Certificates or               Group 3 Senior Certificates and Group II Subordinated Certificates
  Aggregate Certificate Group II

    Aggregate Certificate Group        Each of the Aggregate Certificate Group I and Aggregate Certificate Group II

     Senior Certificate Group                     Each of the Group 1 Senior Certificates, Group 2 Senior
                                                       Certificates and Group 3 Senior Certificates

        Senior Certificates                      Group 1 Senior Certificates, Group 2 Senior Certificates
                                                              and Group 3 Senior Certificates

        LIBOR Certificates                  Class 1-A-8, Class 1-A-9, Class 1-A-17, Class 1-A-18, Class 1-A-19,
                                            Class 1-A-20, Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates

     Depositable Certificates                            Class 1-A-8 and Class 1-A-9 Certificates

     Exchangeable Certificates            Class 1-A-17, Class 1-A-18, Class 1-A-19 and Class 1-A-20 Certificates

       Class X Certificates                           Class 1-X, Class 2-X and Class 3-X Certificates

     Subordinated Certificates           Group I Subordinated Certificates and Group II Subordinated Certificates

 Group I Subordinated Certificates                           Class M and Class B Certificates

Group II Subordinated Certificates                       Class III-M and Class III-B Certificates

   Notional Amount Certificates             Class 1-A-9, Class 1-A-15, Class 1-A-18, Class 1-A-20, Class 3-A-3,
                                                      Class 1-X, Class 2-X and Class 3-X Certificates

       Class B Certificates                             Class B-1, Class B-2, Class B-3, Class B-4
                                                                and Class B-5 Certificates

     Class III-B Certificates                   Class III-B-1, Class III-B-2, Class III-B-3, Class III-B-4
                                                              and Class III-B-5 Certificates

        Class PO Component                                  Class PO-1 or Class PO-2 Component

             PO Class                         Class PO-1 or Class PO-2 Component or Class III-PO Certificates

       Offered Certificates                  Senior Certificates, Class M, Class III-M, Class B-1, Class B-2,
                                                       Class III-B-1 and Class III-B-2 Certificates

     The certificates are generally referred to as the following types:

           CLASS                                                    TYPE
           -----                                                    ----
OFFERED CERTIFICATES

Class 1-A-1                           Senior/Variable Pass-Through Rate/Accretion Directed/Super Senior
Class 1-A-2                                 Senior/Variable Pass-Through Rate/Accretion Directed
Class 1-A-3                                            Senior/Fixed Pass-Through Rate
Class 1-A-4                            Senior/Fixed Pass-Through Rate/Accretion Directed/Super Senior
Class 1-A-5                                        Senior/Fixed Pass-Through Rate/Accrual
Class 1-A-6                                            Senior/Fixed Pass-Through Rate
Class 1-A-7                                            Senior/Fixed Pass-Through Rate
Class 1-A-8                                     Senior/Floating Pass-Through Rate/Depositable
Class 1-A-9                  Senior/Inverse Floating Pass-Through Rate/Interest Only/Notional Amount/Depositable
Class 1-A-10                                           Senior/Fixed Pass-Through Rate
Class 1-A-11                                           Senior/Fixed Pass-Through Rate
Class 1-A-12                                   Senior/Fixed Pass-Through Rate/NAS/Super Senior
Class 1-A-13                                     Senior/Fixed Pass-Through Rate/NAS/Support
Class 1-A-14                                         Senior/Fixed Pass-Through Rate/NAS
Class 1-A-15                            Senior/Fixed Pass-Through Rate/Interest Only/Notional Amount
Class 1-A-16                                           Senior/Fixed Pass-Through Rate
Class 1-A-17                                   Senior/Floating Pass-Through Rate/Exchangeable
Class 1-A-18                Senior/Inverse Floating Pass-Through Rate/Interest Only/Notional Amount/Exchangeable
Class 1-A-19                                   Senior/Floating Pass-Through Rate/Exchangeable
Class 1-A-20                Senior/Inverse Floating Pass-Through Rate/Interest Only/Notional Amount/Exchangeable
Class 1-X                              Senior/Variable Pass-Through Rate/Interest Only/Notional Amount
Class 2-A-1                                            Senior/Fixed Pass-Through Rate
Class 2-X                              Senior/Variable Pass-Through Rate/Interest Only/Notional Amount
Class 3-A-1                                    Senior/Floating Pass-Through Rate/Super Senior
Class 3-A-2                                       Senior/Floating Pass-Through Rate/Support
Class 3-A-3                        Senior/Inverse Floating Pass-Through Rate/Interest Only/Notional Amount
Class 3-A-4                                                 Senior/Principal Only
Class 3-X                              Senior/Variable Pass-Through Rate/Interest Only/Notional Amount
Class PO                                               Senior/Principal Only/Component
Class III-PO                                                Senior/Principal Only
Class A-R                                                      Senior/Residual
Subordinated Certificates                            Subordinate/Fixed Pass-Through Rate

     The Class B-3, Class B-4, Class B-5, Class III-B-3, Class III-B-4 and Class III-B-5 Certificates are not being offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the Class B-3, Class B-4, Class B-5, Class III-B-3, Class III-B-4 and Class III-B-5 is provided only to permit a better understanding of the offered certificates.

     The group I senior certificates will have an initial aggregate class certificate balance of approximately $733,859,857 and will evidence in the aggregate an initial beneficial ownership interest of approximately 96.00% in aggregate loan group I. The group II senior certificates will have an initial aggregate class certificate balance of approximately $110,396,276 and will evidence in the aggregate an initial beneficial ownership interest of approximately 92.00% in aggregate loan group II.

     The subordinated certificates will each evidence the initial beneficial ownership interest in the related aggregate loan group set forth below:

                                           INITIAL BENEFICIAL
                                     OWNERSHIP INTEREST IN RELATED
CLASS OF SUBORDINATED CERTIFICATES        AGGREGATE LOAN GROUP
----------------------------------   -----------------------------
Class M...........................               1.70%
Class B-1.........................               0.80%
Class B-2.........................               0.55%
Class B-3.........................               0.40%
Class B-4.........................               0.30%
Class B-5.........................               0.25%
Class III-M.......................               3.35%
Class III-B-1.....................               1.55%
Class III-B-2.....................               1.15%
Class III-B-3.....................               0.80%
Class III-B-4.....................               0.60%
Class III-B-5.....................               0.55%

CALCULATION OF CLASS CERTIFICATE BALANCE

     The "Class Certificate Balance" of any class of certificates (other than the notional amount certificates) as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:

     - all amounts previously distributed to holders of certificates of the class as payments of principal,

     -    the amount of Realized Losses allocated to the class, and

     - in the case of any class of subordinated certificates, any amounts allocated to the class in reduction of its Class Certificate Balance in respect of payments of Class PO Deferred Amounts, as described under "-- Allocation of Losses," and in the case of the Class 1-A-5 Certificates, increased by

     - all interest accrued and added to its Class Certificate Balance prior to that Distribution Date;

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased sequentially in the order of distribution priority (from highest to lowest) by the amount of Subsequent Recoveries on the mortgage loans in a loan group distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates.

     In addition, the Class Certificate Balance of the class of subordinated certificates in an aggregate certificate group then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates in that aggregate certificate group, following all distributions and the allocation of all Realized Losses on any Distribution Date, exceeds the aggregate Stated Principal Balance of the mortgage loans in the related aggregate loan group as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period).

COMPONENT CLASS

     Solely for purposes of calculating distributions and allocating losses, the Class PO Certificates will be made up of multiple components having the designations and initial component balances set forth below as of the closing date:

                                      INITIAL
                                     COMPONENT
DESIGNATION                           BALANCE
-----------                          ---------
Class PO-1 Component..............    $646,969
Class PO-2 Component..............    $359,788

     The component balance with respect to any component as of any Distribution Date is the initial component balance thereof on the closing date, reduced by all amounts applied and losses allocated in reduction of the principal balance of such component on all previous Distribution Dates.

     The Class Certificate Balance of the Class PO Certificates on any Distribution Date will equal the aggregate of the component balances described above on that Distribution Date. The components comprising the Class PO Certificates will not be separately transferable from the Class PO Certificates. As used in this free writing prospectus, "Class PO Component" will mean the Class PO-1 Component or the Class PO-2 Component, as applicable.

     The Class Certificate Balance of each outstanding class of Exchangeable Certificates for any Distribution Date will equal the proportionate share of the aggregate Class Certificate Balance immediately prior to that Distribution Date of the related classes of Depositable Certificates that have been deposited.

NOTIONAL AMOUNT CERTIFICATES

     The Class 1-A-9, Class 1-A-15, Class 1-A-18, Class 1-A-20, Class 3-A-3, Class 1-X, Class 2-X and Class 3-X Certificates are notional amount certificates.

     The notional amount of the Class 1-A-9 Certificates for any Distribution Date will equal the Class Certificate Balance of the Class 1-A-8 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class 1-A-15 Certificates for any Distribution Date will equal the product of (i) a fraction, the numerator of which is 0.25 and the denominator of which is 6.00 and (ii) the aggregate Class Certificate Balance of the Class 1-A-12 and Class 1-A-14 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class 1-A-18 Certificates for any Distribution Date will equal the Class Certificate Balance of the Class 1-A-17 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class 1-A-20 Certificates for any Distribution Date will equal the Class Certificate Balance of the Class 1-A-19 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class 3-A-3 Certificates for any Distribution Date will equal the aggregate Class Certificate Balance of the Class 3-A-1 and Class 3-A-2 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class 1-X Certificates for any Distribution Date will equal the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 1 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date).

     The notional amount of the Class 2-X Certificates for any Distribution Date will equal the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 2 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date).

     The notional amount of the Class 3-X Certificates for any Distribution Date will equal the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 3 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date).

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

     The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in a fully registered certificated form in an aggregate denomination of $100. Each class of book-entry certificates will be issued as one or more certificates that, in the aggregate, will equal the initial Class Certificate Balance of each class of certificates and which will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository as described in this free writing prospectus. Investors may hold the beneficial interests in the book-entry certificates (other than the Class 1-A-11 Certificates) in minimum denominations representing an original principal amount or notional amount of $25,000 and in integral multiples of $1.00 in excess thereof. Investors may hold the beneficial interests in the Class 1-A-11 Certificates in minimum denominations representing an original principal amount or notional amount of $1,000 and in integral multiples of $1.00 in excess thereof. The depositor has been informed by the depository that its nominee will be CEDE & Co. ("CEDE"). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under "Description of the Securities -- Book-Entry Registration of Securities," no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

     Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the issuing entity provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

     For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Securities -- Book-Entry Registration of Securities" in the prospectus.

     Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DETERMINATION OF LIBOR

     The LIBOR Certificates will bear interest during their initial interest accrual period at the applicable initial pass-through rates set forth in the table under "-- Interest" below, and during each interest accrual period thereafter at the applicable rate determined as described in the table under "-- Interest" below.

     LIBOR applicable to an interest accrual period for the LIBOR Certificates will be determined on the second business day prior to the commencement of that interest accrual period (a "LIBOR Determination Date"). On each LIBOR Determination Date, the trustee, as Calculation Agent, will establish LIBOR for the related interest accrual period on the basis of the rate for one-month deposits in U.S. dollars quoted on the Bloomberg Terminal for that LIBOR Determination Date.

     If on any LIBOR Determination Date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the method described in the prospectus under "Description of the Securities -- Indices Applicable to Floating Rate and Inverse Floating Rate Classes -- BBA Method."

     If on the initial LIBOR Determination Date, the calculation agent is required but unable to determine LIBOR in the manner provided in this free writing prospectus, LIBOR for the next interest accrual period will be 5.32% and 5.35% for the LIBOR Certificates in senior certificate group 1 and senior certificate group 3, respectively.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     Certificate Account. On or before the closing date, the master servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of mortgage loans subsequent to the cut-off date (other than in respect of principal and interest due on the mortgage loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:

     - all payments on account of principal on the mortgage loans, including principal prepayments;

     - all payments on account of interest on the mortgage loans, net of the related master servicing fee (as adjusted by Compensating Interest payments) and any lender paid mortgage insurance premiums;

     - all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures;

     - any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

     - any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

     -    all substitution adjustment amounts; and

     -    all advances made by the master servicer.

     Prior to their deposit into the Certificate Account, payments and collections on the mortgage loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities" in the prospectus.

     The master servicer may from time to time make withdrawals from funds in the Certificate Account in respect of an aggregate loan group for the following purposes:

     - to pay to the master servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the master servicer) described above under "Servicing of Mortgage Loans--Servicing Compensation and Payment of Expenses";

     - to reimburse each of the master servicer and the trustee for unreimbursed advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the mortgage loan(s) in respect of which any such advance was made;

     - to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer's certificate indicating the amount of the nonrecoverable advance and identifying the related mortgage loan(s), and their respective portions of the nonrecoverable advance);

     - to reimburse the master servicer for insured expenses from the related insurance proceeds;

     - to reimburse the master servicer for (a) any unreimbursed customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO

          Property and (iv) maintaining any required insurance policies (collectively, "Servicing Advances"), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

     - to pay to the purchaser, with respect to each mortgage loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such mortgage loan after the date of such purchase;

     - to reimburse the sellers and the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

     - to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

     - to withdraw an amount equal to the sum of (a) the related Available Funds and (b) the trustee fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

     - to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

     The master servicer is required to maintain separate accounting, on a mortgage loan by mortgage loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

     Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds for each loan group and the trustee fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the "Distribution Account"). The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

     -    the aggregate amount remitted by the master servicer to the trustee;
          and

     - any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

     The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under "-- Priority of Distributions Among Certificates" and may from time to time make withdrawals from funds in the Distribution Account in respect of an aggregate loan group:

     -    to pay the related trustee fee to the trustee;

     - to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

     - to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

     - to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

     There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

     Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the mortgage loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

     Exchangeable Certificates Distribution Account. On or prior to the closing date, the trustee will establish an account (the "Exchangeable Certificates Distribution Account"), which will be maintained in trust for the benefit of the holders of the Exchangeable Certificates. The trustee will deposit or cause to be deposited in the Exchangeable Certificates Distribution Account all amounts it receives in respect of the Depositable Certificates that have been deposited, which will then be used to make distributions on that day to the applicable Exchangeable Certificates as described below. Funds on deposit in the Exchangeable Certificates Distribution Account will not be invested.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

     The Certificate Account and the Distribution Account. All funds in the Certificate Account and the Distribution Account will be invested in permitted investments at the direction, and for the benefit and risk, of the master servicer. All income and gain net of any losses realized from the investment will be for the benefit of the master servicer as additional servicing compensation and will be remitted to it monthly as described herein.

     The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or the Distribution Account and made in accordance with the pooling and servicing agreement.

     The Corridor Contract Reserve Fund. Funds in the Corridor Contract Reserve Fund may be invested by the trustee in The Bank of New York cash reserves. Any net investment earnings will be retained in the Corridor Contract Reserve Fund until withdrawn upon the earlier of the reduction of the aggregate Class Certificate Balance of the Class 1-A-1 and Class 1-A-2 Certificates to zero and the termination of the pooling and servicing agreement. Any losses incurred in the Corridor Contract Reserve Fund in respect of the investment will be charged against amounts on deposit in the Corridor Contract Reserve Fund (or the investments) immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Corridor Contract Reserve Fund and made in accordance with the pooling and servicing agreement.

EXCHANGEABLE CERTIFICATES

     General. The Class 1-A-8 and Class 1-A-9 Certificates are "Depositable Certificates." All or a portion of the Depositable Certificates may be exchanged for a proportionate interest in the Class 1-A-17, Class 1-A-18, Class 1-A-19 and Class 1-A-20 Certificates (the "Exchangeable Certificates") in the combinations shown in Annex I. All or a portion of the Exchangeable Certificates may also be exchanged for the Depositable Certificates in the same manner. This process may occur repeatedly.

     The classes of Depositable Certificates and of Exchangeable Certificates that are outstanding at any given time, and the outstanding Class Certificate Balances or notional amounts of these classes, will depend upon any related distributions of principal, as well as any exchanges that occur and prior principal distributions. Depositable Certificates and Exchangeable Certificates may be exchanged only in the combinations and in the proportions that the initial Class Certificate Balances of such certificates bear to one another as shown in Annex I.

     Holders of Exchangeable Certificates will be the beneficial owners of a proportionate interest in the related Depositable Certificates that are deposited and will receive a proportionate share of the distributions on those certificates.

     Procedures. If a holder of Depositable Certificates wishes to exchange its Depositable Certificates for the related Exchangeable Certificates or a holder of Exchangeable Certificates wishes to exchange its Exchangeable Certificates for the related Depositable Certificates, the certificateholder must notify the trustee no later than three business days before the proposed exchange date. Notice to the trustee may be provided by email to cwmacrs@bankofny.com or by telephone at (800) 254-2826. The exchange date will be subject to the trustee's approval but it can generally be any business day other than the first or last business day of the month. The notice must (i) be on the certificateholder's letterhead, (ii) carry a medallion stamp guarantee or be signed by an authorized signatory and be presented with an incumbency certificate and (iii) set forth the following information: the CUSIP number of both the certificates to be exchanged and the certificates to be received, the outstanding Class Certificate Balance and the initial Class Certificate Balance of the certificates to be exchanged, the certificateholder's DTC participant number and the proposed exchange date. After receiving the notice, the trustee will e-mail the certificateholder with wire payment instructions relating to the exchange fee and, assuming the combination or exchange is a permitted combination or exchange as listed on Annex I, the certificateholder will use the Deposit and Withdrawal System at DTC to exchange the certificates. A notice becomes irrevocable on the second business day before the proposed exchange date.

     In connection with each exchange, the certificateholder must pay the trustee a fee equal to 1/32 of 1% of the outstanding Class Certificate Balance of the certificates to be exchanged. In no event, however, will the fee be either less than $2,000 or greater than $25,000. The exchange will be completed upon the receipt by the trustee of the exchange fee and the beneficial interest in the Depositable or Exchangeable Certificates.

     The trustee will make the first distribution on a Depositable Certificate or an Exchangeable Certificate received in an exchange transaction on the Distribution Date in the following month to the certificateholder of record as of the close of business on the last day of the month of the exchange.

     Neither the trustee nor the depositor will have any obligation to ensure the availability of the applicable certificates for the desired combination or exchange or to accomplish any combination or exchange other than those listed on Annex I.

FEES AND EXPENSES

     The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

  TYPE / RECIPIENT (1)                   AMOUNT                GENERAL PURPOSE                SOURCE (2)                 FREQUENCY
  --------------------     ---------------------------------   ---------------   -----------------------------------   ------------
FEES

Master Servicing Fee /     One-twelfth of the Stated           Compensation      Amounts on deposit in the                  Monthly
Master Servicer            Principal Balance of each                             Certificate Account representing
                           mortgage loan multiplied by the                       payments of interest and
                           master servicing fee rate (3)                         application of liquidation proceeds
                                                                                 with respect to that mortgage loan

                           -    All late payment fees,         Compensation      Payments made by obligors with        Time to time
                                assumption fees and other                        respect to the mortgage loans
                                similar charges including
                                prepayment charges

                           -    All investment income earned   Compensation      Investment income related to the           Monthly
                                on amounts on deposit in the                     Certificate Account and the
                                Certificate Account and                          Distribution Account
                                Distribution Account.

                           -    Excess Proceeds (4)            Compensation      Liquidation proceeds and Subsequent   Time to time
                                                                                 Recoveries

Trustee Fee (the           One-twelfth of the Trustee Fee      Compensation      Amounts on deposit in the                  Monthly
"Trustee Fee") / Trustee   Rate multiplied by the aggregate                      Certificate Account or the
                           Stated Principal Balance of the                       Distribution Account
                           outstanding mortgage loans. (5)

EXPENSES

Insured expenses /         Expenses incurred by the Master     Reimbursement     To the extent the expenses are        Time to time
Master Servicer            Servicer                            of Expenses       covered by an insurance policy with
                                                                                 respect to the mortgage loan

Servicing Advances /       To the extent of funds available,   Reimbursement     With respect to each mortgage loan,   Time to time
Master Servicer            the amount of any Servicing         of Expenses       late recoveries of the payments of
                           Advances.                                             the costs and expenses, liquidation
                                                                                 proceeds, Subsequent Recoveries,
                                                                                 purchase proceeds or repurchase
                                                                                 proceeds for that mortgage loan (6)

Indemnification            Amounts for which the sellers,      Indemnification   Amounts on deposit on the                  Monthly
expenses / the sellers,    the master servicer and depositor                     Certificate Account
the master servicer and    are entitled to indemnification
the depositor              (7)

----------
(1) If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this free writing prospectus. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3) The Master Servicing Fee Rate for each mortgage loan will equal 0.250% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to mortgage loans that are prepaid in full, as described in this free writing prospectus under "Servicing of Mortgage Loans -- Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans."

(4) "Excess Proceeds" with respect to a Liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the mortgage loan plus (ii) accrued interest on the mortgage loan at the mortgage rate during each Due Period as to which interest was not paid or advanced on the mortgage loan.

(5)  The "Trustee Fee Rate" is equal to 0.009% per annum.

(6) Reimbursement of Servicing Advances for a mortgage loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that mortgage loan.

(7) Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses as described in this free writing prospectus under "-- Certain Matters Regarding the Master Servicer, the Depositor and the Sellers."

DISTRIBUTIONS

     Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in January 2007 (each, a "Distribution Date"), to the persons in whose names the certificates are registered at the close of business on the Record Date. The "Record Date" for any Distribution Date will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.

     Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a notional amount certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

     As more fully described in this free writing prospectus, distributions on the group 1 senior certificates, the group 2 senior certificates and the group 3 senior certificates will be made on each Distribution Date primarily from Available Funds of the related loan group, and, in certain circumstances with respect to aggregate loan group I, from any Available Funds from the other loan group in aggregate loan group I remaining after distributions to the senior certificates related to such other loan group. Distributions on the subordinated certificates in an aggregate certificate group will be based on any remaining Available Funds for the related aggregate loan group for such Distribution Date, in each case after giving effect to distributions on all related classes of senior certificates as described in the preceding sentence and payments in respect of related Class PO Deferred Amounts. These distributions will be made in the following order of priority:

     - to interest on each interest-bearing class of senior certificates relating to each loan group, pro rata, based on their respective interest entitlements;

     - to principal of the classes and components of senior certificates relating to each loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth under "Description of the Certificates -- Principal," in this free writing prospectus, in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes and/or components on the Distribution Date;

     - to any Class PO Deferred Amounts with respect to the applicable PO Class, but only from amounts that would otherwise be distributed on the Distribution Date as principal of the related group of subordinated certificates;

     - to interest on and then principal of each class of subordinated certificates in the related aggregate certificate group, in the order of their numerical class designations, beginning with the Class M or Class III-M Certificates, as applicable, in each case subject to the limitations set forth under "Description of the Certificates -- Interest" and "-- Principal" in this free writing prospectus; and

     -    any remaining available amounts, to the Class A-R Certificates.

     "Available Funds" for a loan group for any Distribution Date will equal the sum of:

     - all scheduled installments of interest (net of the related Expense Fees and premiums in respect of lender acquired primary mortgage insurance on a mortgage loan) and principal due on the mortgage loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

     - all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted mortgage loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to mortgage loans in that loan group;

     - all partial or full prepayments with respect to mortgage loans in that loan group received during the related Prepayment Period together with interest paid in connection with the prepayment, other than certain excess amounts and the Compensating Interest; and

     - amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or the master servicer as of the Distribution Date, reduced by amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

     In the event that Depositable Certificates are exchanged for the related classes of Exchangeable Certificates, such Exchangeable Certificates will be entitled to a proportionate share of the principal and interest distributions on each related class of Depositable Certificates that have been deposited. In addition, the Exchangeable Certificates will bear a proportionate share of losses and net interest shortfalls allocable to each related class of Depositable Certificates that have been deposited.

INTEREST

     Pass-Through Rates. The classes of offered certificates will have the respective pass-through rates set forth on the cover page hereof or as described below.

     LIBOR Certificates.

     Each class of LIBOR Certificates will bear interest during its initial interest accrual period at the Initial Pass-Through Rate set forth below, and will bear interest during each interest accrual period thereafter, subject to the applicable Maximum and Minimum Pass-Through Rates, at the per annum rate determined by reference to LIBOR as described below:

                                 INITIAL         MAXIMUM/MINIMUM    FORMULA FOR CALCULATION OF CLASS
CLASS                       PASS-THROUGH RATE   PASS-THROUGH RATE           PASS-THROUGH RATE
-----                       -----------------   -----------------   --------------------------------
Class 1-A-8..............         5.770%           7.00% /0.45%               LIBOR + 0.45%
Class 1-A-9..............         1.230%           6.55% /0.00%               6.55% - LIBOR
Class 1-A-17.............         5.720%           7.00% /0.40%               LIBOR + 0.40%
Class 1-A-18.............         1.280%           6.60% /0.00%               6.60% - LIBOR
Class 1-A-19.............         5.820%           7.00% /0.50%               LIBOR + 0.50%
Class 1-A-20.............         1.180%           6.50% /0.00%               6.50% - LIBOR
Class 3-A-1..............         5.720%           7.00% /0.37%               LIBOR + 0.37%
Class 3-A-2..............         5.720%           7.00% /0.37%               LIBOR + 0.37%
Class 3-A-3..............         1.280%           6.63% /0.00%               6.63% - LIBOR

     Class 1-X, Class 2-X and Class 3-X Certificates

     The pass-through rate for the Class 1-X Certificates for the interest accrual period for any Distribution Date will equal the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans in loan group 1, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.00%. The pass-through rate for the Class 1-X Certificates for the interest accrual period for the first Distribution Date is expected to be approximately 0.332936% per annum.

     The pass-through rate for the Class 2-X Certificates for the interest accrual period for any Distribution Date will equal the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans in loan group 2, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.00%. The pass-through rate for the Class 2-X Certificates for the interest accrual period for the first Distribution Date is expected to be approximately 0.982888% per annum.

     The pass-through rate for the Class 3-X Certificates for the interest accrual period for any Distribution Date will equal the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans in loan group 3, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.75%. The pass-through rate for the Class 3-X Certificates for the interest accrual period for the first Distribution Date is expected to be approximately 0.937493% per annum.

     The Class 3-A-4, Class PO and Class III-PO Certificates are principal only certificates and will not bear interest.

     Interest Entitlement. With respect to each Distribution Date for all of the interest-bearing certificates (other than the LIBOR Certificates and the Class 1-A-1 and Class 1-A-2 Certificates), the interest accrual period will be the calendar month preceding the month of the Distribution Date. The interest accrual period for the LIBOR Certificates and the Class 1-A-1 and Class 1-A-2 Certificates will be the one-month period commencing on the 25th day of the month before the month in which that Distribution Date occurs and ending on the 24th day of the month in which the Distribution Date occurs. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

     On each Distribution Date, to the extent of funds available therefor, each interest-bearing class of certificates will be entitled to receive or accrete an amount allocable to interest for the related interest accrual period. This "interest entitlement" for any class will equal the sum of:

     - interest at the applicable pass-through rate on the related Class Certificate Balance or notional amount, as the case may be, immediately prior to that Distribution Date; and

     - the sum of the amounts, if any, by which the amount described in the immediately preceding bullet point on each prior Distribution Date exceeded the amount actually distributed or accreted as interest on the prior Distribution Dates and not subsequently distributed or accreted (which are called unpaid interest amounts).

     The Class 1-A-5 are accrual certificates. Interest will accrue on the Class 1-A-5 Certificates during each interest accrual period at a per annum rate of 6.00%. However, this accrued amount will not be distributed as interest to the Class 1-A-5 Certificates until the Accrual Termination Date, which is the earlier of:

     - the date on which the Class Certificate Balance of each class of group I subordinated certificates is reduced to zero; and

     - the Distribution Date on which the aggregate Class Certificate Balance of the Class 1-A-1, Class 1-A-2 and Class 1-A-4 Certificates is reduced to zero.

     This accrued and unpaid interest will be added to the Class Certificate Balance of the Class 1-A-5 Certificates on the related Distribution Date.

     For each Distribution Date on or prior to the related Corridor Contract Termination Date, on which LIBOR exceeds the related Corridor Contract Strike Rate, in addition to the interest distribution amount described above, the Class 1-A-1 and Class 1-A-2 Certificates will be entitled to receive the related yield supplement amount from payments distributed to the trustee with respect to the related Corridor Contract.

ALLOCATION OF NET INTEREST SHORTFALLS

     The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls for that Distribution Date experienced by (a) the related loan group, with respect to the senior certificates (other than the related PO Class) and (b) the related aggregate loan group, with respect to a group of subordinated certificates. With respect to any Distribution Date and loan group, the "Net Interest Shortfall" is equal to the sum of:

     - any net prepayment interest shortfalls for that loan group and Distribution Date, and

     - the amount of interest that would otherwise have been received with respect to any mortgage loan in that loan group that was the subject of a Relief Act Reduction or a Debt Service Reduction.

     With respect to any Distribution Date, a "net prepayment interest shortfall" for each loan group is the amount by which the aggregate of prepayment interest shortfalls experienced by the mortgage loans in that loan group exceeds the Compensating Interest for that loan group and Distribution Date plus, in the case of loan group 1 and loan group 2, the excess, if any, of the Compensating Interest for the other loan group in aggregate loan group I over the prepayment interest shortfalls for that other loan group.

     A "prepayment interest shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a mortgage loan during the portion of the related Prepayment Period occurring in the calendar month preceding the month of the Distribution Date is less than one month's interest at the related mortgage rate less the related master servicing fee rate on the Stated Principal Balance of the mortgage loan.

     A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief Act or similar state laws.

     A "Debt Service Reduction" is the modification of the terms of a mortgage loan in the course of a borrower's bankruptcy proceeding, allowing for the reduction of the amount of the monthly payment on the related mortgage loan.

     Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all interest-bearing classes of the related senior and subordinated certificates on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive or accrete (or, in the case of the group I subordinated certificates, be deemed to be entitled to receive based on each subordinated class' share of the Assumed Balance, as described more fully below) on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls.

     For purposes of allocating Net Interest Shortfalls for a loan group in aggregate loan group I to the group I subordinated certificates on any Distribution Date, the amount of interest each class of group I subordinated certificates would otherwise be deemed to be entitled to receive from Available Funds for that loan group on the Distribution Date will equal an amount of interest at the pass-through rate on a balance equal to that class' pro rata share (based on their respective Class Certificate Balances) of the Assumed Balance for that Distribution Date. The "Assumed Balance" for a Distribution Date and loan group in aggregate loan group I is equal to the Subordinated Percentage for that Distribution Date relating to that loan group of the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in such loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such Due Date); provided, however, on any Distribution Date after a Senior Termination Date with respect to aggregate loan group I, Net Interest Shortfalls will be allocated to the group I subordinated certificates based on the amount of interest each such class of certificates would otherwise be entitled to receive or accrete on that Distribution Date.

     Each class' pro rata share of the Net Interest Shortfalls will be based on the amount of interest the class otherwise would have been entitled to receive or accrete on the Distribution Date. On each Distribution Date, each outstanding class of Exchangeable Certificates will be allocated a proportionate share of the Net Interest Shortfalls allocated to the related classes of Depositable Certificates that have been deposited.

     If on a particular Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described above under "-- Priority of Distributions Among Certificates" are not sufficient to make a full distribution or accretion of the interest entitlement on the certificates related to that loan group, interest will be distributed or accreted on each related class of certificates of equal priority, pro rata based on the amount of interest it would otherwise have been entitled to receive or accrete in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates will be entitled to receive or accrete on the next Distribution Date. A shortfall could occur, for example, if losses realized on the mortgage loans in a loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

THE CORRIDOR CONTRACTS

     The Class 1-A-1 and Class 1-A-2 Certificates will each have the benefit of a separate interest rate corridor contract (collectively, the "Corridor Contracts"), beginning in January 2007. The Corridor Contracts will each be evidenced by a confirmation between UBS Real Estate Securities, Inc. ("UBS Real Estate") and UBS AG, London ("UBS AG" or the "Contract Corridor Counterparty"), each an affiliate of UBS Securities LLC.

     On the closing date, UBS Real Estate Securities, Inc. will assign its rights under both Corridor Contracts to The Bank of New York, as supplemental interest trustee (in such capacity, the "supplemental interest trustee)." Each Corridor Contract will be an asset of a separate trust (the "Supplemental Interest Trust") created under the pooling and servicing agreement for the benefit of the Class 1-A-1 and Class 1-A-2 Certificates.

     Pursuant to the Corridor Contracts, the terms of an ISDA Master Agreement were incorporated into the confirmation of the related Corridor Contract, as if such an ISDA Master Agreement had been executed by UBS Real Estate and the Corridor Contract Counterparty on the date that the Corridor Contract was executed. The Corridor Contracts are also subject to certain ISDA definitions, as published by the International Swaps and Derivatives Association, Inc. On the closing date, UBS Real Estate will assign its rights under the Corridor Contracts to The Bank of New York, as trustee, on behalf of the issuing entity.

     With respect to each Corridor Contract and any Distribution Date on or prior to March 2015 (the "Corridor Contract Termination Date"), the amount payable by the Corridor Contract Counterparty under the related Corridor Contract will equal the product of:

     (i) the excess, if any, of (x) the lesser of (A) One-Month LIBOR (as determined by the Corridor Contract Counterparty) and (B) the related Corridor Contract Ceiling Rate for such Distribution Date over (y) the related Corridor Contract Strike Rate for such Distribution Date,

     (ii) the applicable Corridor Contract Notional Balance for such Distribution Date, and

     (iii) one-twelfth.

     The "Corridor Contract Strike Rate" and the "Corridor Contract Ceiling Rate" for each Corridor Contract are as follows:

                                       CORRIDOR CONTRACT   CORRIDOR CONTRACT
CLASS OF CERTIFICATES                     STRIKE RATE         CEILING RATE
---------------------                  -----------------   -----------------
Class 1-A-1.........................         5.50%               9.00%
Class 1-A-2.........................         5.40%               8.90%

     Each Corridor Contract Notional Balance is based on the group 1 mortgage loans having a constant prepayment rate equal to 100% of the Group I Prepayment Assumption.

     The "Class 1-A-1 Corridor Contract Notional Balance" and "Class 1-A-2 Corridor Contract Notional Balance" are as described in the following table:

                               CLASS 1-A-1 CORRIDOR   CLASS 1-A-2 CORRIDOR
                                 CONTRACT NOTIONAL      CONTRACT NOTIONAL
      DISTRIBUTION DATE             BALANCE($)             BALANCE($)
      -----------------        --------------------   --------------------
January 25, 2007............      100,000,000.00          10,000,000.00
February 25, 2007...........       99,327,074.09           9,932,707.41

                               CLASS 1-A-1 CORRIDOR   CLASS 1-A-2 CORRIDOR
                                 CONTRACT NOTIONAL      CONTRACT NOTIONAL
      DISTRIBUTION DATE             BALANCE($)             BALANCE($)
      -----------------        --------------------   --------------------
March 25, 2007..............       98,411,598.15           9,841,159.82
April 25, 2007..............       97,256,870.82           9,725,687.08
May 25, 2007................       95,866,854.76           9,586,685.48
June 25, 2007...............       94,246,207.12           9,424,620.71
July 25, 2007...............       92,400,271.24           9,240,027.12
August 25, 2007.............       90,335,064.95           9,033,506.50
September 25, 2007..........       88,057,265.62           8,805,726.56
October 25, 2007............       85,574,191.75           8,557,419.18
November 25, 2007...........       82,893,781.41           8,289,378.14
December 25, 2007...........       80,024,567.28           8,002,456.73
January 25, 2008............       76,975,648.60           7,697,564.86
February 25, 2008...........       74,007,379.66           7,400,737.97
March 25, 2008..............       71,118,257.19           7,111,825.72
April 25, 2008..............       68,306,805.81           6,830,680.58
May 25, 2008................       65,571,577.57           6,557,157.76
June 25, 2008...............       62,911,151.44           6,291,115.14
July 25, 2008...............       60,324,132.78           6,032,413.28
August 25, 2008.............       57,809,152.87           5,780,915.29
September 25, 2008..........       55,364,868.42           5,536,486.84
October 25, 2008............       52,989,961.13           5,298,996.11
November 25, 2008...........       50,683,137.18           5,068,313.72
December 25, 2008...........       48,443,126.80           4,844,312.68
January 25, 2009............       46,268,683.84           4,626,868.38
February 25, 2009...........       44,158,585.30           4,415,858.53
March 25, 2009..............       42,111,630.91           4,211,163.09
April 25, 2009..............       40,126,642.74           4,012,664.27
May 25, 2009................       38,202,464.74           3,820,246.47
June 25, 2009...............       36,337,962.35           3,633,796.24
July 25, 2009...............       34,532,022.13           3,453,202.21
August 25, 2009.............       32,783,551.32           3,278,355.13
September 25, 2009..........       31,091,477.50           3,109,147.75
October 25, 2009............       29,454,748.18           2,945,474.82
November 25, 2009...........       27,872,330.46           2,787,233.05
December 25, 2009...........       26,343,210.63           2,634,321.06
January 25, 2010............       24,866,393.86           2,486,639.39
February 25, 2010...........       23,440,903.81           2,344,090.38
March 25, 2010..............       22,065,782.31           2,206,578.23
April 25, 2010..............       20,740,089.01           2,074,008.90
May 25, 2010................       19,462,901.05           1,946,290.11
June 25, 2010...............       18,233,312.76           1,823,331.28
July 25, 2010...............       17,050,435.30           1,705,043.53
August 25, 2010.............       15,913,396.39           1,591,339.64
September 25, 2010..........       14,821,339.96           1,482,134.00
October 25, 2010............       13,773,425.88           1,377,342.59
November 25, 2010...........       12,768,829.68           1,276,882.97
December 25, 2010...........       11,806,742.20           1,180,674.22
January 25, 2011............       10,886,369.35           1,088,636.94
February 25, 2011...........       10,006,931.85           1,000,693.19
March 25, 2011..............        9,167,664.90             916,766.49
April 25, 2011..............        8,367,817.93             836,781.79
May 25, 2011................        7,606,654.37             760,665.44
June 25, 2011...............        6,883,451.36             688,345.14
July 25, 2011...............        6,197,499.48             619,749.95
August 25, 2011.............        5,548,102.55             554,810.25
September 25, 2011..........        4,934,577.32             493,457.73
October 25, 2011............        4,356,253.31             435,625.33
November 25, 2011...........        3,812,472.49             381,247.25
December 25, 2011...........        3,302,589.09             330,258.91
January 25, 2012............        2,825,969.41             282,596.94

                               CLASS 1-A-1 CORRIDOR   CLASS 1-A-2 CORRIDOR
                                 CONTRACT NOTIONAL      CONTRACT NOTIONAL
      DISTRIBUTION DATE             BALANCE($)             BALANCE($)
      -----------------        --------------------   --------------------
February 25, 2012...........        2,775,519.14             277,551.91
March 25, 2012..............        2,755,040.19             275,504.02
April 25, 2012..............        2,754,343.82             275,434.38
May 25, 2012................        2,753,647.46             275,364.75
June 25, 2012...............        2,752,951.10             275,295.11
July 25, 2012...............        2,752,254.73             275,225.47
August 25, 2012.............        2,751,558.37             275,155.84
September 25, 2012..........        2,750,862.01             275,086.20
October 25, 2012............        2,750,165.64             275,016.56
November 25, 2012...........        2,749,469.28             274,946.93
December 25, 2012...........        2,748,772.91             274,877.29
January 25, 2013............        2,748,076.55             274,807.66
February 25, 2013...........        2,747,380.19             274,738.02
March 25, 2013..............        2,746,683.82             274,668.38
April 25, 2013..............        2,745,987.46             274,598.75
May 25, 2013................        2,745,291.10             274,529.11
June 25, 2013...............        2,744,594.73             274,459.47
July 25, 2013...............        2,743,898.37             274,389.84
August 25, 2013.............        2,743,202.01             274,320.20
September 25, 2013..........        2,742,505.64             274,250.56
October 25, 2013............        2,741,809.28             274,180.93
November 25, 2013...........        2,741,112.91             274,111.29
December 25, 2013...........        2,740,416.55             274,041.66
January 25, 2014............        2,739,720.19             273,972.02
February 25, 2014...........        2,739,023.82             273,902.38
March 25, 2014..............        2,738,327.46             273,832.75
April 25, 2014..............        2,737,631.10             273,763.11
May 25, 2014................        2,736,934.73             273,693.47
June 25, 2014...............        2,736,238.37             273,623.84
July 25, 2014...............        2,496,197.07             249,619.71
August 25, 2014.............        2,122,120.74             212,212.07
September 25, 2014..........        1,759,337.82             175,933.78
October 25, 2014............        1,407,584.87             140,758.49
November 25, 2014...........        1,066,603.96             106,660.40
December 25, 2014...........          736,142.52              73,614.25
January 25, 2015............          415,953.28              41,595.33
February 25, 2015...........          255,389.45              25,538.94
March 25, 2015..............          100,154.59              10,015.46
April 25, 2015 and
   thereafter...............                0.00                   0.00

     On or prior to the related Corridor Contract Termination Date, amounts (if any) received under the Corridor Contracts by the trustee for the benefit of the Supplemental Interest Trust will be used to pay the Yield Supplement Amounts, as described below under "-- The Corridor Contract Reserve Fund." Amounts received on the Corridor Contracts will not be available to make interest distributions on any classes of certificates other than the Class 1-A-1 and Class 1-A-2 Certificates.

     The Corridor Contracts are scheduled to remain in effect up to and including the related Corridor Contract Termination Date. The Corridor Contracts will be subject to early termination only in limited circumstances. These circumstances generally include certain insolvency or bankruptcy events in relation to the Corridor Contract Counterparty or the issuing entity, the failure by the Corridor Contract Counterparty (within one business day after notice of the failure is received by the Corridor Contract Counterparty) to make a payment due under the Corridor Contracts, and the Corridor Contracts becoming illegal or subject to certain kinds of taxation.

     It will be an additional termination event under the Corridor Contracts if the Corridor Contract Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. Sections 229.1100-229.1123 ("Regulation AB") with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Corridor Contracts, and the Corridor Contract Counterparty fails to transfer the Corridor Contract, at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity and (ii) satisfies any rating requirement set forth in the Corridor Contract.

     If a Corridor Contract is terminated early, the Corridor Contract Counterparty may owe a termination payment, payable in a lump sum. Any termination payment received from the Corridor Contract Counterparty will be paid to the trustee and will be deposited into the Corridor Contract Reserve Fund and applied on future Distribution Dates to pay any Yield Supplement Amounts on the Class 1-A-1 or Class 1-A-2 Certificates, as applicable, until the related Corridor Contract Termination Date. However, if a termination occurs, there can be no assurance that a termination payment will be paid to the trustee.

     The pooling and servicing agreement does not provide for the substitution of a replacement Corridor Contract in the event of a termination of a Corridor Contract or in any other circumstance.

     The significance percentage for the Corridor Contracts is less than 10% and in the aggregate, the significance percentage of both Corridor Contracts with the Corridor Contract Counterparty is less than 10%. The "significance percentage" for a Corridor Contract is the percentage that the significance estimate of that Corridor Contract represents of the Class Certificate Balance of the related class of certificates. The "significance estimate" of the Corridor Contracts is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Corridor Contracts, made in substantially the same manner as that used in Countrywide Home Loans' internal risk management process in respect of similar instruments.

     UBS AG and subsidiaries, with headquarters in Zurich, Switzerland and Basel, Switzerland, provide wealth management, global investment banking and securities services on a global basis. UBS AG is incorporated and domiciled in Switzerland and operates under Swiss Company Law and Swiss Federal Banking Law as an Aktiengesellschaft, a corporation that has issued shares of common stock to investors. UBS AG has a long-term rating of "AA+" from S&P and a long-term rating of "Aa2" from Moody's.

     The offered certificates do not represent an obligation of the Corridor Contract Counterparty. The holders of the offered certificates are not parties to or beneficiaries under the Corridor Contracts and will not have any right to proceed directly against the Corridor Contract Counterparty in respect of its obligations under the Corridor Contracts.

     Each Corridor Contract will be filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K after the closing date.

THE CORRIDOR CONTRACT RESERVE FUND

     The pooling and servicing agreement will require the supplemental interest trustee to establish an account (the "Corridor Contract Reserve Fund"). The Corridor Contract Reserve Fund will be held in trust in the Supplemental Interest Trust by the supplemental interest trustee, which will be held by the trustee for the benefit of the holders of the Class 1-A-1 and Class 1-A-2
Certificates. On the closing date, the depositor will cause $1,000 to be deposited in the Corridor Contract Reserve Fund. The Corridor Contract Reserve Fund will not be an asset of any REMIC.

     On each Distribution Date, the trustee will deposit in the Corridor Contract Reserve Fund any amounts received in respect of the Corridor Contracts for the related interest accrual period. On each Distribution Date, such amounts received in respect of a Corridor Contract will be distributed to the Class 1-A-1 or Class 1-A-2 Certificates, as applicable, to the extent necessary to pay the related Yield Supplement Amount and any related Yield Supplement Amount remaining unpaid from prior Distribution Dates. Any remaining amounts will remain in the Corridor Contract Reserve Fund. On the Distribution Date immediately following the earlier of (i) the Corridor Contract Termination Date and (ii) the date on which the aggregate Class Certificate Balance of the Class 1-A-1 and Class 1-A-2 Certificates has been reduced to zero, all amounts remaining in the Corridor Contract Reserve Fund will be distributed to UBS Securities LLC.

     For any Distribution Date, on or prior to the Corridor Contract Termination Date, the related Yield Supplement Amount will be an amount equal to interest for the related interest accrual period on the Class Certificate Balance of the related class of certificates immediately prior to such Distribution Date at a rate equal to the excess of (i) the lesser of (A) One-Month LIBOR (as determined by the Corridor Contract Counterparty) and (B) the related Corridor Contract Ceiling Rate for such Distribution Date over (ii) the related Corridor Contract Strike Rate for such Distribution Date.

PRINCIPAL

     General. All payments and other amounts received in respect of principal of the mortgage loans in a loan group will be allocated as described under "--Priority of Distributions Among Certificates" between the related PO Class, on the one hand, and the other senior certificates in the related senior certificate group (other than the related notional amount certificates and the related PO Class) and the related subordinated certificates, on the other hand, in each case based on the applicable PO Percentage and the applicable Non-PO Percentage, respectively, of those amounts.

     The Non-PO Percentage with respect to any mortgage loan in any loan group with a net mortgage rate less than the percentage indicated below (each a "Discount mortgage loan") will be determined as follows:

DISCOUNT MORTGAGE LOANS  NET MORTGAGE RATE         NON-PO PERCENTAGE OF
     IN LOAN GROUP       FOR MORTGAGE LOAN        DISCOUNT MORTGAGE LOAN
-----------------------  -----------------  ---------------------------------
           1              Less than 6.00%   Net mortgage rate divided by 6.00%
           2              Less than 6.00%   Net mortgage rate divided by 6.00%
           3              Less than 6.75%   Net mortgage rate divided by 6.75%

     The Non-PO Percentage with respect to any mortgage loan in any loan group with a net mortgage rate equal to or greater than the percentage indicated below (each a "Non-Discount mortgage loan") will be 100%.

NON-DISCOUNT MORTGAGE         NET MORTGAGE RATE
 LOANS IN LOAN GROUP          FOR MORTGAGE LOAN
---------------------  -----------------------------
          1            Greater than or equal to 6.00%
          2            Greater than or equal to 6.00%
          3            Greater than or equal to 6.75%

     The PO Percentage with respect to any Discount mortgage loan in any loan group will equal the amount described below:

 DISCOUNT MORTGAGE         PO PERCENTAGE OF
LOANS IN LOAN GROUP     DISCOUNT MORTGAGE LOAN
-------------------  ----------------------------
         1           (6.00% -- net mortgage rate)
                          divided by 6.00%
         2           (6.00% -- net mortgage rate)
                          divided by 6.00%
         3           (6.75% -- net mortgage rate)
                          divided by 6.75%

     The PO Percentage with respect to any Non-Discount mortgage loan in any loan group will be 0%.

     Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO Formula Principal Amount for each loan group will be distributed as principal with respect to the related classes of senior certificates (other than the related notional amount certificates and the related PO Class) in an amount up to the related Senior Principal Distribution Amount for such loan group and as principal of the classes of subordinated certificates in the related aggregate certificate group, as the Subordinated Principal Distribution Amount, or a portion thereof in the case of the aggregate certificate group I.

     The "Non-PO Formula Principal Amount" for any Distribution Date and loan group will equal the sum of:

     (i)  the sum of the applicable Non-PO Percentage of

          (a) all monthly payments of principal due on each mortgage loan in that loan group on the related Due Date,

          (b) the principal portion of the purchase price of each mortgage loan in that loan group that was repurchased by a seller or another person pursuant to the pooling and servicing agreement as of that Distribution Date,

          (c) the Substitution Adjustment Amount in connection with any deleted mortgage loan in that loan group received with respect to that Distribution Date,

          (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of that Distribution Date,

          (e) with respect to each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that mortgage loan, and

          (f) all partial and full principal prepayments by borrowers on the mortgage loans in that loan group received during the related Prepayment Period; and

     (ii) (A) any Subsequent Recoveries on the mortgage loans in that loan group received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries attributable to a Discount mortgage loan in that loan group which incurred a Realized Loss after the related Senior Credit Support Depletion Date, the Non-PO

          Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

     Class 1-A-5 Accrual Amount. On each Distribution Date up to and including the Accrual Termination Date, the amount of accrued interest on the Class 1-A-5 Certificates added to its Class Certificate Balance (this is sometimes referred to as the "Accrual Amount") will be distributed as principal as and when provided in Rule 2(B)(i) under "--Distributions with Respect to Loan Group 1" below.

     Senior Principal Distribution Amount. On each Distribution Date, the Non-PO Formula Principal Amount related to each loan group, in each case up to the amount of the related Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal to the following classes of senior certificates:

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 1

     -    To the following classes of certificates in the following order:

          (1) to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero; and

          (2) concurrently, 4.2415116748%, to the Class 1-A-16 Certificates, until its Class Certificate Balance is reduced to zero, and 95.7584883252%, in the following order:

               (A) concurrently, to the Class 1-A-12, Class 1-A-13 and Class 1-A-14 Certificates, the Priority Amount, pro rata, until their respective Class Certificate Balances are reduced to zero;

               (B)  concurrently,

                    (i) 40.7751200776% of the Senior Principal Distribution Amount for loan group 1 available for this rule and 100% of the Class 1-A-5 Accrual Amount, in the following order:

                         (a) in an amount up to $766 on each Distribution Date, concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

                         (b) in an amount up to $1,375,000 on each Distribution Date, to the Class 1-A-4 Certificates, until its Class Certificate Balance is reduced to zero;

                         (c) concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                         (d) sequentially, to the Class 1-A-4 and Class 1-A-5 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

                    (ii) 39.7406768748%, in the following order:

                         (a) in an amount up to $373 on each Distribution Date, to the Class 1-A-6 Certificates, until its Class Certificate Balance is reduced to zero;

                         (b) in an amount up to $1,288,750 on each Distribution Date, in the following order:

                              1. to the Class 1-A-7 Certificates, until its Class Certificate Balance is reduced to zero; and

                              2. concurrently, to the Class 1-A-3 and Class 1-A-8 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

                         (c) sequentially, to the Class 1-A-6 and Class 1-A-7 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

                         (d) concurrently, to the Class 1-A-3 and Class 1-A-8 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                    (iii) 19.4842030476%, sequentially, to the Class 1-A-10 and
                         Class 1-A-11 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

               (C) concurrently, to the Class 1-A-12, Class 1-A-13 and Class 1-A-14 Certificates, pro rata, without regard to the Priority Amount, until their respective Class Certificate Balances are reduced to zero.

     Notwithstanding the foregoing, on each Distribution Date on and after the related Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount for loan group 1 will be distributed, concurrently, as principal of the related classes of senior certificates (other than the related notional amount certificates and the related PO Class), pro rata, in accordance with their respective Class Certificate Balances immediately before that Distribution Date.

     Additionally, on each Distribution Date, each outstanding class of Exchangeable Certificates will be entitled to receive a proportionate share of the Senior Principal Distribution Amount distributed to the related classes of Depositable Certificates that have been deposited.

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 2

     - To the Class 2-A-1 Certificates, until its Class Certificate Balance is reduced to zero.

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 3

     - Concurrently, to the Class 3-A-1, Class 3-A-2 and Class 3-A-4 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

     The capitalized terms used herein shall have the following meanings:

     "Priority Amount" for any Distribution Date will equal the sum of (i) the product of (A) the Senior Percentage for loan group 1, (B) the Scheduled Principal Distribution Amount for loan group 1, (C) the Shift Percentage, (D) the Priority Percentage and (E) 95.7584883252% and (ii) the product of (A) the Senior Prepayment Percentage for loan group 1, (B) the Unscheduled Principal Distribution Amount for loan group 1, (C) the Prepayment Shift Percentage, (D) the Priority Percentage and (E) 95.7584883252%.

     "Priority Percentage" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Class 1-A-12, Class 1-A-13 and Class 1-A-14 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Class Certificate Balance of all group 1 senior certificates (other than the Class 1-A-16

Certificates, the related notional amount certificates and the Class PO-1 Component) immediately prior to such Distribution Date.

     "Scheduled Principal Distribution Amount" for any Distribution Date and loan group will equal the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for such Distribution Date and loan group.

     "Unscheduled Principal Distribution Amount" for any Distribution Date and loan group will equal the sum of (i) with respect to each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the applicable Non-PO Percentage of the Liquidation Proceeds allocable to principal received with respect to such mortgage loan and
(ii) the applicable Non-PO Percentage of the amount described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for such Distribution Date and (iii) any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for such Distribution Date and loan group.

     "Shift Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 0%. Thereafter, the Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will equal 100%.

     "Prepayment Shift Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 0%. Thereafter, the Prepayment Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any Distribution Date thereafter, 100%.

     "Due Date" means, with respect to a mortgage loan, the day of the calendar month on which scheduled payments are due on that mortgage loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

     "Prepayment Period" means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from December 1, 2006) through the fifteenth day of the calendar month in which the Distribution Date occurs.

     The "Senior Principal Distribution Amount" for any Distribution Date and loan group will equal the sum of

     - the related Senior Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of "Non-PO Formula Principal Amount" for that loan group and Distribution Date,

     - for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the lesser of

               - the related Senior Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan, and

               - the related Senior Prepayment Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the mortgage loan, and

     -    the sum of

               - the related Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date, and

               - the related Senior Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that Distribution Date.

provided, however, that, with respect to aggregate loan group I, on any Distribution Date after a Senior Termination Date, the Senior Principal Distribution Amount for the remaining group I senior certificates will be calculated pursuant to the above formula based on all the mortgage loans in aggregate loan group I, as opposed to the mortgage loans in the related loan group.

     If on any Distribution Date the allocation to the class or classes of related senior certificates (other than the related Class PO Component) then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Percentage and Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

     "Stated Principal Balance" means for any mortgage loan and Due Date, the unpaid principal balance of the mortgage loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to:

     - the payment of principal due on the Due Date and irrespective of any delinquency in payment by the related borrower;

     - liquidation proceeds allocable to principal received in the prior calendar month and prepayments of principal received through the last day of the related Prepayment Period; and

     - any Deficient Valuation previously applied to reduce the unpaid principal balance of the mortgage loan.

     "Deficient Valuation" means for any mortgage loan, a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then-outstanding indebtedness under such mortgage loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the federal bankruptcy code.

     The "pool principal balance" equals the aggregate of the Stated Principal Balances of the mortgage loans.

     The "loan group principal balance" with respect to any loan group equals the aggregate of the Stated Principal Balances of the mortgage loans in that loan group.

     The "Senior Percentage" of a senior certificate group and Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate of the Class

Certificate Balances of each class of senior certificates of such senior certificate group (other than the related notional amount certificates and the related PO Class) immediately before the Distribution Date and the denominator of which is the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in the related loan group as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date); provided, however, that in the case of aggregate certificate group I, on any Distribution Date after a Senior Termination Date with respect to aggregate certificate group I, the Senior Percentage of the remaining senior certificate group in that aggregate certificate group is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates in aggregate certificate group I (other than the related notional amount certificates and the related PO Class) of such remaining senior certificate group immediately prior to such date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates in aggregate certificate group I (other than the related notional amount certificates and the Class PO Certificates) immediately prior to such Distribution Date. For any Distribution Date on and prior to a Senior Termination Date with respect to aggregate certificate group I, the Subordinated Percentage for the portion of the group I subordinated certificates relating to a loan group in aggregate loan group I will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. For any Distribution Date after a Senior Termination Date with respect to aggregate certificate group I, the Subordinated Percentage for aggregate certificate group I will represent the entire interest of the group I subordinated certificates in aggregate loan group I and will be calculated as the difference between 100% and the related Senior Percentage for such Distribution Date. The Subordinated Percentage for aggregate certificate group II for any Distribution Date will be calculated as the difference between 100% and the related Senior Percentage for such Distribution Date.

     The "Senior Prepayment Percentage" of a senior certificate group for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraphs. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the related notional amount certificates and the related PO Class) which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the mortgage loans in the related loan group evidenced by the related subordinated certificates. Increasing the respective interest of a group of related subordinated certificates relative to that of the related senior certificates is intended to preserve the availability of the subordination provided by those subordinated certificates.

     The "Subordinated Prepayment Percentage" for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage.

     The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows:

     - for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and

     - for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date;

provided, however, that if on any Distribution Date the Senior Percentage of a senior certificate group exceeds the initial Senior Percentage of such senior certificate group, then the Senior Prepayment Percentage for that senior certificate group (and the other senior certificate group in the same aggregate certificate group, if any) for that Distribution Date will equal 100%.

     Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any loan group in aggregate loan group I will occur unless both of the step down conditions listed below are satisfied with respect to each loan group in aggregate loan group I:

     - the outstanding principal balance of all mortgage loans in a loan group in aggregate loan group I delinquent 60 days or more (including mortgage loans in foreclosure, real estate owned by the issuing entity and mortgage loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of (a) if such date is on or prior to a Senior Termination Date with respect to aggregate certificate group I, the Subordinated Percentage for such loan group of the aggregate of the applicable Non-PO Percentage of the aggregate Stated Principal Balances of the mortgage loans in that loan group or (b) if such date is after a Senior Termination Date with respect to aggregate certificate group I, the aggregate Class Certificate Balance of the group I subordinated certificates immediately prior to the Distribution Date, is less than 50%, and

     - cumulative Realized Losses on the mortgage loans in each loan group in aggregate loan group I do not exceed

               - commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to a Senior Termination Date with respect to aggregate certificate group I, the Subordinated Percentage for that loan group of the aggregate of the applicable Non-PO Percentage of the Stated Principal Balances of the mortgage loans in that loan group, in each case as of the cut-off date or (ii) if such date is after a Senior Termination Date with respect to aggregate certificate group I, the aggregate Class Certificate Balance of the related subordinated certificates as of the closing date (in either case, the "original subordinate principal balance"),

               - commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the related original subordinate principal balance,

               - commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the related original subordinate principal balance,

               - commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the related original subordinate principal balance, and

               - commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the related original subordinate principal balance.

     Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for loan group 3 will occur unless both of the step down conditions listed below are satisfied with respect to loan group 3:

     - the outstanding principal balance of all mortgage loans in loan group 3 delinquent 60 days or more (including mortgage loans in foreclosure, real estate owned by the issuing entity and mortgage loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the group II subordinated certificates immediately prior to the Distribution Date, is less than 50%, and

     - cumulative Realized Losses on the mortgage loans in loan group 3 do not exceed

               - commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the aggregate of Class Certificate Balance of the group II subordinated certificates as of the closing date (the "original subordinate principal balance"),

               - commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the related original subordinate principal balance,

               - commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the related original subordinate principal balance,

               - commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the related original subordinate principal balance, and

               - commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the related original subordinate principal balance.

     The "Senior Termination Date" for a senior certificate group in aggregate certificate group I is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group (other than the related notional amount certificates and the related PO Class) is reduced to zero.

     Cross-Collateralization due to Disproportionate Realized Losses in one Loan Group in Aggregate Loan Group I

     If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates of a senior certificate group in aggregate certificate group I, other than the related Class PO Component and related notional amount certificates, after giving effect to distributions to be made on that Distribution Date, is greater than the Non-PO Pool Balance for that loan group (any such group, an "Undercollateralized Group"), all amounts otherwise distributable as principal to the related subordinated certificates (or, following the related Senior Credit Support Depletion Date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of that Undercollateralized Group, other than the related Class PO Component and related notional amount certificates, until the aggregate Class Certificate Balance of the senior certificates, other than the related Class PO Component and related notional amount certificates, of the Undercollateralized Group equals the Non-PO Pool Balance for that loan group (such distribution, an "Undercollateralization Distribution"). If the senior certificates, other than the related Class PO Component and related notional amount certificates, of a senior certificate group constitute an Undercollateralized Group on any Distribution Date following the related Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Funds for the other loan group in aggregate loan group I remaining after all required amounts for that Distribution Date have been distributed to the senior certificates, other than the related Class PO Component and related notional amount certificates, of that senior certificate group.

     Accordingly, the group I subordinated certificates will not receive distributions of principal until each Undercollateralized Group is no longer undercollateralized.

     The "Non-PO Pool Balance" for any loan group and Due Date is equal to the excess, if any, of (x) the aggregate Stated Principal Balance of all mortgage loans in the related loan group over (y) the sum of the PO Percentage of the Stated Principal Balance of each Discount mortgage loan in that loan group.

     There is no cross-collateralization between aggregate certificate group I and aggregate certificate group II.

     All distributions described in this "Cross-Collateralization" section will be made in accordance with the priorities set forth under "Distributions on the Certificates -- Principal -- Senior Principal Distribution Amount" above and "-- Subordinated Principal Distribution Amount" below.

     Subordinated Principal Distribution Amount. On each Distribution Date and with respect to each loan group in an aggregate loan group, to the extent of Available Funds therefor, the Non-PO Formula Principal Amount for each such loan group, up to the amount of the Subordinated Principal Distribution Amount for such loan group for the Distribution Date, will be distributed as principal to the related subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from each loan group in the related aggregate loan group (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from each loan group in the related aggregate loan group for distribution of principal. Distributions of principal to the related subordinated certificates will be made sequentially to the related classes of subordinated certificates in the order of their distribution priorities, beginning with the Class M or Class III-M Certificates, as applicable, until their respective Class Certificate Balances are reduced to zero.

     With respect to each class of subordinated certificates in an aggregate certificate group (other than the related class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the Applicable Credit Support Percentage is less than the Original Applicable Credit Support Percentage, no distribution of partial principal prepayments and principal prepayments in full from any loan group in the related aggregate loan group will be made to any of those classes (the "Restricted Classes"). The amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates in the related aggregate certificate group, pro rata, based upon their respective Class Certificate Balances and distributed in the sequential order described above.

     For any Distribution Date and any class of subordinated certificates, the "Applicable Credit Support Percentage" is equal to the sum of the related Class Subordination Percentages of such class and all classes of subordinated certificates in the same aggregate certificate group which have lower distribution priorities than such class.

     For any Distribution Date and any class of subordinated certificates, the "Original Applicable Credit Support Percentage" is equal to the Applicable Credit Support Percentage for the class on the date of issuance of the certificates.

     The "Class Subordination Percentage" with respect to any Distribution Date and each class of subordinated certificates will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of that class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates in the same aggregate certificate group, in each case immediately before the Distribution Date.

     On the date of issuance of the certificates, the characteristics of the certificates are expected to be as follows:

                                Beneficial Interest in
                                Related Aggregate Loan    Initial Credit      Original Applicable
                                        Group           Enhancement Level  Credit Support Percentage
                                ----------------------  -----------------  -------------------------
Group I Senior Certificates...          96.00%                4.00%                   N/A
Class M.......................           1.70%                2.30%                  4.00%
Class B-1.....................           0.80%                1.50%                  2.30%
Class B-2.....................           0.55%                0.95%                  1.50%
Class B-3.....................           0.40%                0.55%                  0.95%
Class B-4.....................           0.30%                0.25%                  0.55%
Class B-5.....................           0.25%                0.00%                  0.25%
Group II Senior Certificates..          92.00%                8.00%                   N/A
Class III-M...................           3.35%                4.65%                  8.00%
Class III-B-1.................           1.55%                3.10%                  4.65%
Class III-B-2.................           1.15%                1.95%                  3.10%
Class III-B-3.................           0.80%                1.15%                  1.95%
Class III-B-4.................           0.60%                0.55%                  1.15%
Class III-B-5.................           0.55%                0.00%                  0.55%

     For purposes of calculating the Applicable Credit Support Percentages of the group I subordinated certificates and group II subordinated certificates, the Class M and Class III-M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each other class of group I subordinated certificates and group II subordinated certificates, respectively. Within the Class B and Class III-B Certificates, the distribution priorities within the related subordinated certificate group are in numerical order.

     The "Subordinated Principal Distribution Amount" for each loan group and any Distribution Date will equal

     -    the sum of

               - the related Subordinated Percentage for that loan group of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and that Distribution Date,

               - for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the applicable Non-PO Percentage of the remaining liquidation proceeds allocable to principal received on the mortgage loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount up to the related Subordinated Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan,

               - the related Subordinated Prepayment Percentage for that loan group of the applicable Non-PO Percentage of the amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date, and

               - the related Subordinated Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date,

     - reduced by the amount of any payments in respect of related Class PO Deferred Amounts on the related Distribution Date.

     With respect to aggregate certificate group I, on any Distribution Date after a Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by loan group but will equal the amount calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the group I subordinated certificates for such Distribution Date with respect to all of the mortgage loans in aggregate loan group I as opposed to the mortgage loans in the related loan group.

     Class PO Principal Distribution Amount. On each Distribution Date, distributions of principal of each PO Class, will be made in an amount equal to the lesser of (x) the related PO Formula Principal Amount for that Distribution Date and (y) the product of

     - Available Funds for that loan group remaining after distribution and accretion of interest on the senior certificates in the related senior certificate group, and

     - a fraction, the numerator of which is the related PO Formula Principal Amount and the denominator of which is the sum of that PO Formula Principal Amount and the related Senior Principal Distribution Amount.

     If the Class PO Principal Distribution Amount on a Distribution Date is calculated as provided in clause (y) above, principal distributions to the related senior certificate group (other than the related notional amount certificates and the related PO Class) will be in an amount equal to the product of Available Funds for that loan group remaining after distribution and accretion of interest on the related senior certificate group and a fraction, the numerator of which is the related Senior Principal Distribution Amount and the denominator of which is the sum of that Senior Principal Distribution Amount and the related PO Formula Principal Amount.

     The "PO Formula Principal Amount" for any Distribution Date and each PO Class will equal the sum of

     -    the sum of the applicable PO Percentage of

          - all monthly payments of principal due on each mortgage loan in the related loan group on the related Due Date,

          - the principal portion of the purchase price of each mortgage loan in that loan group that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of that Distribution Date,

          - the Substitution Adjustment Amount in connection with any deleted mortgage loan in that loan group received for that Distribution Date,

          - any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of that Distribution Date,

          - for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount of liquidation proceeds allocable to principal received on the mortgage loan,

          - all partial and full principal prepayments by borrowers on the mortgage loans in that loan group received during the related Prepayment Period; and

     - with respect to Subsequent Recoveries attributable to a Discount mortgage loan in the related loan group which incurred a Realized Loss on any mortgage loan after the related Senior Credit Support Depletion Date, the PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

     Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not the Class A-R Certificates are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement and any Available Funds for any loan group remaining after payment of interest on and principal of the senior certificates and Class PO Deferred Amounts on the related PO Class, and interest on and principal of the subordinated certificates, as described above. It is not anticipated that there will be any significant amounts remaining for that distribution.

ALLOCATION OF LOSSES

     On each Distribution Date, the applicable PO Percentage of any Realized Loss on a Discount mortgage loan in a loan group will be allocated to the related PO Class, until the component balance or Class Certificate Balance thereof is reduced to zero. The amount of any Realized Loss allocated to the related PO Class, on or before the related Senior Credit Support Depletion Date will be treated as a Class PO Deferred Amount. To the extent funds are available on the Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable from Available Funds of an aggregate loan group for the related Subordinated Principal Distribution Amount, Class PO Deferred Amounts will be paid on the related PO Class, as applicable, before distributions of principal on the related subordinated certificates. Any distribution of Available Funds in a loan group in respect of unpaid Class PO Deferred Amounts will not further reduce the component balance or Class Certificate Balance of the related PO Class. The Class PO Deferred Amounts will not bear interest. The Class Certificate Balance of the class of subordinated certificates in an aggregate certificate group then outstanding with the lowest distribution priority will be reduced by the amount of any payments in respect of related Class PO Deferred Amounts. After the Senior Credit Support Depletion Date for an aggregate certificate group, no new Class PO Deferred Amounts for the related PO Class will be created.

     For purposes of allocating losses on the mortgage loans in any loan group to the subordinated certificates in an aggregate certificate group, the Class M and Class III-M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each other class of subordinated certificates in the related aggregate certificate group. Within the Class B and Class III-B Certificates, the distribution priorities are in numerical order.

     The Senior Credit Support Depletion Date for an aggregate certificate group is the date on which the Class Certificate Balance of each class of subordinated certificates in that aggregate certificate group has been reduced to zero.

     On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss on the mortgage loans in a loan group will be allocated:

     - first to the subordinated certificates in the related aggregate certificate group, in the reverse order of their priority of distribution (beginning with the class of subordinated certificates in the related aggregate certificate group then outstanding with the lowest distribution priority), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and

     - second, to the senior certificates of the related senior certificate group (other than the related notional amount certificates and the related PO Class) pro rata, based upon their respective Class Certificate Balances or, in the case of the Class 1-A-5 Certificates, on the basis of the lesser of its Class Certificate Balance immediately prior to that Distribution Date and its initial Class Certificate Balance, until their Class Certificate Balances are reduced to zero, except that the Non-PO Percentage of (i) any Realized Losses on the mortgage loans in loan group 1 that would otherwise be allocated to the Class 1-A-1, Class 1-A-4 and Class 1-A-12 Certificates will instead be allocated to the Class 1-A-13 Certificates, as follows: (x) the first 6,000,000 of Realized Losses that would otherwise be allocated to the Class 1-A-1 Certificates will instead be allocated to the Class 1-A-13 Certificates, (y) the first 4,400,000 of Realized Losses that would otherwise be allocated to the Class 1-A-4 Certificates will instead be allocated to the Class 1-A-13 Certificates and (z) the first 3,709,000 of Realized Losses that would otherwise be allocated to the Class 1-A-12 Certificates will instead be allocated to the Class 1-A-13 Certificates, in each case until the Class Certificate Balance of the Class 1-A-13 Certificates is reduced to zero and (ii) any Realized Losses on the mortgage loans in loan group 3 that would otherwise be allocated to the Class 3-A-1 Certificates will instead be allocated to the Class 3-A-2 Certificates, until its Class Certificate Balance is reduced to zero.

     On any Distribution Date following the Senior Credit Support Depletion Date, the Class Certificate Balance of each outstanding class of Exchangeable Certificates will be reduced by a proportionate share of the amount of Realized Losses allocated on that Distribution Date to the related classes of Depositable Certificates that have been deposited and will be increased by a proportionate share of the amount of Subsequent Recoveries allocated on that Distribution Date to the related classes of Depositable Certificates that have been deposited.

     Because principal distributions are paid to some classes of certificates (other than the Class PO and Class III-PO Certificates and the notional amount certificates) before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the related mortgage loans than holders of classes that are entitled to receive principal earlier.

     In general, a "Realized Loss" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the mortgage loan exceeds the amount of liquidation proceeds applied to the principal balance of the related mortgage loan.

     A "Liquidated Mortgage Loan" is a defaulted mortgage loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

     "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

                                                                         ANNEX I

        AVAILABLE EXCHANGES OF DEPOSITABLE CERTIFICATES FOR EXCHANGEABLE
                               CERTIFICATES(1)(2)

              CLASSES OF DEPOSITABLE CERTIFICATES                         RELATED CLASSES OF EXCHANGEABLE CERTIFICATES
--------------------------------------------------------------  ---------------------------------------------------------------
                              ORIGINAL                                                        ORIGINAL
CLASSES OF DEPOSITABLE  CERTIFICATE BALANCE                     CLASSES OF EXCHANGEABLE  CERTIFICATE BALANCE
     CERTIFICATES        OR NOTIONAL AMOUNT  PASS-THROUGH RATE       CERTIFICATES         OR NOTIONAL AMOUNT  PASS-THROUGH RATE
----------------------  -------------------  -----------------  -----------------------  -------------------  -----------------
Recombination 1
Class 1-A-8                 $15,000,000        LIBOR + 0.45%        Class 1-A-17             $15,000,000        LIBOR + 0.40%
Class 1-A-9(3)              $15,000,000        6.55% - LIBOR        Class 1-A-18(3)          $15,000,000        6.60% - LIBOR

Recombination 2
Class 1-A-8                 $15,000,000        LIBOR + 0.45%        Class 1-A-19             $15,000,000        LIBOR + 0.50%
Class 1-A-9(3)              $15,000,000        6.55% - LIBOR        Class 1-A-20(3)          $15,000,000        6.50% - LIBOR

----------
(1) Depositable Certificates and Exchangeable Certificates may be exchanged only in the proportions shown in this Annex I. In any exchange, the relative proportions of the Depositable Certificates to be delivered (or, if applicable, received) in such exchange will equal the proportions reflected by the outstanding class certificate balances or notional amounts of the related Depositable Certificates at the time of exchange.

(2) If, as a result of a proposed exchange, a certificateholder would hold a Depositable Certificate or Exchangeable Certificate of a class in an amount less than the applicable minimum denomination for that class, the certificateholder will be unable to effect the proposed exchange. See "Description of the Certificates-- Book-Entry Certificates; Denominations" in this free writing prospectus.

(3) The Class 1-A-9, Class 1-A-18 and Class 1-A-20 Certificates are interest only notional amount certificates.


                                       I-1